EXECUTION VERSION

SERVICING AGREEMENT

between

GE COMMERCIAL AVIATION SERVICES LIMITED

and

GENESIS ACQUISITION LIMITED

i

Schedules

Schedule 2.02(a)	Aircraft Assets Services
Schedule 2.02(a)(i)	Applicable Credit Agreement Covenants
Schedule 2.02(a)(ii)	Form of Officer’s Certificate
Schedule 4.01	Aircraft Assets
Schedule 4.02	Aircraft Assets Related Documents
Schedule 4.03	Bank Accounts
Schedule 4.04(a)	List of Persons within the GAL Group and Jurisdictions
Schedule 7.01	Responsibilities of GAL Group
Schedule 7.04	Liabilities Incurred in Ordinary Course of Business
Schedule 8.01	Conditions to Execution
Schedule 9.06(a)	Overhead Expenses
Schedule 9.06(b)	Categories of Aircraft Asset Expenses
Schedule 13.02	Management Services Power of Attorney of [Grantor]

Annexes
Annex 1	Insurance Guidelines
Annex 2	Intentionally Left Blank

Appendices
Appendix A	Construction and Usage; Definitions
Appendix B	Form of Guarantee
Appendix C	Notices

Exhibits
Exhibit A	Monthly Report Form
Exhibit B	Quarterly Report Form

SERVICING AGREEMENT dated as of April 5, 2007, between GE COMMERCIAL AVIATION SERVICES LIMITED, a company incorporated under the laws of Ireland (the “Servicer”) and GENESIS ACQUISITION LIMITED, a Bermuda exempt company (“GAL”). For the consideration set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the Servicer and GAL agree as follows:

ARTICLE I

Definitions

Section 1.01. Definitions. Unless otherwise defined herein, all capitalized terms used but not defined herein have the meanings assigned to such terms in Appendix A.

Section 1.02. Construction and Usage. The conventions of construction and usage set forth in Appendix A are incorporated by reference herein.

ARTICLE II

Appointment; Services

Section 2.01. Appointment. (a) GAL appoints the Servicer as the exclusive provider of the Services (as defined in Section 2.02(a)) to (1) GAL, (2) Subsidiaries of GAL and (3) Affiliates of GAL in which GAL or any of its Subsidiaries has a direct or indirect ownership interest (collectively, the “GAL Group”, and which term, for purposes of clarification, does not include Affiliates of GAL which are not direct or indirect Subsidiaries of GAL) in respect of all Aircraft Assets on the terms and subject to the conditions set forth in this Agreement. In furtherance of the foregoing, the parties hereto acknowledge and agree that, notwithstanding any other provision of this Agreement, without the consent of the Servicer, GAL shall not, and shall not permit any Person within the GAL Group or any agent of any thereof, including the Manager, to, contact directly or otherwise have any direct dealings with any Lessee or any relevant third party with respect to any Aircraft Asset (which, as provided in the definition of “Aircraft Assets”, the parties understand shall not include any Aircraft in respect of which the Servicer determines it will not provide Services pursuant to Section 2.02(h) or any Aircraft Asset (x) that shall have ceased to be an Aircraft Asset in accordance with the provisions of Sections 2.04(b) or 3.02(d), but shall include any Former Aircraft Asset that shall have become an Aircraft Asset pursuant to Section 6.07 of the Servicing Agreement or (y) in respect of which the obligation of the Servicer to provide Services shall have been terminated in accordance with Article X) (such contact or other direct dealing, a “Lessee Contact”) to the extent that such Lessee Contact constitutes, or involves taking any action that constitutes, the provision or performance of any Services (to such extent, a “Restricted Lessee Contact”). Notwithstanding the foregoing, in the event that GAL or any other member of the GAL Group, or in the case of clause (iv) or clause (v) below only, Genesis, reasonably believes that it shall be necessary or, in the case of clause (iv) or (v) below only, desirable, for there to be a Restricted Lessee Contact under circumstances in which one of the following clauses is applicable:

(i) during the period (x) commencing on the occurrence of an Event of Default under Section 12.1(a)(iv) of the Credit Agreement in respect of payment of interest on an Advance (as defined in the Credit Agreement) due to an insufficiency of funds in the Collection Account on the relevant date, which Event of Default shall have continued unremedied for 60 days after the date of the occurrence of such Event of Default and (y) ending after such date upon the remedying of such Event of Default;

(ii) following the occurrence and during the continuance of an Event of Default (other than one referred to in clause (i) of this Section 2.01(a)) under the Credit Agreement and, other than in respect of an Event of Default under Section 12.1(d) of the Credit Agreement, the issuance of a default notice (pursuant to which the outstanding Advances (as defined in the Credit Agreement) and all accrued and unpaid interest thereon shall become due and payable) in accordance with Section 12.3(a) of the Credit Agreement, and provided that at the time of such Event of Default at least the greater of three (3) Aircraft Assets or 15% of the number of Aircraft Assets shall not be subject to Leases and each such Aircraft Asset shall have been off-lease and reasonably available for re-lease (which, for purposes of clarification, shall mean that such Aircraft Asset shall be in the possession or under the unfettered control of the Servicer, together with the related Aircraft Documents, shall be free of any legal prohibition on the re-leasing thereof, shall be free of Liens (other than Liens, if any, created pursuant to the “Credit Documents” as defined in the Credit Agreement or created by or at the instruction of the Servicer) and shall be in a condition which should be reasonably acceptable to a potential lessee) during the three-month period ending after the date of such Event of Default;

(iii) in respect of any claim for indemnification made by the Servicer under this Agreement in respect of a Loss incurred by the Servicer related to a Lessee;

(iv) to discharge GAL’s, or Genesis’, or any of their officer’s or director’s, as the case may be, obligations under Applicable Law (including under United States’ securities laws and under United States and European “know your customer” laws) including any requirement to obtain information, to file any report with any Governmental Authority, to fulfill their fiduciary duties or other obligations under Applicable Laws or to respond to any court order or to prosecute or defend any suit;

(v) to respond to requests from GAL’s or Genesis’, as the case may be, auditors reasonably related to the filing of any tax return or the conduct of any audit of GAL or Genesis and/or their subsidiaries;

(vi) to enable GAL to discharge its obligations under Article VII;

(vii) to enable the Manager to monitor the Servicer’s performance under this Agreement in accordance with the express terms of the Management Agreement;

(viii) to enable GAL to perform its express obligations under the Credit Agreement and Security Trust Agreement including GAL’s obligations under Article IX of the Credit Agreement and Sections 2.06 and 3.01 of the Security Trust Agreement; or

(ix) the Servicer’s material failure to perform a Service which involves a Lessee and necessitates a Lessee Contact, which material failure continues unremedied for 30 days after the Servicer’s receipt of written notice of such material failure from GAL and which if left unremedied would have a Material Adverse Effect on the GAL Group taken as a whole;

then GAL or another Person within the GAL Group, or in the case of clause (iv) or (v) above, Genesis, shall deliver a written notice to the Servicer setting forth in reasonable detail the reasons for such Restricted Lessee Contact (including which of the foregoing clauses (i) through (ix) is applicable thereto) and the specifics of such Restricted Lessee Contact. In the case of clauses (i), (ii) and (iv) through (viii) above, after receipt of such notice, the Servicer shall promptly notify GAL whether the Servicer will itself make such Restricted Lessee Contact, or whether a Person within the GAL Group or agent of any thereof, including the Manager, should make such Restricted Lessee Contact. In the case of clauses (iii) and (ix)

2

above, after delivering such notice to the Servicer, any Person within the GAL Group shall be permitted to make such Restricted Lessee Contact directly itself or through any agent, including the Manager. In making any Restricted Lessee Contact GAL shall not, and shall not permit any Person within the GAL Group or any agent of any thereof, including the Manager, to interfere with the Servicer’s performance of any Services.

For purposes of clarification, the parties agree that GAL or any agent thereof, including the Manager, may contact a Lessee for the purpose of purchasing from such Lessee Aircraft that are not Aircraft Assets hereunder or “Aircraft Assets” as defined under the Master Servicing Agreement or for the purpose of selling or leasing to such Lessee Aircraft that are not Aircraft Assets hereunder or “Aircraft Assets” as defined under the Master Servicing Agreement or under the GFL Servicing Agreement, and such contact shall not be considered a Restricted Lessee Contact, so long as in no event shall GAL or any agent thereof, including the Manager, interfere with the Servicer’s performance of any Services.

(b) The Servicer hereby accepts its appointment pursuant to the first sentence of Section 2.01(a) and agrees to perform the Services on the terms and subject to the conditions set forth in this Agreement.

Section 2.02. Aircraft Asset Services. (a) The Services to be provided by the Servicer in respect of the Aircraft Assets are as set forth in Schedule 2.02(a) (the “Services”), the provisions of which Schedule 2.02(a) are hereby incorporated herein by reference.

(b) GAL has advised the Servicer that each Person within the GAL Group has appointed GAL to act as its representative with respect to any matter in respect of which GAL or any such other Person within the GAL Group is required or permitted to take any action pursuant to the terms of this Agreement. Accordingly, in connection with the performance of the Services, the Servicer shall in all cases be entitled to rely on the instructions (or other actions) of GAL as representative of each Person within the GAL Group. The Servicer shall in all cases be entitled to rely upon the instructions (or other actions), and upon notices, reports or other communications (whether written or oral), made by any Lessee or any other Person (other than any Affiliate of the Servicer) in or concerning any Aircraft Assets, Aircraft Assets Related Document or any document in connection therewith and shall not be responsible for the accuracy or completeness of any such instructions, notices, reports or other communications.

(c) GAL has advised the Servicer that it has appointed the Manager, on a revocable basis, to, among other things, act on its behalf in connection with any actions required or permitted to be taken by GAL on its own behalf or on behalf of any other Person within the GAL Group (including as provided in Section 2.02(b)) pursuant to the terms of this Agreement. Accordingly, in connection with the performance of the Services, unless earlier notified in writing by GAL that the Manager’s appointment to act on behalf of GAL has been revoked or terminated, or by the Security Trustee that all of the GAL Group’s rights hereunder shall be exercisable by the Security Trustee as provided in Section 12.01, the Servicer shall in all cases be entitled to rely on the instructions (or other actions) of the Manager; provided, however, that the Servicer shall not be obliged to act upon the instructions of, or with respect to, or provide any information to, the Manager, if Competitor Control is in existence with respect to the Manager and the period in the Management Agreement for the appointment of a replacement Manager has not expired, the Servicer has made a determination of the type described in Section 2.04(a) with respect thereto or has given a Termination Notice under Section 10.02(a)(i)(I) with respect thereto or resigned under Section 10.03(a) with respect thereto, or with respect to a Manager appointed hereafter unless the Servicer consented to the appointment of such Manager in writing, which consent shall not be unreasonably withheld (it being understood that the Servicer may consider, among other factors, whether the proposed Manager is a Competitor). Subject to the absence of Competitor Control with respect thereto, the Servicer hereby consents to the appointment of Genesis as the initial Manager. The

3

appointment of the Manager to act on behalf of GAL shall in no way limit or otherwise derogate from the Servicer’s right to rely on the instructions (or other actions) of GAL as set forth in Section 2.02(b). Without limiting the foregoing, until such time as the Servicer has been notified in writing by GAL that the Manager’s appointment has been revoked or terminated, or by the Security Trustee that all of the GAL Group’s rights hereunder shall be exercisable by the Security Trustee as provided in Section 12.01, in all circumstances requiring the direction, consent or approval of, or the delivery of any notices or other communications to, GAL hereunder, the Servicer shall only be required to seek the direction, consent or approval of, or deliver any such notices or other communications to, the Manager. GAL agrees with the Servicer that the Management Agreement shall not be amended by the parties thereto in any manner that may, directly or indirectly, affect the Servicer’s rights, obligations or liabilities (or potential liabilities) under this Agreement or with respect to the Management Agreement or otherwise without the Servicer’s prior written consent. Without limiting the foregoing, GAL represents and warrants to the Servicer that Competitor Control with respect to the Manager is and shall at all times remain a termination event under the Management Agreement and GAL agrees that it shall terminate the Manager on the earlier to occur of the appointment of a replacement Manager in accordance with the foregoing provisions of this Section and the Management Agreement or sixty days after GAL obtains knowledge that Competitor Control with respect to the Manager has occurred, GAL shall use its best reasonable efforts to appoint a replacement Manager in accordance with the foregoing provisions of this Section and the Management Agreement as soon as practicable and by the last day of such sixty day period another Person shall be appointed as Manager in compliance with the foregoing provisions of this Section and the provisions of the Management Agreement. The Servicer hereby consents to Phoenix American Financial Services, Inc., as a replacement under the Management Agreement for the initial Manager. GAL further agrees that it alone shall be responsible for any limitations placed on the authority of or scope of the actions to be taken by the Manager and the Servicer shall have no responsibilities or liabilities in connection therewith or be deemed to have knowledge or otherwise be concerned with respect thereto.

(d) Except as otherwise provided in Sections 2.02(h), 2.04(b), 3.02(c), 3.02(d) and 10.04, GAL agrees not to (and not to permit any other Person within the GAL Group to) appoint any third party service provider (whether an Affiliate or otherwise) with respect to any Aircraft Asset without the prior written consent of the Servicer; provided, however, that the Servicer’s prior written consent is not required with respect to the appointment by any Person within the GAL Group of any legal, accounting, insurance, valuation or other similar service providers to perform services not included within the Services and, provided further, however, that the foregoing shall not be construed as prohibiting action permitted under the Master Servicing Agreement with respect to Aircraft that are not Aircraft Assets hereunder.

(e) The Servicer shall in all cases be entitled to rely on the instructions (or other actions) of any Person within the GAL Group, or the Manager, that the Servicer reasonably believes to be authorized to act on behalf of GAL (or any other Person within the GAL Group) or the Manager, and the Servicer shall not be liable to any Person within the GAL Group or any other Person for any act taken or omission to act in accordance with such instructions (or other actions), except to the extent otherwise provided in Section 3.03 and Article XI.

(f) Notwithstanding anything contained in this Agreement to the contrary, the Servicer shall not be required to perform any Service (or any other service) with respect to any Aircraft Asset unless and until a true and complete copy of all Aircraft Assets Related Documents related thereto has been delivered to the Servicer or other written notice thereof has been provided to the Servicer.

(g) GAL agrees not to (and not to permit any other Person within the GAL Group to) enter into any agency, finders’ or brokerage agreements (whether with an Affiliate or otherwise) relating to the procurement of lessees or purchasers for the Aircraft Assets (or agreements similar thereto) without

4

the prior written consent of the Servicer; provided, however, that the foregoing shall not be construed as prohibiting actions permitted under the Master Servicing Agreement with respect to Aircraft that are not Aircraft Assets.

(h) Without limiting the exclusive right of Servicer to service all Aircraft Assets, the Servicer shall not be obligated or required to accept an Aircraft as an Aircraft Asset or provide any Services in respect of any Aircraft Asset if:

(i) at any time the Servicer believes, in good faith but in its sole discretion, that the provision of any of the Services with respect thereto or any actions, inactions or consequences related thereto or arising therefrom, or any conditions, events or circumstances existing at any time of determination, may directly or indirectly lead to or create:

(A) (x) a violation of any Applicable Law with respect to the Servicer or its Affiliates or of any GE Policy or (y) an investigation by any Governmental Authority of or relating to the Servicer, any of its Affiliates or the Services, or

(B) a conflict of interest with respect to any Person that is unacceptable to the Servicer for any reason determined in good faith but in its sole discretion, and for the avoidance of doubt and in recognition of the potentially sensitive nature of any information related thereto, the Servicer shall have no obligation to disclose any such basis therefor, or

(C) a requirement of resources being allocated to, or expenses being incurred in connection with, the servicing of one or more of such Aircraft, individually or in the aggregate with respect to any group thereof, which will be materially different from those being allocated to, or incurred in connection with, other Aircraft which are serviced by the Servicer, or

(ii) such Aircraft is a commercial jet aircraft which as of its date of acquisition is more than 20 years old or is not manufactured by manufacturers based in North America, South America, Asia or Europe; or such Aircraft is of a model or type not then currently in the GECAS and its Affiliates owned fleet or is of a model or type of which GECAS has decided to phase out of such owned fleet;

(iii) such Aircraft is on lease to or otherwise involves a Person with whom the Servicer or any of its Affiliates is involved in a legal proceeding or otherwise with which the Servicer or any of its Affiliates has a material dispute; or

(iv) there is any default or event of default, or any potential payment, insurance or bankruptcy default, then in existence by GAL or any of its Affiliates under this Agreement, the GFL Servicing Agreement or the Master Servicing Agreement, or any guaranties or any related or other agreements with the Servicer or any of its Affiliates, or any event or condition has occurred and is continuing which gives, or with notice or the passage of time would give, Servicer or any of its Affiliates a right to terminate any of such agreements, in each case which has not been cured or is not reasonably expected to be cured on or before the date that Services by the Servicer in respect of such Aircraft are expected to commence; or

(v) GAL and the Servicer so mutually agree (but neither party shall have any obligation to do so or to negotiate to do so).

GAL shall notify the Servicer of the entry by any Person in the GAL Group into any letter of intent, memorandum of understanding, term sheet or other preliminary agreement for the acquisition of

5

the ownership or leasing-in of any Aircraft, and shall provide the Servicer with a true and complete copy thereof and with such additional information regarding such Aircraft (including any Lease or Lessee in respect thereof) as the Servicer shall reasonably request. Within ten (10) Business Days after having been provided with all such information, the Servicer shall advise GAL whether or not each such Aircraft is to be considered an Aircraft Asset hereunder. If the Servicer notifies GAL that any Aircraft shall not be considered an Aircraft Asset hereunder then such Aircraft shall not become subject to this Agreement (or the Master Servicing Agreement) and GAL shall be free to make such alternative arrangements for the servicing of such Aircraft as GAL shall determine.

Section 2.03. Offerings. (a) (i) In connection with the public or private offering and sale (whether within the United States, outside of the United States or both within and outside of the United States) of any equity or debt securities or the obtaining of any loans (including lines of credit but excluding individual aircraft financing of five or fewer Aircraft) by (x) Genesis, (y) GAL, or (z) any other Person pursuant to which any Person within the GAL Group is required to file, or assist in the filing of, any registration statement with the United States Securities and Exchange Commission, or prepare and distribute, or assist in the preparation and distribution of, a registration statement, prospectus, offering memorandum, a private placement memorandum, lender group memorandum or other securities or loan offering document (any such offering and sale, or loan or other placement, being hereinafter referred to herein as an “Offering”), GAL will provide (or cause its advisors to provide, as the case may be) the Servicer and its advisors drafts of, and a reasonable time to review, each registration statement, prospectus, offering memorandum, private placement memorandum, lender group memorandum or other securities or loan offering document, as the case may be, and each amendment or supplement to any thereof relating to any such Offering (each, a “Prospectus”), and will use its best efforts to incorporate the comments, if any, provided by the Servicer with respect to the Servicer or any of its Affiliates or their respective roles in connection with any such Offering, including under this Agreement, the Master Servicing Agreement, the GFL Servicing Agreement or the Business Opportunities Agreement (the “Servicer Disclosure”, which term shall include, without limitation, the Servicer Information) (it being understood that the Servicer and its Affiliates have the right, but not the obligation, to comment thereon). GAL will not, and will not permit any Person within the GAL Group to, file, or assist in the filing of, any such Prospectus with any governmental agency or otherwise publicly disclose or distribute to potential purchasers or lenders the contents of such Prospectus without the Servicer’s prior consent (which consent must be written only with respect to, in the case of any Prospectus that is filed with the United States Securities and Exchange Commission, the last Prospectus filed prior to or concurrently with the filing of a request for acceleration of effectiveness of the related registration statement or post-effective amendment thereto or, in the case of any Prospectus that is not filed with the United States Securities and Exchange Commission, the version of the Prospectus to be delivered in connection with the sale, or confirmation of sale, of any debt or equity securities or the making of any loans, as the case may be) as to those portions of any such Prospectus constituting Servicer Disclosure, which consent shall not be unreasonably withheld or determination delayed.

(ii) GAL understands and agrees that the Servicer has the right to approve any and all Servicer Disclosure, including the context thereof, and that GAL will not permit the inclusion in any Prospectus of (x) any financial statements or financial data relating to the Servicer or any Affiliate thereof, (y) performance or related data with respect to the Servicer’s servicing of aircraft directly or indirectly owned by any Person within the GAL Group or directly or indirectly owned by GAL or any of its Affiliates or any other Person’s aircraft or other assets or (z) information relating to aircraft owned or managed by the Servicer or any of its Affiliates that do not comprise Aircraft Assets or “Aircraft Assets” as defined in the Master Servicing Agreement (except and to the extent that the quantities and types of aircraft currently owned or managed by the Servicer are disclosed in a form and substance substantially similar to that set forth under the caption “The Parties—Servicer” in the final offering circular dated November 21,

6

2006 relating to GFL and the Notes (the “Securitization Prospectus”)). For the avoidance of doubt, however, if such information and the context of its disclosure are approved by the Servicer in writing, then GAL shall have the right to include such information in such Prospectus. Notwithstanding the foregoing, the Servicer agrees (A) that, subject to its prior review and updating, any Prospectus may include Servicer Disclosure substantially identical to that contained in the Servicer Information in the Securitization Prospectus and (B) to respond with any comments it may have on any Servicer Disclosure reasonably promptly following GAL’s delivery of drafts of the entire Prospectus, including any Servicer Disclosure, to the Servicer. GAL will also provide (or cause its Affiliates or advisors to provide, as the case may be) the Servicer with copies of, and an opportunity to review, any marketing and marketing related materials that contain Servicer Disclosure produced in connection with any Offering. GAL will not distribute any such marketing materials (or disseminate, or permit the dissemination of, the information contained therein) including information relating to the Servicer or any of its Affiliates without the Servicer’s prior written consent in respect of such Servicer Disclosure, which consent shall not be unreasonably withheld or determination delayed. The Servicer agrees to respond with any comments it may have on any such marketing materials reasonably promptly following GAL’s delivery of copies thereof to the Servicer.

(iii) GAL agrees that it will use its commercially reasonable efforts to cause its legal, accounting and other technical advisors to include the Servicer and such Affiliates of the Servicer as the Servicer designates as addressees of any opinions and/or comfort letters being provided to any Person within the GAL Group and/or any underwriters in connection with any Offering.

(iv) GAL agrees that each Prospectus will include disclosure, in form and substance satisfactory to the Servicer, of all disclaimers, the Standard of Care, Standard of Liability and Conflicts Standard, waivers of liability and indemnification pertaining to the Servicer or any of its Affiliates or their respective roles in connection with this Agreement and any related Offering.

(b) Subject to Section 2.03(g) below, if GAL reasonably requests that the Servicer or its Affiliates be present on a reasonable basis at customary marketing activities (including a so-called “road show”), related to any Offering, the Servicer and its Affiliates shall agree to discuss being present at such marketing activities, but solely in the Servicer’s capacity as Servicer with respect to the Aircraft Assets pursuant to this Agreement and only on such basis and with such compensation as is acceptable to the Servicer. GAL agrees that, to the extent the Servicer has agreed to participate in any such marketing activities, on any such marketing activities the Servicer’s only obligation shall be, to the extent necessary, to discuss the factual matters relating to its role as Servicer hereunder, under the Master Servicing Agreement, the GFL Servicing Agreement and the Business Opportunities Agreement and the Aircraft Assets which are the subject hereof and thereof, including discussing information contained in the Prospectus with respect to such assets relating to types of aircraft, aircraft maintenance and aircraft leases. Notwithstanding the foregoing, the Servicer shall not be required to make any presentations with respect to, or to comment upon, its views of future trends in the aviation industry, including future trends relating to types of aircraft, particular lessees or expected aircraft lease rates or values, or to provide opinions, forecasts, predictions or prospects relating thereto (or to the Aircraft Assets). In no event shall a representative of the Servicer be required to attend any marketing activities without representatives of GAL or Genesis, as the case may be, and the underwriters, lead managers or lead initial purchasers, as the case may be.

7

(c) GAL agrees that it will not submit any materials to any Rating Agency containing any Servicer Disclosure without the Servicer’s prior consent, which consent shall be in writing and not be unreasonably withheld or determination delayed.

(d) GAL understands, acknowledges and agrees that the Servicer will not be a party to any underwriting, securities purchase or similar agreement or any letter to, representation to or indemnity or other agreement with, any underwriter, lead manager or initial purchaser, in connection with any Offering, and, except as set forth in Section 2.03(m), shall not assume responsibility for any information set forth in any Prospectus related thereto.

(e) (i) Subject to executing confidentiality agreements satisfactory in form and substance to GAL, GAL agrees to use its commercially reasonable efforts to provide the Servicer or any of its Affiliates and/or advisors with an opportunity, at the Servicer’s election, to conduct customary due diligence with respect to any Offering of Genesis or any Person in the GAL Group, including with respect to any matters disclosed in any Prospectus.

(ii) Subject to executing confidentiality agreements satisfactory in form and substance to the Servicer, the Servicer agrees to provide GAL, Genesis, underwriters, Rating Agencies and/or advisors with reasonable opportunities to conduct due diligence with respect to information pertaining to the Servicer and the provision of Services pursuant to this Agreement with respect to the Aircraft Assets; provided, however, that, if it is established to the Servicer’s reasonable satisfaction that any Rating Agency does not execute confidentiality agreements as a matter of policy, the Servicer will waive such requirement with respect to such Rating Agency so long as such Rating Agency establishes to the Servicer’s reasonable satisfaction that any information made available to it will be held confidential.

(f) Except to the extent required by law, GAL agrees not to (and not to permit any other Person within the GAL Group to) make directly or indirectly, any press release or other public announcement by any means (including by making disclosures to financial analysts or other members of the financial community that are intended to be or could reasonably be expected to be publicly disclosed) containing or relating to Servicer Disclosure without the Servicer’s prior written consent, which consent shall not be unreasonably withheld or determination delayed. In the event a press release or other public announcement is recommended by securities counsel or required by law, GAL shall consult with the Servicer prior to making (or permitting to be made) any such press release or public announcement to the extent that such press release or public announcement relates to the Servicer (or any of its Affiliates) or their respective involvement in any Offering. Promptly after GAL’s request therefor, the Servicer agrees to provide GAL with the Servicer’s pre-approved customary Servicer Disclosure for inclusion in Genesis’ quarterly and annual public reporting disclosure documents to be filed with the Securities and Exchange Commission; provided, however, that the context of such Servicer Disclosure in each such document shall be subject to the prior consent of the Servicer.

(g) Upon the closing of any Offering by any Person in the GAL Group, or any Offering by Genesis or any of its Subsidiaries with respect to which GAL has requested participation from the Servicer as provided above in Section 2.03(b), GAL shall pay, or cause another Person to pay, the Servicer financing fees in such amount as GAL and the Servicer shall have agreed. In addition to such agreement on such fees, GAL and the Servicer hereby agree that additional fees shall be paid to the Servicer in connection with the Servicer’s involvement with the solicitation of, or other action to obtain, any lessee consents and/or novations in connection with any Offering. Such additional fees to be paid to the Servicer in connection with the Servicer’s involvement with respect to any such Offering shall consist of $6,000 per applicable Aircraft.

8

(h) Notwithstanding the foregoing, (i) except as otherwise expressly agreed by an Affiliate of the Servicer in a separate agreement in the case of this clause (i), neither the Servicer nor any of its Affiliates shall be obligated to underwrite or purchase any securities to be issued by GAL or any other Person within the GAL Group or by any Person in any Offering; (ii) neither the Servicer nor any of its Affiliates shall be obligated to issue any Guarantees or otherwise to provide any credit enhancement or support or incur any obligations or liabilities to provide any credit enhancement or support or incur any other obligations or liabilities in connection with any Offering; (iii) neither the Servicer nor any of its Affiliates shall be required to sign any registration statement (or any similar document) in connection with any Offering (as “registrant”, “issuer” or in any other capacity) or take any other action that could, in the Servicer’s sole determination, result in the Servicer or any of its Affiliates being (or being deemed to be) a “control person” with respect to the applicable issuer of any securities issued in connection with any such financing transaction under applicable securities laws in connection with any such financing or an “underwriter” of any such securities; and (iv) the obligations of the Servicer under this Section 2.03 shall be subject to the reasonable satisfaction of the Servicer with all the terms and conditions of the applicable Offering that relate to the Servicer or any of its Affiliates or their respective roles (including the indemnities in favor of the Servicer and its Affiliates).

(i) In the case of any Offering, the Indemnified Parties shall have no liability for, and GAL shall hold, and shall cause each other Person, if any, for whom an Offering was conducted to hold, each Indemnified Party harmless from, and indemnify on an After-Tax Basis each Indemnified Party against, any and all Losses that may be imposed on, incurred by or asserted against (including with respect to any such claims, suits, actions or proceedings by third parties, including the applicable underwriters and purchasers of any securities issued in connection with any such Offering) such Indemnified Party, directly or indirectly, arising out of, in connection with or related to the Servicer’s performance of the obligations set forth in this Section 2.03 with respect to any Offering; provided, however, that such indemnity shall not apply to the extent that, if GAL had suffered such Losses, the Servicer would have been required to indemnify GAL pursuant to the terms of Section 2.03(m). The obligation of GAL under this Section 2.03(i) shall be in addition to any liability that GAL may otherwise have to the Indemnified Parties and shall not be limited or reduced with respect to the Indemnified Parties by any other rights to indemnification that may be available to such Indemnified Parties.

(j) GAL agrees to reimburse the Servicer, on a monthly basis, for all out-of-pocket expenses incurred directly or indirectly by the Servicer or any of its Affiliates in connection with any Offering with respect to which the Servicer shall provide services pursuant to this Section 2.03, including any outside advisor fees and expenses (including travel and lodgings), including legal, accounting, investment banking, consulting and other similar advisors retained by the Servicer or any of its Affiliates in connection with any Offering.

(k) For the avoidance of doubt, but without derogating from any of the Servicer’s rights hereunder, the Servicer shall continue to act as the primary servicer for each Aircraft Asset, following the financing or refinancing thereof pursuant to a public or private aircraft financing transaction, so long as any Person within the GAL Group or Genesis or any of its Affiliates owns or leases, or otherwise has direct or indirect interest, in such Aircraft Asset, on the terms provided in this Agreement. In addition, the Servicer shall continue to act as the primary servicer for any Aircraft Assets that are financed or refinanced pursuant to a public or private aircraft financing transaction (including a public or private securitization financing transaction) under circumstances in which, following such financing or refinancing, (i) Genesis or any Person in the Genesis Group has (individually or in the aggregate) a direct or indirect interest in such Aircraft Assets or in any securities representing the residual or equity interest in such Aircraft Assets, and (ii) such Aircraft Assets are to be managed pursuant to a servicing agreement or other arrangement other than this Agreement, (x) on a basis substantially the same as the basis upon which the Servicer provides the Services pursuant to this Agreement (including the fees

9

provided for herein to be paid to the Servicer and in accordance with the Standard of Care and the Conflicts Standard and subject to the Standard of Liability and Article XI) and (y) otherwise on such commercially reasonable terms as shall be agreed. For purposes of clarification, after giving effect to any such offering or refinancing, regardless of the form or structure thereof, all Aircraft that were at one time Aircraft Assets owned or leased in by any Person in the GAL Group or any of its Affiliates shall continue to be serviced by the Servicer pursuant to this Agreement or a servicing agreement substantially the same as this Agreement unless such Aircraft Asset has become a Former Aircraft Asset.

(l) Notwithstanding any provision to the contrary in this Agreement, GE Capital or any Affiliate of GE Capital may, in its sole discretion, at any time and from time to time enter into and effectuate, directly or indirectly, public or private financing transactions with respect to Aircraft other than the Aircraft Assets.

(m) The Servicer shall indemnify and hold harmless GAL and its directors, officers and employees from and against any and all Losses that may be imposed on, incurred by or asserted against GAL or any such other Person insofar as any such Loss arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Servicer Information contained in any final or preliminary Prospectus or in any amendment thereof or supplement thereto or in any other document filed with the United States Securities and Exchange Commission or (ii) the omission or alleged omission to state in the Servicer Information included in any final or preliminary Prospectus a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Servicer shall not be liable to GAL or any other Person under the indemnity set forth in this Section 2.03(m) (x) unless the Servicer shall have consented in writing to the text of the Servicer Information in such final or preliminary Prospectus and (y) if the relevant Loss results from an untrue statement or omission contained in a preliminary Prospectus that was delivered to a person that was sold a security described in such preliminary Prospectus and if the Servicer shall have provided to GAL prior to the investment decision of the applicable buyer asserting such loss information correcting such untrue statement or omission and GAL shall have failed to deliver or cause to be delivered such corrected information to such buyer containing such corrected information. “Servicer Information” shall mean the information set forth in the sections of the Securitization Prospectus captioned “The Parties – Servicer” and the comparable sections (or comparable disclosure in comparable portions thereof) contained in any other preliminary or final Prospectus. In connection with any Offering, upon the request and at the expense of GAL, the Servicer shall make a good faith effort to obtain from one of its regular outside legal counsel, selected by the Servicer, a customary securities law disclosure letter related solely to the Servicer Information included in the relevant Prospectus and addressed to the underwriters or initial purchasers in respect of the securities being offered under such Prospectus (such underwriters and initial purchasers not, however, constituting third party beneficiaries of this Agreement).

Section 2.04. Compliance with Applicable Laws and GE Policies. (a) Notwithstanding anything to the contrary in this Agreement, the Servicer shall not be obligated to take or refrain from taking any action at any time that the Servicer believes, in good faith but in its sole discretion, is reasonably likely to (i) violate any Applicable Law with respect to the Servicer or its Affiliates or any GE Policy or (ii) lead to an investigation by any Governmental Authority, directly or indirectly, of or relating to the Servicer, any of its Affiliates or the Services. “GE Policy” means each of the established written policies of GE applicable to GE and its controlled affiliates related to business practices with respect to legal, ethical and social matters, which policies are currently embodied in the pamphlet The Spirit & The Letter, a copy of which has been provided to GAL, as the same may be amended and in effect from time to time. The Servicer shall provide GAL with a copy of all amendments and updates to The Spirit & The Letter.

10

(b) If pursuant to paragraph (a) above, the Servicer shall have determined not to take any action with respect to any transaction or potential transaction (whether or not any such transaction or a similar transaction has previously been entered into) relating to any Aircraft Asset and as a consequence thereof any Person within the GAL Group shall be denied the opportunity to participate in any transaction or potential transaction in which it would otherwise be able to participate in accordance with Applicable Law, then, notwithstanding the provisions of Section 2.01, any such Person within the GAL Group may enter into, or engage another Person to arrange on its behalf, such transaction or potential transaction with respect to such Aircraft Asset; provided, however, that such Person within the GAL Group may not enter into any such transaction or potential transaction if at or about the same time a substantially similar transaction (with at least as favorable or the same economic terms) could be arranged by the Servicer with respect to such Aircraft Asset in a manner that is not reasonably likely to violate GE Policy or lead to an investigation by any Governmental Authority, directly or indirectly, of or relating to the Servicer, any of its Affiliates or the Services; provided further, however, that (i) the Aircraft Asset that is the subject of such transaction or potential transaction or the subject of a resignation or removal as provided in Section 3.02(d) (a “Former Aircraft Asset”) shall cease to be an Aircraft Asset (including for the purposes of calculating the Servicing Fees) on the date that such transaction or potential transaction is entered into, (ii) from and after such date (unless and until such Former Aircraft Asset becomes an Aircraft Asset pursuant to Section 6.07) no further Services shall be provided with respect to such Former Aircraft Asset and (iii) the Servicer shall not have any obligation or liability with respect to such Former Aircraft Asset or such transaction or potential transaction.

(c) Notwithstanding anything to the contrary set forth in paragraph (b) above, no Person within the GAL Group shall be entitled to enter into, or engage any other Person to arrange on its behalf, any transaction or potential transaction with respect to any Aircraft Asset if the Servicer shall have made a determination regarding that transaction or potential transaction pursuant to paragraph (a) above because it reasonably believed that a party to such transaction or potential transaction is an OFAC Designated Person or that such transaction or potential transaction was reasonably likely to violate the United States Foreign Corrupt Practices Act (or any similar or successor statute), any of the Anti- Terrorism Laws or any similar or successor statutes or orders applicable to entities organized under the laws of the United States (or any state or political subdivision thereof) or applicable to any Person within the GAL Group or otherwise applicable to such transaction or potential transaction.

Section 2.05. Limitations. (a) Notwithstanding any other provision of this Agreement that could be construed to the contrary, neither the Servicer nor any of its Affiliates shall assume any Indebtedness of any Person within the GAL Group or of Genesis or any of its other Affiliates (whether consisting of the Advances under the Credit Agreement or otherwise) nor shall any provision of this Agreement or any other Operative Agreement be construed so as to imply that the parties intended any such assumption.

(b) In addition to Section 2.04, the Servicer shall not, and shall not be obligated to, act in a manner inconsistent with the rights, obligations or undertakings of the “Lessor” under any Lease or of the “seller” under a sale contract or any other Person party to any other contract for the benefit of any Person in the GAL Group or otherwise in any manner that is illegal or prohibited by Applicable Law or any applicable contract.

(c) Notwithstanding any other provision of this Agreement (but without limiting its obligation to provide GAL with certain offers of aircraft for sale, and certain information related thereto, as and to the extent provided in the Business Opportunities Agreement) the Servicer shall not be obligated either initially or on a continuing basis to provide any Person within the GAL Group or any of its Representatives or Genesis or any of its other Affiliates any confidential or proprietary information regarding the Servicer’s or any of its Affiliates’ business or the business or finances of any Person, other

11

than information regarding any Person within the GAL Group, whose assets it manages from time to time.

(d) The Servicer shall not be liable or accountable for (i) the failure by a Lessee, any buyer or any other Person to perform any of its obligations under any Lease, sale contract or any other contract including the payment of amounts payable under any Lease or any other contract or (ii) the accuracy or completeness of any notices, reports or other communications (whether written or oral) made by any Lessee, any buyer or any Person other than the Servicer in or concerning any Lease or any other contract or any document in connection therewith and shall be entitled to rely upon all such notices, reports and communications except to the extent that the Servicer has actual notice of any matter to the contrary.

(e) The Servicer may rely on any Adviser, Broker, law firm or other professional adviser appointed by the Servicer or GAL and shall not be liable for any claim by any Person within the GAL Group or any other Person to the extent that it was acting in good faith upon the advice of such Adviser, Broker, law firm or other professional adviser.

(f) The relationship between the Servicer and GAL is an agency relationship, however, except in relation to any money erroneously received by the Servicer or any of its Affiliates into any of the Servicer’s or any of its Affiliates’ bank accounts on behalf of any Person within the GAL Group, which the Servicer will hold in trust for such Person and deposit into the Collection Account as soon as reasonably practicable, neither the Servicer nor any of its Representatives shall be under any fiduciary duty or other implied obligation or duty to any Person within the GAL Group or to Genesis or any Affiliate of any such Person or any holder of any equity or debt security issued by or lender to any Person within the GAL Group or by Genesis or any of its Affiliates, or to any Lessee, the Manager, or any other Person arising out of this Agreement; it being agreed that the rights and obligations of the parties hereto shall only be those expressly provided for in this Agreement.

(g) Without prejudice to the Standard of Care, the Servicer shall not be imputed with the knowledge of any of its employees other than its directors, officers and those employees involved in the performance of the Services relevant to such knowledge responsible for the day-to-day administration of this Agreement. The Servicer shall be deemed to have actual notice of any matter only upon the receipt of written notice describing any such matter in reasonable detail or to the extent that one of the foregoing Persons has actual knowledge of any such matter or which one of such Persons ought to have known if the Servicer had acted in accordance with the Standard of Care.

(h) The Servicer shall not be obligated to assume, or engage in activities which could reasonably be expected to subject the Servicer to, any liability as a related company or shadow director of any Person within the GAL Group or under any similar legal concept. GAL and each other party hereto understands, acknowledges and agrees that the intent of the parties hereunder is that the Servicer will not be subject to any obligations or liabilities whatsoever other than as and to the extent that any obligations or liabilities arise pursuant to the express terms of this Agreement.

ARTICLE III

Standard of Care; Conflicts of Interest; Standard of Liability

Section 3.01. Standard of Care. The Servicer shall use reasonable care and diligence at all times in the performance of the Services (the “Standard of Care”).

12

Section 3.02. Conflicts of Interest. (a) GAL and each other party hereto acknowledges and agrees that (i) in addition to managing the Aircraft Assets under this Agreement, the Servicer may manage, and shall be entitled to manage, from time to time the separate assets and businesses of (r) Pegasus Aviation Finance Company and its Affiliates, (s) Export Development Canada, (t) Genesis and its other Affiliates (including GFL), (u) GE Capital and its Affiliates, (v) Commercial Aircraft Leasing Ltd. and its Affiliates, (w) Lease Investment Flight Trust and its Affiliates, (x) Airplanes U.S. Trust and Airplanes Limited and their respective Affiliates, (y) Aircraft Finance Trust and its Affiliates and (z) other third parties (the assets of the parties described in clauses (r), (s), (t), (u), (v), (w), (x), (y) and (z) are collectively hereinafter referred to as the “Other Assets”); (ii) in the course of conducting such activities, the Servicer may from time to time have conflicts of interest in performing its duties on behalf of the various entities to whom it provides management services and with respect to the various assets in respect of which it provides management services; and (iii) Genesis and the board of directors of GAL have approved the transactions contemplated by this Agreement and the other Operative Agreements and desire that such transactions be consummated, and in giving such approval Genesis and the board of directors of GAL have expressly recognized that such conflicts of interest may arise and that when such conflicts of interest arise the Servicer shall perform the Services hereunder in accordance with the Standard of Care and, to the extent applicable, the Conflicts Standard.

(b) If conflicts of interest arise regarding the management of (i) a particular Aircraft Asset, on the one hand, and another Aircraft Asset, on the other hand, or (ii) any Aircraft Asset, on the one hand, and any Other Asset, on the other hand, the Servicer shall perform the Services in good faith and, without prejudice to the generality of the foregoing, to the extent (i) such Aircraft Assets or (ii) such Aircraft Asset and such Other Asset are substantially similar in terms of objectively identifiable characteristics relevant for purposes of the particular Services to be performed, the Servicer shall not discriminate among such Aircraft Assets or between such Aircraft Asset and such Other Asset, respectively, on an unreasonable basis (the standard set forth in this Section 3.02(b) shall be referred to collectively as the “Conflicts Standard”).

(c) Notwithstanding any provision herein to the contrary, if, in connection with the provision of Services with respect to an Aircraft Asset or Lease, a conflict of interest shall exist that, in the good faith opinion of the Servicer, requires an arm’s-length negotiation between the Servicer or an Affiliate of the Servicer, on the one hand, and any Person within the GAL Group, on the other hand, and the Servicer believes it would not be appropriate for the Servicer to act on behalf of such Person within the GAL Group in connection with such negotiation (whether or not the Servicer shall propose to act on behalf of itself or one of its Affiliates in connection with such negotiation), then the Servicer shall withdraw from acting as Servicer with respect to such Aircraft Asset or Lease in connection with the negotiation of the issue giving rise to such conflict of interest. The Servicer shall provide written notice to GAL not more than ten Business Days after it has made a determination that an arm’s-length negotiation is necessary with respect to such conflict of interest and it would not be appropriate for the Servicer to act on behalf of such Person within the GAL Group in connection with such negotiation. Not more than seven Business Days after receipt of such notice from the Servicer, GAL shall appoint an independent representative (which may be Genesis, any Person within the GAL Group or the Manager, but otherwise not a Competitor listed in clause (ii) of the definition of such term or any of its Affiliates) (the “Independent Representative”) to act on behalf of such Person within the GAL Group to which such Aircraft Asset or Lease and conflict of interest relates. Any such Independent Representative so appointed shall act on behalf of the relevant Person within the GAL Group for purposes of such negotiation relating to such Aircraft Asset or Lease and the Servicer shall have no responsibility or liability to any Person within the GAL Group with respect to such negotiation relating to such Aircraft Asset or Lease. In any event, the Servicer shall be entitled to act on behalf of itself or its Affiliate with respect to such negotiation. During the period of such Independent Representative’s appointment, the Servicer shall continue to perform its ordinary functions as Servicer with respect to such Aircraft Asset or

13

Lease to the extent that the performance of the Services does not directly or indirectly affect the negotiation of the issue giving rise to such conflict of interest. To the extent, if any, the Servicer cannot continue to perform any Services with respect to such Aircraft Asset or Lease during such negotiation, such Services shall be performed by the Independent Representative or any other designee of such Person within the GAL Group. Except as provided in Section 3.02(d) below, any such Aircraft Asset or any Aircraft Assets subject to any such Lease shall continue to be included as an Aircraft Asset for purposes of calculating the Servicing Fees pursuant to Article IX during the appointment of an Independent Representative and the fees, if any, of any such Independent Representative shall be paid by GAL.

(d) If (i) the Servicer reasonably determines that directions given by any Person to the Servicer in accordance with this Agreement or Services required to be performed under this Agreement (other than any Service involving an arm’s-length negotiation between the Servicer or an Affiliate of the Servicer, on the one hand, and any Person within the GAL Group, on the other hand) would, in either case, if carried out, place the Servicer in a conflict of interest with respect to which, in the Servicer’s good faith opinion, the Servicer cannot continue to perform its obligations hereunder within the requirements set forth in Section 3.02 with respect to all Aircraft Assets or any affected Aircraft Assets, as the case may be, or (ii) there is a conflict of interest of the type described in Section 3.02(c) above which results in the Independent Representative being required to perform substantially all of the Services described in Sections 1 through 3 of Schedule 2.02(a) of this Agreement on a long-term basis in respect of an affected Aircraft Asset, the Servicer shall give GAL prompt written notice thereof and thereafter the Servicer may resign as Servicer with respect to the affected Aircraft Assets or GAL may elect to remove the Servicer with regard to the affected Aircraft Assets as provided in Article X, with the result that such affected Aircraft Assets shall cease to be Aircraft Assets hereunder.

Section 3.03. Standard of Liability. Notwithstanding any other provision of this Agreement that could be construed to the contrary, the Servicer shall not be liable or accountable to any Person including, without limitation, GAL or any Subsidiary or Affiliate of GAL (other than GAL to the extent set forth in the next following sentence), Genesis or any Affiliate thereof or any other Person, under any circumstances for any Losses directly or indirectly arising out of, in connection with or related to, the management by the Servicer of Aircraft Assets or Other Assets. The Servicer shall not be liable or accountable to GAL or any other Person in the GAL Group, Genesis or any Affiliate thereof or any other Person under any circumstances for, and GAL shall indemnify the Servicer on an After-Tax Basis in accordance with the provisions of Article XI for, any Losses, directly or indirectly, arising out of, in connection with or related to, the management by the Servicer of Aircraft Assets or Other Assets, unless such Losses are finally adjudicated to have resulted directly from (x) the Servicer’s gross negligence or willful misconduct (including willful misconduct that constitutes fraud) in respect of its obligation to apply the Standard of Care or the Conflicts Standard in respect of its performance of the Services or (y) any representation or warranty by the Servicer to such Person set forth in Section 4.10 or 4.11 having proven to be false on the date hereof (the liability standards set forth in this Section 3.03, the “Standard of Liability”). For the avoidance of doubt, but without limiting the provisions of Section 9.07, the provisions of this Section 3.03 shall not give rise to any obligation on the part of the Servicer to indemnify GAL for any Taxes. Without limiting the foregoing, the Servicer shall not be directly or indirectly liable or accountable to GAL or any Person in the GAL Group or Genesis or any of its other Affiliates under any circumstances for any Losses directly or indirectly arising out of, in connection with or related to, (i) the direct or indirect transfer of any Aircraft Assets or Leases related thereto or any other assets to any Person within the GAL Group or outside of the GAL Group, (ii) the adequacy of the terms of any Lease or other contract relating to any Aircraft Assets, (iii) the reliability or creditworthiness of any Lessee or other party to a contract with respect to its obligations under any Lease or any other contract relating to the Aircraft Assets, (iv) the adequacy of the lease payments derived from the Leases related to any Aircraft Assets or values or sales proceeds of Aircraft Assets to support various obligations of the Persons within the GAL Group or of Genesis, (v) the adequacy of any utilization rents or other

14

payments or security deposits relating to the Aircraft Assets, (vi) the terms and conditions of any securities or instruments being offered and sold by GAL or any of its Affiliates as of the Closing Date (or thereafter) or pursuant to any Offering, (vii) the ability of GAL or any other Person to comply with the terms and conditions of such securities or other instruments or any other agreement (including the Credit Documents) to which it is a party and (viii) the structuring and implementation of any aspect of the various transactions contemplated by any Offering, including with respect to the Credit Agreement.

Section 3.04. Waiver of Implied Standard. Except as expressly stated above in this Article III, ALL OTHER WARRANTIES, CONDITIONS AND REPRESENTATIONS, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, ARISING UNDER U.S. FEDERAL, DELAWARE, IRISH, BERMUDAN OR OTHER LAW IN RELATION TO THE SKILL, CARE, DILIGENCE OR OTHERWISE IN RESPECT OF ANY SERVICE TO BE PERFORMED HEREUNDER OR TO THE QUALITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR MERCHANTABILITY OF ANY GOODS OR SERVICES ARE HEREBY EXCLUDED AND WAIVED BY GAL AND EACH OTHER PERSON IN THE GAL GROUP, GENESIS, THE MANAGER AND THE SERVICER SHALL NOT BE LIABLE TO GAL OR ANY OTHER PERSON WITHIN THE GAL GROUP, GENESIS, THE MANAGER OR ANY OTHER PERSON IN CONTRACT, TORT OR OTHERWISE UNDER U.S. FEDERAL, DELAWARE, IRISH, BERMUDAN OR OTHER LAW FOR ANY LOSS, DAMAGE, EXPENSE OR INJURY OF ANY KIND WHATSOEVER, CONSEQUENTIAL OR OTHERWISE, ARISING OUT OF OR IN CONNECTION WITH EITHER THE SERVICES TO BE SUPPLIED PURSUANT TO THIS AGREEMENT OR ANY GOODS TO BE PROVIDED OR SOLD IN CONJUNCTION WITH SUCH SERVICES OR ANY DEFECT IN EITHER SUCH GOODS OR SERVICES OR FROM ANY OTHER CAUSE, WHETHER OR NOT ANY SUCH MATTER AMOUNTS TO A FUNDAMENTAL BREACH OF A FUNDAMENTAL TERM OF THIS AGREEMENT. Nothing in this Article III should be taken as in any way limiting or excluding any liability which the Servicer may have to GAL under Section 2 of the Irish Liability for Defective Products Act, 1991.

THE CONTRACTUAL RIGHTS, IF ANY, WHICH THE GAL GROUP ENJOYS BY VIRTUE OF SECTIONS 12, 13, 14 AND 15 OF THE SALE OF GOODS ACT, 1893 (AS AMENDED) AND SECTION 39 OF THE SALE OF GOODS AND SUPPLY OF SERVICES ACT, 1980 ARE IN NO WAY PREJUDICED BY ANYTHING CONTAINED IN THIS AGREEMENT SAVE TO THE EXTENT PERMITTED BY LAW.

ARTICLE IV

Representations and Warranties

GAL represents and warrants to, and agrees with, the Servicer as follows:

Section 4.01. Aircraft Assets. Schedule 4.01 contains a true and complete list of all Aircraft Assets, if any, constituting Aircraft Assets as of the Closing Date and each Person within the GAL Group, if any, that owns such Aircraft Assets as of the Closing Date (which Schedule, along with Schedules 4.02 and 4.03 shall be updated, represented and warranted to by GAL upon any Aircraft or Additional Aircraft becoming an Aircraft Asset). Except as otherwise set forth therein and except for arrangements effected by the Servicer under Section 7.04(a)(i), on the delivery of each Aircraft Asset listed in Schedule 4.01, each Person within the GAL Group listed as an owner of an Aircraft Asset on such Schedule will have such title to such Aircraft Asset as was conveyed to such Person on its delivery, free and clear of all Liens created by or through such Person (other than Permitted Liens).

15

Section 4.02. Aircraft Assets Related Documents. (a) The Servicer shall not be required to perform any service provided for in or in connection with any Aircraft Assets Related Documents not in its possession (all such Aircraft Assets Related Documents listed in Schedule 4.02 being in its possession) or delivered to it, and, to the extent that the failure to provide such service results in any Losses to the Servicer, GAL shall indemnify the Servicer for such Losses on an After-Tax Basis, in accordance with the provisions of Article XI.

(b) Each Aircraft Assets Related Document is a legal, valid and binding agreement of the Person within the GAL Group that is a party thereto (including by way of assignment or novation) and is enforceable against such Person within the GAL Group that is a party thereto in accordance with its terms. No Person within the GAL Group has modified, amended or waived any provision of or terminated any Aircraft Assets Related Document referred to in Schedule 4.02 except as disclosed therein.

Section 4.03. Accounts and Cash Flow. Schedule 4.03 sets forth a true and complete list of all bank or other similar accounts and any other accounts relating to the Aircraft Assets, including wire transfer instructions, with respect to which any Person within the GAL Group, the Security Trustee, the Manager or any other agent of any of the foregoing has authority, and Sections 7.1 and 7.2 of the Credit Agreement as in effect as of the date of this Agreement set forth all material arrangements and procedures relating to the flow of cash related to the Aircraft Assets.

Section 4.04. Organization and Standing.

(a) GAL is an exempt company duly created under the laws of Bermuda, and each other Person within the GAL Group is a corporation duly incorporated, a trust duly created or a limited liability company duly formed and validly existing and, if relevant, in good standing under the laws of the jurisdiction in which it is legally incorporated, created or formed, respectively, and possesses all franchises, licenses, permits, authorizations and approvals necessary to enable it to use its corporate or trust name and to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted and as proposed to be conducted except for such franchises, licenses, permits, authorizations and approvals the failure of which to obtain could not, individually or in the aggregate, have a Material Adverse Effect on the Persons within the GAL Group, taken as a whole, or on the Servicer. Each of GAL and each other Person within the GAL Group is in compliance in all material respects with all terms and conditions of such franchises, licenses, permits, authorizations and approvals. Schedule 4.04(a) sets forth a true and complete list of each Person within the GAL Group and the jurisdiction in which each such Person within the GAL Group is legally organized.

(b) Each of GAL and each other Person within the GAL Group is duly qualified to do business as a foreign corporation in each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties or assets requires qualification except for such jurisdictions where the failure to be so qualified could not, individually or in the aggregate, have a Material Adverse Effect on the Persons within the GAL Group, taken as a whole, or on the Servicer.

Section 4.05. Authority. (a) Each of GAL and each other Person within the GAL Group which is a party to an Operative Agreement has all requisite power and authority to execute each Operative Agreement to which it is or will be a party and to consummate the transactions and to perform its obligations contemplated thereby. All acts and other proceedings required to be taken by each Person within the GAL Group to authorize the execution, delivery and performance of each Operative Agreement to which it is or will be a party and the consummation of the transactions and the performance of its obligations contemplated thereby have been or on or before the date of entering into the relevant Operative Agreements will have been duly and properly taken.

16

(b) Each of the Operative Agreements to which any Person within the GAL Group is or will be a party has been or will be duly and validly executed and delivered by such Person, as applicable, and each such Operative Agreement is or upon such execution and delivery will be a legal, valid and binding obligation of such Person, as applicable, enforceable against it in accordance with its terms.

Section 4.06. No Conflicts. Neither the execution and delivery of any Operative Agreement to which any Person within the GAL Group is a party nor the consummation of the transactions contemplated thereby nor performance by any Person within the GAL Group of any of its obligations thereunder will (i) violate any provision of the constituent documents of any such Person within the GAL Group, (ii) violate any order, writ, injunction, judgment or decree applicable to any Person within the GAL Group or any of their respective properties or assets, (iii) violate in any material respect any Applicable Law or (iv) result in any conflict with, breach of or default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, warrant or other similar instrument or any license, permit, material agreement or other material obligation to which any Person within the GAL Group is a party or by which any Person within the GAL Group or any of their respective properties or assets may be bound. No action, consent or approval by, or filing with, any Governmental Authority or any other regulatory or self regulatory body, or any other Person, is required in connection with the execution, delivery or performance by any Person within the GAL Group of the Operative Agreements to which it is a party or the consummation by any Person within the GAL Group of the transactions contemplated thereby.

Section 4.07. Compliance with Applicable Laws. Each of GAL and each other Person within the GAL Group is in compliance in all material respects with all Applicable Laws and any filing requirements relating thereto.

Section 4.08. Litigation; Decrees. (a) Other than in the case of subclause (i) as may exist with respect to Aircraft Assets which in good faith are believed by GAL to be fully covered by insurance, there are no claims, actions, suits, arbitrations or other proceedings or investigations (i) pending or, to the best knowledge of each of GAL and each other Person within the GAL Group, threatened, by or against or affecting GAL or any other Person within the GAL Group, which in any case involves a potential loss exceeding $1,000,000 and (ii) pending, or to the best knowledge of each of GAL and each other Person within the GAL Group, threatened, by or against or affecting GAL or any other Person within the GAL Group, related to the transactions contemplated by the Operative Agreements.

(b) Each of GAL and each other Person within the GAL Group is in compliance in all material respects with each outstanding judgment, order or decree (other than as may exist with respect to the Aircraft Assets) of any Governmental Authority or arbitrator applicable to GAL or any other Person within the GAL Group, as the case may be, and no such judgment, order or decree has or could have a Material Adverse Effect on GAL or any other Person within the GAL Group, or on the Servicer.

Section 4.09. Appointments. (a) Each Person within the GAL Group has appointed GAL, and GAL has accepted such appointment, to act as representative of each such Person with respect to any matter in respect of which GAL or any other Person within the GAL Group is required or permitted to take any action pursuant to the terms of this Agreement.

(b) GAL has appointed the Manager to act on its behalf and on behalf of each of GAL’s Subsidiaries pursuant to the terms of the Management Agreement and GAL has appointed the Manager, on a revocable basis, to act on its behalf in connection with any action required or permitted to be taken by GAL on its own behalf or on behalf of any other Person within the GAL Group pursuant to the terms of this Agreement.

17

The Servicer represents and warrants to GAL as follows:

Section 4.10. Authority. (a) The Servicer is a limited liability company duly created under the laws of Ireland, and, if relevant, in good standing under the laws of Ireland, and possesses all franchises, licenses, permits, authorizations and approvals necessary under the laws of Ireland to enable it to use its corporate name and to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted and as proposed to be conducted except for such franchises, licenses, permits, authorizations and approvals the failure of which to obtain could not, individually or in the aggregate, have a Material Adverse Effect on the Persons within the GAL Group, taken as a whole, or on the Servicer. The Servicer has all requisite power and authority to execute each Operative Agreement to which it is or will be a party and to consummate the transactions and to perform its obligations contemplated thereby. All corporate acts and other proceedings required to be taken by the Servicer to authorize the execution, delivery and performance of each Operative Agreement to which it is or will be a party and the consummation of the transactions and the performance of its obligations contemplated thereby have been or on or before the date of entering into the relevant Operative Agreements will have been duly and properly taken.

(b) Each of the Operative Agreements to which the Servicer is or will be a party has been or will be duly and validly executed and delivered by the Servicer, and each such Operative Agreement is or upon such execution and delivery will be a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms.

Section 4.11. No Conflicts. Neither the execution and delivery of any Operative Agreement to which the Servicer is a party nor the consummation of the transactions contemplated thereby nor performance by the Servicer of any of its obligations thereunder will (i) violate any provision of the constituent documents of the Servicer, (ii) violate any order, writ, injunction, judgment or decree applicable to the Servicer or any of its properties or assets, (iii) violate in any material respect any Applicable Law or (iv) result in any conflict with, breach of or default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, warrant or other similar instrument or any license, permit, material agreement or other material obligation to which the Servicer is a party or by which the Servicer or any of its properties or assets may be bound. No action, consent or approval by, or filing with, any Governmental Authority or any other regulatory or self-regulatory body, or any other Person, is required in connection with the execution, delivery or performance by the Servicer of the Operative Agreements to which it is a party or the consummation by the Servicer of the transactions contemplated thereby.

Section 4.12. Compliance with Applicable Laws of Ireland. The Servicer is in compliance in all material respects with all Applicable Laws of Ireland and any filing requirements in Ireland relating thereto necessary to perform its obligations under this Agreement.

Section 4.13. Litigation; Decrees. (a) There are no claims, actions, suits, arbitrations or other proceedings or investigations pending, or to the best knowledge of the Servicer, threatened, by or against or affecting the Servicer related to the transactions contemplated by this Agreement.

(b) The Servicer is in compliance in all material respects with each judgment, order or decree (other than as may exist with respect to the Aircraft Assets) of any Governmental Authority or arbitrator applicable to the Servicer, and no such judgment, order or decree has or could have a Material Adverse Effect on GAL or any Person within the GAL Group, or on the Servicer.

18

ARTICLE V

Servicer Undertakings

Section 5.01. Access. The Servicer at such times as GAL may reasonably request shall grant, and shall cause any Servicer Delegate to grant, to the Persons within the GAL Group and their agents (including the Manager and auditors), to the extent party to confidentiality agreements acceptable to the Servicer, access to the documents and other records generated by the Servicer (and in its possession) as part of its performance of the Services (exclusive of internal correspondence, approval materials, internal evaluations and similar documents or other records developed by the Servicer or any of its Affiliates for their own use) or by a Lessee and delivered to the Servicer, and related to the Aircraft Assets (copies of which GAL shall (at its expense) be entitled to take), to enable the Persons within the GAL Group and Genesis to monitor the performance by the Servicer under this Agreement or to otherwise discharge their respective obligations under Applicable Law (including applicable securities laws). Upon reasonable prior written notice and at reasonable times (in any event not more than an aggregate, with respect to the GAL Group, GFL and Genesis taken as a whole, of four (4) times per Year), the Servicer shall make one or more (such number to be determined by the Servicer in good faith but in its sole discretion) members of its management available to attend (including by telephone) meetings of the board of directors of GAL. In addition, the Servicer will make one or more members of its management available to participate in additional meetings of such board of directors either, in the Servicer’s sole discretion, by participating in person at the Servicer’s offices or by teleconference, at which meeting a representative of the Administrative Agent may be present so long as the Administrative Agent is not a Competitor, the Administrative Agent is not present at more than one such meeting in any one calendar year and a representative of the Manager is present. Any out-of-pocket expenses incurred by the Servicer in connection with any such attendance shall be reimbursed by GAL.

Section 5.02. Compliance with Law. The Servicer shall, in connection with the performance of the Services, comply in all material respects with all laws, rules and regulations applicable to the Servicer.

Section 5.03. Commingling. The Servicer shall not commingle, with its own funds, or the funds of other Persons for which it acts as lease servicer or manager, any funds of any Person within the GAL Group from time to time in its possession.

Section 5.04. Restrictions on Exercise of Certain Rights. Without limiting the Servicer’s rights under the Security Trust Agreement, the Servicer shall not take any steps for the purpose of procuring the appointment of an administrative receiver or the making of any administrative order or for instituting any bankruptcy, reorganization, arrangement, insolvency, winding up, liquidation, composition or any similar proceeding under the laws of any jurisdiction with respect to any Person within the GAL Group or any of the Aircraft Assets.

Section 5.05. Coordination with GAL Group. The Servicer shall designate an individual who shall be an employee of the Servicer and who shall be primarily responsible for coordinating with GAL and any other Person within the GAL Group regarding the Services, and the Servicer may from time to time change such designation by providing written notice to GAL of such change.

Section 5.06. Corporate Formalities. During the term of this Agreement, the Servicer will observe all corporate formalities necessary to remain a legal entity separate and distinct from, and independent of, each member of the GAL Group and will maintain its assets, liabilities, funds, records, books and accounts separate and distinct from those of each member of the GAL Group.

19

ARTICLE VI

Undertakings of GAL

Section 6.01. Cooperation. GAL shall, and shall cause each other Person within the Genesis Group and their respective agents (including the Manager) to, at all times cooperate with the Servicer to enable the Servicer to provide the Services, including providing the Servicer with all powers of attorney as may be reasonably necessary or appropriate for the Servicer to perform the Services.

Section 6.02. No Representation with Respect to Third Parties. GAL agrees that as between the Servicer, on the one hand, and each of GAL and the other Persons within the GAL Group and Genesis and its Affiliates, on the other hand, no representation is made as to the financial condition and affairs of any Lessee of, or purchaser of, any Aircraft Asset or any vendor or supplier utilized by or any other Person party to a contract with the Servicer or any Person within the GAL Group in connection with Servicer’s performance of the Services.

Section 6.03. Related Document Amendments. GAL shall not take, and shall not permit any other Person within the GAL Group or Genesis or any of its Affiliates to take, any action that would increase in any respect the scope, nature or level of the Services to be provided under this Agreement without the Servicer’s express prior written consent, including by entering into, amending, modifying or supplementing any Aircraft Assets Related Document (it being understood that (i) the Servicer shall have no liability to any Person directly or indirectly arising out of, in connection with or related to, the Servicer’s failure to perform such increased Service prior to any such amendment, modification or supplement being consented to in writing by the Servicer and (ii) no Person within the GAL Group or Genesis or any of its Affiliates shall be permitted to engage another Person to perform the affected Service without the prior written consent of the Servicer).

Section 6.04. Exclusivity. Except as otherwise expressly provided in Sections 2.04(b), 3.02(c) and 10.04 of this Agreement, GAL shall not, and shall not permit any other Person within the GAL Group or any agent of any Person thereof (including the Manager) or Genesis or any of its Affiliates to, enter into, or cause or permit any Person (other than the Servicer or any Person acting for or on its behalf) to enter into on its behalf, (a) any transaction for the lease or sale of any Aircraft Asset in respect of which the Servicer is at such time performing Services or (b) any agreement for the performance by any Person other than the Servicer of some or all of the Services, in the case of (a) and (b) without the prior written consent of the Servicer.

Section 6.05. Communications. GAL shall, and shall cause each other Person within the GAL Group and the Manager to, forward promptly to the Servicer a copy (or, if such communication is oral and from a Lessee in respect of an Aircraft Asset or Aircraft Asset purchaser, notify the Servicer by prompt oral or written notice and, if oral notice, confirmed in writing upon request) of any written communication received from any Person (including any Person under any Aircraft Assets Related Document, but excluding a communication received from the Servicer itself) in relation to any Aircraft Asset or oral communication received from a Lessee in respect of an Aircraft Asset or an Aircraft Asset purchaser in relation to any Aircraft Asset.

Section 6.06. Ratification. GAL hereby ratifies and confirms and agrees to ratify and confirm (and shall cause each other Person within the GAL Group to do the same) (and shall furnish written evidence thereof upon request of the Servicer) whatever the Servicer does in accordance with this Agreement in the exercise of any of the powers or authorities conferred upon the Servicer under the terms of this Agreement.

20

Section 6.07. Additional Aircraft Assets. If any Aircraft Asset shall become a Former Aircraft Asset pursuant to the provisions of Section 2.04 and thereafter the condition which caused such Former Aircraft Asset to cease to be an Aircraft Asset shall no longer exist or the transaction entered into as contemplated by Section 2.04(b) shall terminate, then GAL shall, and shall require each other Person within the GAL Group, as appropriate, to, cause, as and to the extent commercially feasible, such Former Aircraft Asset to become an Aircraft Asset and the Servicer shall accept such Aircraft Asset as an Aircraft Asset, such action to be confirmed by an exchange of correspondence to such effect.

Section 6.08. Execution, Amendment, Modification or Termination of Aircraft Assets Related Documents. (a) In connection with the acquisition of any Aircraft (other than any Former Aircraft Asset) which becomes an Aircraft Asset, no later than ten Business Days prior to such Aircraft becoming an Aircraft Asset, GAL shall deliver a written notice thereof to the Servicer setting forth the model type and manufacturer’s serial number of such Aircraft and the Person within the GAL Group, if applicable, which will become the owner of such Aircraft upon its acquisition, together with (x) a true and complete list all documents related to such Aircraft which will become Aircraft Assets Related Documents upon the acquisition of such Aircraft and (y) a true and complete copy of each document which will become an Aircraft Assets Related Document upon the acquisition of such Aircraft or, to the extent it has yet to be executed, the most current draft of such document (with a final executed copy to be delivered as promptly as practicable thereafter). GAL will be deemed to represent and warrant to, and agree with, the Servicer on the date such Aircraft becomes an Aircraft Asset that (i) the Person within the GAL Group listed as the owner of such Aircraft in the written notice provided by GAL will have such title to such Aircraft as was conveyed to such Person on its acquisition free and clear of all Liens created by or through such Person (other than a Permitted Lien), (ii) each Aircraft Assets Related Document related to such Aircraft is a legal, valid and binding agreement of the Person within the GAL Group that is a party thereto (including by way of assignment or novation) and is enforceable against such Person within the GAL Group that is a party thereto in accordance with its terms and (iii) no Person within the GAL Group has modified, amended or waived any provision of or terminated any Aircraft Assets Related Document referred to in such written notice provided by GAL except as disclosed therein. The Servicer shall not be required to perform any services provided for in or in connection with any Aircraft Assets Related Documents not delivered to it, and, to the extent that the failure to provide such service results in any Losses to the Servicer, GAL shall indemnify the Servicer for such Losses on an After-Tax Basis, in accordance with the provisions of Article XI.

(b) No later than five Business Days after the date that (i) any agreement, instrument or other document becomes an Aircraft Assets Related Document (other than as contemplated in Section 6.08(a)) or (ii) any Aircraft Assets Related Document shall have been amended, modified or terminated, GAL shall deliver written notice thereof to the Servicer together with (x) in the case of any newly executed Aircraft Assets Related Document, a true and complete copy of such Aircraft Assets Related Document, a list of all Aircraft Assets to which it relates and a description, in reasonable detail, of the relevance of such Aircraft Assets Related Document to such assets or (y) in the case of any amendment, modification or termination, a true and complete copy of any related agreement, instrument or other document; provided, however, that such notice or such document shall not be required to be delivered if the Servicer was substantially involved in the preparation and execution of such new, amended, modified or terminated agreement, instrument or other document, and, provided, further, that it shall be delivered if the Servicer does not have possession of such notice or document, delivery is so requested by the Servicer and GAL has possession of such notice or document.

Section 6.09. Access to GAL Group Information. At all such times as the Servicer may reasonably request, GAL shall cause each Person within the GAL Group and the Manager to grant access to the Servicer and its agents to the books of account, documents and other records of such Person (including “read only” and reporting access to the management information systems used by such

21

Persons), and to officers, directors (or trustees, as applicable) and employees of each Person within the GAL Group, Genesis or any such agent for the purposes of the Servicer’s performance of its obligations in respect of Aircraft Assets under this Agreement; provided, however, that Genesis and its Affiliates that are not Persons within the GAL Group shall have no obligation to provide information that does not relate to an Aircraft Asset and is confidential or proprietary. GAL will provide the Servicer with copies of the minutes of the board of directors of GAL and any written materials presented to the board by any Person, including the Manager.

Section 6.10. GAL Group Accounts and Cash Arrangements. (a) GAL shall not, and shall not permit any other Person within the GAL Group or any agent thereof to, establish any new bank or similar account relating to the Aircraft Assets or close any bank or similar account relating to the Aircraft Assets other than in accordance with the terms of the Credit Agreement and the Security Trust Agreement.

(b) No Person within the GAL Group shall modify any arrangement with respect to any bank or similar account or the flow of cash in connection with the Aircraft Assets other than in accordance with the terms of the Credit Agreement and the Security Trust Agreement.

Section 6.11. [Intentionally Left Blank].

Section 6.12. Further Assurances. GAL agrees and shall cause each other Person within the GAL Group and their respective agents (including the Manager) to agree, that, at any time and from time to time, upon the written request of the Servicer, it will execute and deliver such further documents and do such further acts and things, after a reasonable period for review thereof, as the Servicer may reasonably request in order to effect the purposes of this Agreement.

Section 6.13. Guarantees. GAL represents, warrants and agrees that it has full power and authority to bind each of Persons within the GAL Group to this Agreement and that each of such Persons is bound by this Agreement and will perform its obligations hereunder. In furtherance of the foregoing, but not in limitation thereof, GAL agrees that it shall cause each other Person within the GAL Group with respect to which the Servicer so requests to execute and deliver an accession agreement, in form or substance reasonably acceptable to the parties hereto, pursuant to which such Person within the GAL Group becomes a party hereto or to execute and deliver a GAL Group Guarantee in favor of the Servicer in the form attached hereto as Appendix B.

Section 6.14. Transfers of Funds. GAL agrees and shall cause each other Person within the GAL Group and their respective agents (including the Manager), to cooperate with the Servicer to the extent necessary to cause funds to be transferred into or out of the various Bank Accounts in order for the various payments from Lessees to be applied, or to Lessees to be made, on a basis consistent with the instructions of such Lessees, subject in each case to the terms of the Leases and the rights and obligations of the lessors thereunder.

Section 6.15. Transfer of GAL; Directors GAL shall not, and shall not permit any Person to, (a) transfer any interest in GAL or any of its other Subsidiaries, to any Person that is a Competitor or that does not agree in a manner reasonably acceptable to the Servicer to be bound by the provisions of this Agreement applicable thereto or (b) take any action, including the voting of shares, or fail to take any action, so as to cause or permit a Representative of a Competitor to be a Representative of any Person in the GAL Group. GAL further agrees to cause each Person in the GAL Group including GAL, to effect corporate governance procedures that provide that on the occurrence of Competitor Control with respect to Genesis, the board of directors, members, trustees or other similar Persons, and not Genesis or any other Person in the Genesis Group, shall maintain the persons representing Genesis prior to such Competitor Control in such position until he or she needs to be replaced and shall elect as any

22

replacement thereof a person selected by any such board of directors, members, trustees or other similar Persons (which replacement shall not be a Competitor). Without limiting any other right or remedy of the Servicer for breach of the foregoing provisions of this Section 6.15 or of any other provision hereof, GAL agrees that the Servicer cannot be adequately compensated by damages for a breach of the provisions of this Section 6.15 and that the Servicer shall be entitled to a court order of specific performance requiring GAL to comply with each and every provision in this Section 6.15 and/or an injunction prohibiting GAL from violating any provision of this Section 6.15, as the case may be, in addition to any and all other remedies, at law or in equity, to which Servicer may be entitled in connection with a breach of any provision of this Section.

ARTICLE VII

GAL Group Responsibility

Section 7.01. GAL Group Responsibility. Notwithstanding the appointment of the Servicer to perform the Services and the related delegation of authority and responsibility to the Servicer pursuant to this Agreement, each of GAL and each other Person within the GAL Group shall continue to have and exercise through its board of directors or trustees, as the case may be, as applicable, real and effective central control and management of all matters related to its ongoing business, operations, assets and liabilities, subject to matters that are expressly the responsibility of the Servicer in accordance with the terms of this Agreement, and each of GAL and each other Person within the GAL Group shall at all times conduct its separate ongoing business in such a manner that the same shall at all times be readily identifiable from the separate business of the Servicer. Matters with respect to which responsibility is not being delegated to the Servicer shall include but are not limited to the matters set forth in Schedule 7.01. Without limiting the generality of the foregoing, each of GAL and each other Person within the GAL Group expressly covenants and agrees as follows:

(a) it will observe all corporate formalities necessary to remain a legal entity separate and distinct from, and independent of, the Servicer, and any of its Affiliates;

(b) it will maintain its assets and liabilities separate and distinct from those of the Servicer;

(c) it will maintain records, books, accounts, and minutes separate from those of the Servicer;

(d) it will pay its obligations in the ordinary course of business as a legal entity separate from the Servicer;

(e) it will keep its funds separate and distinct from any funds of the Servicer, and it will receive, deposit, withdraw and disburse such funds separately from any funds of the Servicer;

(f) it will conduct its business in its own name, and not in the name of the Servicer;

(g) it will not agree to pay or become liable for any debt of the Servicer, other than to make payments in the form of indemnity as required by the express terms of this Agreement;

(h) it will not hold out that it is a division of the Servicer, or that the Servicer is a division of it;

23

(i) it will not induce any third party to rely on the creditworthiness of the Servicer in order that such third party will be induced to contract with it;

(j) it will not enter into any transactions between it and the Servicer that are more favorable to either party than transactions that the parties would have been able to enter into at such time on an arm’s-length basis with a non-affiliated third party, other than any agreements in effect on the date hereof (it being understood that the parties hereto do not intend by this covenant to ratify any self-dealing transactions);

(k) it will observe all corporate or other procedures required under Applicable Law and under its constitutive documents; and

(l) it will observe all corporate formalities necessary to keep its business separate and readily identifiable from, and independent of, each other Person within the GAL Group, including keeping the funds, assets and liabilities of each such Person separate and distinct from those of each other Person within the GAL Group and by maintaining separate records, books, accounts and minutes for each Person within the GAL Group.

Section 7.02. Performance with Respect to Aircraft Assets. GAL has directed the Servicer to, and the Servicer will, perform the Services in a manner that is intended to be consistent with maximizing the cash flows derived from the leases relating to the Aircraft Assets over time, subject to the constraints imposed by the Credit Agreement and this Agreement and by seeking to achieve a balanced and diversified portfolio (including with respect to lessees, geography and lease term lengths), in all cases taking into account the then-existing and anticipated market conditions affecting the operating lease of used aircraft and the commercial aviation industry generally. GAL understands and acknowledges the inherent uncertainty in determining market conditions at any point in time as well as the inherent limitations in anticipating market conditions from time to time. It is expressly understood that this Section 7.02 does not impose any higher or different standard of care or liability than is set forth in Article III.

Section 7.03. Lease Operating Budget; Aircraft Asset Expenses Budget. (a) GAL shall adopt with respect to each year during the term of this Agreement, in accordance with Sections 7.03(b), (c) and (d), (i) a single lease operating budget with respect to all Aircraft Assets (the “Lease Operating Budget”) and (ii) a single budget with respect to the Aircraft Asset expenses related to all Aircraft Assets (the “Aircraft Asset Expenses Budget”).

(b) In respect of each Year during the term of this Agreement, it is understood that the Manager shall prepare on behalf of the GAL Group, and not later than the October 31 immediately preceding the commencement of such Year deliver to the Servicer (other than with respect to the fiscal year commencing January 1, 2007, if applicable), a proposed Lease Operating Budget and a proposed Aircraft Asset Expenses Budget for such Year together with reasonably detailed information regarding the assumptions underlying such proposed budgets.

(c) In connection with the preparation of such proposed Lease Operating Budget and Aircraft Asset Expenses Budget, the Servicer shall provide the Manager, not later than the September 30 immediately preceding the commencement of such Year (other than with respect to the fiscal year commencing with the acquisition of the initial Aircraft Assets), information in a form to be agreed from time to time relating to (i) Aircraft Assets lease rates, Utilization Rent, Aircraft redelivery payments, and Deposits (including interest, if any, thereon), (ii) Aircraft Assets downtime, (iii) direct technical expenditures (including any costs to be capitalized) relating to the Aircraft Assets, (iv) indirect costs relating to insurance, legal, consulting and other similar expenses and (v) such other Aircraft Assets

24

expense related information as may be reasonably required to prepare such budgets, in each case including the assumptions relating thereto. The Servicer shall only be obligated to provide expense-related information to the Manager pursuant to this Section 7.03(c) to the extent that such information relates to the Services performed by the Servicer hereunder. GAL shall ensure that the Manager is instructed to prepare each such proposed Lease Operating Budget and proposed Aircraft Asset Expenses Budget on a timely basis and that the Manager cooperates therewith.

(d) After the delivery of such proposed Lease Operating Budget and Aircraft Asset Expenses Budget as described in Sections 7.03(b) and (c), the Servicer and the Manager shall review and discuss such proposed Lease Operating Budget and Aircraft Asset Expenses Budget and shall make such adjustments thereto as they shall deem appropriate, and the revised proposed Lease Operating Budget and proposed Aircraft Asset Expenses Budget in respect of any Year shall then be submitted no later than the December 1 preceding such Year to GAL for its consideration and approval (other than with respect to the fiscal year commencing with the acquisition of the initial Aircraft Assets). The approved Lease Operating Budget and Aircraft Asset Expenses Budget for any Year, as each may be amended or modified from time to time, shall hereinafter be referred to as the “Approved Budget”. Each Approved Budget shall be consistent with, and not in any manner reduce, limit or circumscribe, the delegation to the Servicer pursuant to this Agreement (including pursuant to Section 7.04) of a practical and workable level of autonomy, authority and responsibility with respect to the performance of the Services.

(e) If GAL does not adopt any Approved Budget for any Year as contemplated by Section 7.03(d) or if, after an Approved Budget is adopted, GAL shall determine that any Changed Circumstances have occurred and are continuing, then GAL shall instruct the Servicer and the Manager, on behalf of the GAL Group, to review and, to the extent possible, revise the Lease Operating Budget and Aircraft Asset Expenses Budget in such a manner as to adequately address the concerns of GAL and/or such Changed Circumstances (it being understood that, subject to the last sentence of Section 7.03(d), GAL may instruct the Servicer not to proceed with a Lease Operating Budget and an Aircraft Asset Expenses Budget approved by GAL if GAL determines that any proposed revisions do not adequately address the concerns of GAL and/or such Changed Circumstances).

(f) Notwithstanding any other provision hereof, the Servicer shall have no liability for the failure of the Approved Budget for any Year to be achieved.

Section 7.04. Transaction Approval Requirements. (a) The Servicer shall not do any of the following without the express prior written approval of GAL:

(i) Except as otherwise required in accordance with the terms of any Lease or any Aircraft asset acquisition agreement, sell (or enter into any agreement to sell) or otherwise dispose of any Aircraft Asset (excluding any sale or exchange of any Engine, parts or components thereof or aircraft or engine spare parts or ancillary equipment or devices furnished therewith) forming part of the Aircraft Assets; provided, however, that the Servicer may transfer title or another interest in an Aircraft Asset, or cause it to be subject to a lease, (x) to or in favor of a trust or an entity that is not a Person in the GAL Group for the purpose of registering the Aircraft under the laws of an applicable jurisdiction or for tax or other regulatory purposes so long as a Person within the GAL Group retains the beneficial or economic ownership of the Aircraft (provided that without the consent of GAL at any one time not more than three (3) Aircraft Assets may be subject to the arrangements described in this clause or to arrangements in which Persons that are within the GAL Group hold equity interests in a GAL Group member to the extent they cause title to more than such number of Aircraft to be held by Persons that are not Persons in the GAL Group), (y) from such trust or entity to a Person within the GAL Group or (z) within or

25

among GAL and its Subsidiaries without limitation, or in any case as required in accordance with the terms of any Lease in effect on the date of acquisition thereof.

(ii) Enter into any new Lease (or any renewal or extension of an existing Lease, unless any such Lease being renewed or extended had previously been approved pursuant to this Section 7.04(a) or if any such Lease contains an extension option and such option is being exercised in accordance with the terms of such Lease) of Aircraft Assets if the Lease shall not comply with all the applicable provisions of Section 9.9(a) of the Credit Agreement applicable to the leasing of such Aircraft Assets as set forth in Section 2.1 of Schedule 2.02(a) or if the Lease grants a purchase option in favor of the Lessee (it being agreed that a right of first refusal or right of first offer is not a purchase option for purposes hereof).

(iii) Terminate any Lease or Leases to any single Lessee with respect to any Aircraft Assets then having an aggregate depreciated net book value on the books of the applicable Person(s) within the GAL Group in excess of $100,000,000 unless such Lease or Leases is substituted or replaced by another substantially similar Lease or Leases with respect to such Aircraft Assets.

(iv) Unless provided for in the then current Approved Budget (including the provisions of Section 7.03(e)), enter into any contract to make any capital expenditure for the purpose of effecting any optional improvement or modification of any Aircraft Asset, including any optional conversion thereof from passenger to a freighter or mixed use aircraft, except for capital expenditures made in the ordinary course of business in connection with the sale or lease of an Aircraft Asset, or enter into any contract for maintenance of any Aircraft Asset if the costs to be incurred thereunder by the applicable Person within the GAL Group exceed the greater of (1) the estimated aggregate cost of the heaviest or most extensive maintenance check for the airframe and a total refurbishment and full restoration shop visit of the engines for Aircraft Assets of the type in question, in each case based on then prevailing industry rates in the United States or Europe, and (2) the amount of the available utilization rent or other payments or other collateral under the applicable Lease.

(v) Issue any Guarantee on behalf of, or otherwise pledge the credit of (other than with respect to trade payables in the ordinary course of the GAL Group’s business), any Person within the GAL Group, except for guarantees by GAL or any other Person within the GAL Group of the obligations of any other Person within the GAL Group (including in connection with a Lease or the sale of an Aircraft Asset), and, so long as the out-of-pocket cash payment or cash collateral deposit in respect thereof does not exceed $3,000,000 in any individual case (and not in the aggregate), any Lien or indebtedness created in favor of the issuer of a surety bond, letter of credit or similar instrument to be obtained by or for the benefit of any Person within the GAL Group in connection with the detention or repossession of an Aircraft Asset or enforcement action under a Lease or removal of a Lien.

(vi) Except as specifically contemplated by Schedule 2.02(a), on behalf of any Person within the GAL Group, enter into, amend or grant a waiver with respect to, any transaction with GE Capital or any of its Affiliates (including GE and its Affiliates), including for the acquisition, sale or lease of any Aircraft Assets from or to, or the obtaining or provision of services by, any such Person (except for the acquisition, sale, exchange or lease of or services in respect of any Engine, parts or components thereof or aircraft or engine spare parts, components or ancillary equipment or devices furnished therewith).

26

(vii) Incur on behalf of any Person within the GAL Group any liability (actual or contingent) or cause any such liability to be incurred, except for a liability (A) contemplated in the then current Approved Budget, (B) arising out of, in connection with or related to a transaction of a type which is otherwise subject to approval under this Section 7.04 and is in fact so approved or, due to the existence of an exception, limitation or other carve out contained therein or in any definition therein, is not subject to approval under the relevant provision of this Section 7.04, (C) incurred in the ordinary course of the GAL Group’s business, including, but not limited to, liabilities related to such matters specified in Schedule 7.04 so long as no individual (and not aggregate) net out-of-pocket cash expenditure exceeds $3,000,000, or (D) incurred pursuant to a Lease or sale of an Aircraft Asset, in entering into the Lease or sale contract or performing any obligations as lessor or seller thereunder; provided, however, that the exception contained in clause (C) above is not intended to override any other restriction contained in this Agreement (other than this clause (vii)) relating to the incurrence of any liability referred to in such clause (C).

(viii) Enter into on behalf of GAL or any Person within the GAL Group, any order or commitment to acquire, or acquire on behalf of the GAL Group, aircraft or, except as otherwise provided in Section 4(e) of Schedule 2.02(a), so long as no individual (and not aggregate) net (after credit for any exchanges, replacement or similar items) out-of-pocket cash purchase price exceeds $3,000,000, aircraft engines, except in the case of aircraft engines (A) in accordance with any Lease or for the benefit of a Lessee pursuant to a Lease or (B) to acquire a replacement engine for an Aircraft so long as the same is provided for in the then current Approved Budget;

provided, however, that, before the Servicer shall effect (or cause to be effected) any optional improvement or modification of any Aircraft Asset not permitted pursuant to any of the foregoing clauses (i) through (viii), or effect any optional conversion of any Aircraft Asset from a passenger aircraft to a freighter or mixed-use aircraft that is not expressly provided for in the Approval Budget or purchase or otherwise acquire any Engines or parts not permitted pursuant to any of the foregoing clauses (i) through (viii), the Servicer shall request that GAL deliver to the Servicer a certificate certifying that such action will not violate Section 9.23 of the Credit Agreement, such certificate to be delivered to the Servicer within seven Business Days after such request therefor, and the Servicer shall not undertake such action pending receipt of such certificate.

(b) Any transaction entered into by the Servicer on behalf of any Person within the GAL Group (other than with other Persons within the GAL Group), including with GE or any of its Affiliates, shall be on an arm’s-length basis and on fair market value terms, unless otherwise agreed by the Board of Directors of GAL on behalf of any such Person within the GAL Group.

(c) The transaction approval requirements (the “Transaction Approval Requirements”) set forth in this Section 7.04 may only be amended by mutual agreement of the parties, and shall not in any event be amended to reduce, or circumscribe the delegation to the Servicer of, the level of autonomy, authority and responsibility contemplated by the Transaction Approval Requirements with respect to the performance of the Services. Any rejection by GAL of any proposed transaction submitted to it by the Servicer pursuant to the Transaction Approval Requirements shall only be applicable to such portions of any such proposed transaction as are specifically required to be approved as set forth in Section 7.04(a).

(d) GAL shall provide the Servicer with a response confirming its approval or rejection of any proposed transaction submitted to it by the Servicer as promptly as practicable following its receipt of a proposal from the Servicer and in any event not more than three Business Days after

27

receipt of such a proposal. In the event that the board of directors of GAL, a duly authorized committee thereof or the Manager fails to approve of any transaction with respect to which an approval is required pursuant to the Transaction Approval Requirements and in respect of which the Servicer has submitted a reasonably detailed written proposal, GAL shall provide a reasonably detailed written explanation for any such rejection to the Servicer simultaneously with notifying the Servicer of such rejection. The Servicer is not required to take any action with respect to any transaction for which approval was sought pending receipt of such explanation.

Section 7.05. Approved Budgets and Transaction Approval Requirements. Except as set forth in Section 7.04(a), no transaction entered into by the Servicer on behalf of any Person within the GAL Group in connection with the performance by the Servicer of the Services shall require the approval of any Person within the GAL Group or its board of directors or trustees, as applicable, or any committees thereof, or the Manager; provided, however, that nothing set forth in this Article VII shall prohibit the Servicer from seeking any approval or direction from GAL with respect to any matter related to the Services or the Aircraft Assets to the extent that the Servicer believes to be appropriate and, pending the Servicer’s receipt of any such approval or direction, the Servicer may refrain from taking any action with respect to the matter for which the Servicer has sought approval or direction.

ARTICLE VIII

Effectiveness

Section 8.01. Effectiveness. The effectiveness of this Agreement and all obligations of the parties hereunder shall be conditioned upon satisfaction (or waiver by the appropriate party) of the conditions set forth in Schedule 8.01.

ARTICLE IX

Servicing Fees; Expenses; Taxes;

Priority of Servicing Fees

Section 9.01. Servicing Fees. (a) In consideration of the Servicer’s performance of the Services, GAL agrees to pay to the Servicer servicing fees consisting of (i) the monthly base fee set forth in Section 9.02 (“Monthly Base Fee”), (ii) the rent fees set forth in Section 9.03 (“Rent Fees”), and (iii) the sales fee set forth in Section 9.04 (“Sales Fee”).

(b) GAL agrees to provide the Servicer (with a copy to the Manager) with any information in a timely manner that the Servicer may reasonably request to enable the Servicer to determine the timing and amount of any payment that the Servicer is entitled to receive pursuant to this Agreement.

Section 9.02. Monthly Base Fee. A Monthly Base Fee equal to 0.01% of the purchase price of each Aircraft Asset, as of the date it becomes a Aircraft Asset, shall be payable by GAL to the Servicer in arrears on each Payment Date during the Term of this Agreement on which such Aircraft Asset is subject hereto.

Section 9.03. Rent Fees. (a) Rent Fees shall consist of the Rent Payable Fee and the Rent Collected Fee. The Rent Fees shall be calculated by the Servicer and payable by GAL as follows:

(i) A Rent Payable Fee shall be payable by GAL to the Servicer in arrears for each period commencing on the date of the acquisition of the first Aircraft Asset (or,

28

thereafter, the Business day after the most recent Calculation Date) and ending on the next succeeding Calculation Date during the term of this Agreement on which there are any Aircraft Assets subject hereto (each such period, a “Fee Period”), such payment to be made no later than the Payment Date immediately following the end of each such Fee Period.

The “Rent Payable Fee” in respect of any Fee Period shall equal one percent (1.00%) of the aggregate amount of the Rents due from each Lessee in respect of Aircraft Assets attributable to such Fee Period so long as such Aircraft Asset remains subject to this Agreement, or portion of such Fee Period in which the relevant Aircraft constitutes a Aircraft Asset; provided, however, that, in the event of an early termination of a Lease relating to any Aircraft Asset for any reason (other than by reason of the occurrence of an event of loss or exercise of a purchase option), the Rents which would have been payable pursuant to such Lease but for such early termination will be included in this calculation of the Rent Payable Fee until the earlier of (a) the date on which Rents shall become payable in respect of such Aircraft Asset pursuant to another Lease (the Rents of which shall be included in this calculation of the Rent Payable Fee) and (b) the day that numerically corresponds to the first date by which such Aircraft Asset and related Aircraft Documents shall have been physically repossessed by the Servicer following such early termination in (or, if no such day exists, the last day of) the calendar month that is the third month after the month in which such date occurs.

(ii) A Rent Collected Fee shall be payable by GAL to the Servicer in arrears for each Fee Period, such payment to be made no later than the Payment Date immediately following the end of each such Fee Period.

The “Rent Collected Fee” in respect of any Fee Period shall equal one percent (1.00%) of the aggregate amount of the Rents actually paid by each Lessee in respect of Aircraft Assets so long as such Aircraft Asset remains subject to this Agreement and, if any Lessee fails to pay any Rent when due, amounts applied towards such payment during such Fee Period or portion of such Fee Period in which the relevant Aircraft constitutes an Aircraft Asset so long as such Aircraft Asset remains subject to this Agreement; provided, however, that if any collateral security, including any security deposit, is applied to the payment of Rent, then, for purposes of calculating the Rent Collected Fee, the amounts so applied shall not be included as Rent at the time of such application but shall be so included at such time as any Person within the GAL Group shall receive substitute collateral security or a payment (whether in the form of Rent or otherwise) which restores, in whole or in part, such collateral security.

(b) Not less than two Business Days prior to each Payment Date immediately following the end of each Fee Period, the Servicer shall deliver a written notice to GAL specifying the amount of the Rent Payable Fee and the amount of the Rent Collected Fee payable in respect of such Fee Period.

Section 9.04. Sales Fee. (a) A Sales Fee shall be payable with respect to each Fee Period by GAL to the Servicer, such payment to be made not later than the Payment Date immediately following the end of each such Fee Period.

(b) The “Sales Fee” in respect of any Fee Period shall equal one and one-half percent (1.50%) of the Aggregate Gross Proceeds in respect of Dispositions of Aircraft Assets during such Fee Period. “Aggregate Gross Proceeds” for any Fee Period means the sum of the Gross Proceeds for each Disposition of an Aircraft Asset that is an Aircraft Asset during such Fee Period. “Disposition” means, with respect to any Aircraft Asset, the sale (including pursuant to the exercise of a purchase option), total loss or other event or circumstances under which such Aircraft Asset ceases to be an Aircraft Asset. “Gross Proceeds” shall be an amount equal to the gross proceeds (including the fair market value of any non-cash consideration, but excluding any cash added to the purchase price of the applicable Aircraft

29

Asset in respect of any Utilization Rent or Deposit) received by any Person within the GAL Group in respect of any Disposition of an Aircraft Asset.

(c) Not less than two Business Days prior to each Payment Date immediately following the end of each Fee Period, the Servicer shall deliver a written notice to GAL specifying the amount of the Sales Fee payable in respect of such Fee Period.

Section 9.05. Fees in Bankruptcy. In the event that this Agreement is not terminated due to an event described in Section 10.02(a)(i)(D) or (E), the fees payable to the Servicer after the occurrence and during the continuance of such an event shall be 120% of the fees otherwise payable under Sections 9.02, 9.03 and 9.04 above.

Section 9.06. Expenses. (a) The Servicer shall be responsible for, and shall not be entitled to reimbursement for, the Servicer’s overhead expenses set forth in Schedule 9.06(a) (“Overhead Expenses”).

(b) (i) GAL shall be responsible for all costs and expenses relating to or associated with the Aircraft Assets other than Overhead Expenses, including those costs and expenses set forth in Schedule 9.06(b), but excluding any cost or expense specifically prohibited to be incurred by the Servicer under Section 7.04(a)(iv), (vi), (vii) or (viii) without the approval of GAL unless such approval is obtained (“Aircraft Asset Expenses”). Nothing contained in this Section 9.06 shall be deemed to impose on the Servicer any obligation to advance any of its own funds for any Aircraft Asset Expenses.

(ii) If, in connection with the performance of Services, and without limiting the GAL Group’s liability to pay for any goods and services as and when invoiced by the Servicer that are not required to be so paid in advance by the Servicer, the Servicer, on behalf of any Person within the GAL Group, proposes to provide goods and services, or arrange for the provision of goods or services, from any vendor, supplier, service provider or other Person (A) for a purchase price in excess of U.S. $1,000,000 (or the equivalent thereof in the currency in which such obligation is payable) or (B) at any time when a default in respect of the payment of any amount due under this Agreement shall have occurred and be continuing, the Servicer may require GAL to pay for such goods or services in advance or otherwise make the funds for payment of such goods or services available to the satisfaction of the Servicer. If such advance payment is not made or such funds are not otherwise made available, notwithstanding any other provision in this Agreement, the Servicer shall be relieved of its obligation to provide or arrange for the provision of such goods or services in respect of the Aircraft Assets for which such goods or services were to be provided but shall otherwise continue to manage such Aircraft Assets as provided in this Agreement and shall continue to be entitled to receive the fees specified in Sections 9.01, 9.02, 9.03 and 9.04 in respect of such Aircraft Assets. In such case, GAL may provide or arrange for the provision of such goods or services in respect of such Aircraft Assets.

Section 9.07. Taxes. (a) GAL agrees to pay on an After-Tax Basis and to indemnify and hold harmless the Indemnified Parties on an After-Tax Basis from and against (i) all liability for Taxes of or imposed on the Taxpayers that are imposed on, or asserted to be payable by, any Indemnified Party as a result of the structuring and implementation of any aspect of the various transactions contemplated by the Credit Agreement, this Agreement or otherwise, regardless of whether such Taxes are attributable to a taxable period ending before, on or after the Closing Date, other than any such Taxes imposed on or payable by a Taxpayer in its capacity as a withholding agent in respect of amounts payable pursuant to this Agreement to an Indemnified Party and any Taxes imposed on or payable by a Taxpayer that, prior to the Closing Date, was an Affiliate of the Servicer to the extent attributable to the period on or prior to the Closing Date, and (ii) any liability for out-of-pocket fees, costs and expenses (including reasonable attorneys’ fees) arising out of or incident to any Tax indemnified hereunder. If any Taxes for which GAL

30

is to indemnify any Indemnified Party pursuant to the immediately preceding sentence are payable after the Closing Date, GAL shall pay or cause to be paid to such Indemnified Party an amount calculated on an After-Tax Basis equal to the amount of such Taxes no later than the later of (x) five Business Days after such Indemnified Party gives notice to GAL that such amount is due and specifying the date such Taxes are due and payable (the “Due Date”) and (y) one Business Day before the Due Date. Amounts described in clause (ii) shall be reimbursed on an After-Tax Basis not less frequently than quarterly. Any payment required to be made hereunder and not made at the time specified in the preceding two sentences shall bear interest at the Stipulated Interest Rate or such higher rate actually payable by such Indemnified Party on the delayed payment of the Taxes being indemnified, calculated from the date such payment was required to be made hereunder to the date such payment is actually received by the Indemnified Party.

(b) All amounts payable by or on behalf of GAL pursuant to this Agreement shall be payable exclusive of any applicable value added tax, which value added tax, if payable, shall also be payable, upon production of a valid value added tax invoice by the Servicer. All amounts payable to GAL by an Indemnified Party pursuant to this Agreement shall be inclusive of value added tax save to the extent such Indemnified Party is entitled to recover (by way of repayment, credit or set off) the whole or any part of such value added tax. Where it is so entitled, at the request of GAL, value added tax shall be payable in addition thereto on production of a valid value added tax invoice but payment of the value added tax element shall not fall due until the latest possible date before the date on which such Indemnified Party shall receive such repayment, credit or set off (and such Indemnified Party shall be obligated to use reasonable endeavors (taking into account its overall tax position) to obtain such repayment, credit or set off as soon as possible); provided, however, that, to the extent such payment of the value added tax element shall fall due prior to such date of receipt pursuant to Applicable Law, GAL shall compensate such Indemnified Party at the Prime Rate for any resulting loss of the time value of funds. The Servicer shall act on GAL’s behalf in processing any refund of value added tax and the Servicer and GAL shall cooperate in good faith to file an application for relief from value added taxes on VAT form 60A as soon as practicable after the date of this Agreement.

(c) GAL shall pay and indemnify and hold the Indemnified Parties harmless, on an After-Tax Basis, from all Taxes imposed, levied or assessed against or upon the Person in the GAL Group or any Indemnified Parties by any Governmental Authority upon or with respect to any of the Operative Agreements or any payment pursuant thereto or resulting from the matters or activities described therein, other than (except to the extent required to make any payment on an After-Tax Basis) (i) payroll, social security and employment Taxes of such Indemnified Party and any Taxes that are based on or measured by the net income, net receipts, net profits, net worth, franchise or conduct of business of such Indemnified Party, (ii) any Taxes payable by such Indemnified Party pursuant to the controlled foreign corporation provisions or the passive foreign investment company provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision, (iii) any Taxes payable by an Indemnified Party (other than stamp, documentary or other similar taxes), which Taxes are imposed by Ireland or the United States of America or any political subdivision of either, or any other jurisdiction, to the extent such Taxes would not have been imposed but for any connection of the Indemnified Party or any Affiliate thereof with the jurisdiction imposing such Taxes (other than any such connection that results from activities of such Indemnified Party or any Affiliate which activities are located in such jurisdiction by reason of the location of (x) a specific lessee or sublessee of any Person within the GAL Group, (y) an Aircraft or any part thereof or (z) any other Person (other than any Indemnified Party) with whom any Person within the GAL Group may be engaging, or contemplating engaging, in a commercial relationship), (iv) Taxes attributable to events or conditions arising after the termination or expiration of this Agreement and (v) Taxes imposed as a result of the gross negligence or willful misconduct of any Indemnified Party. All Taxes with respect to which GAL has an indemnification responsibility under this Section 9.07 shall be paid not later than the date such Taxes shall be due unless and to the extent, in the case of Taxes that do not burden any of the assets or property of any Indemnified Party and are assessed

31

solely upon a Person or Persons within the GAL Group, such Person or Persons within the GAL Group shall be contesting such Taxes in good faith by appropriate proceedings, in which case such Taxes, or so much thereof as are being contested and are unpaid, shall be paid promptly upon a final determination that such Taxes, are due and payable. In the event any Taxes with respect to which GAL has an indemnification responsibility under this Section 9.07 are levied on any Indemnified Party, or any Indemnified Party is required by law or otherwise to pay any such Taxes in the first instance or as a result of a Person or Persons within the GAL Group’s failure to comply with, or nonperformance in relation to, any Applicable Law or regulations governing the payment thereof by such Person or Persons within the GAL Group, GAL shall pay to such Indemnified Party the full amount thereof on an After-Tax Basis within five Business Days after receipt from such Indemnified Party of any written request for such payment but not later than the due date for such Taxes. Any payment required to be made hereunder and not made at the time specified under this Section 9.07 shall bear interest at the Stipulated Interest Rate or such higher rate actually paid by such Indemnified Party on the delayed payment of the Taxes being indemnified, calculated from the date such payment was required to be made hereunder to the date such payment is actually received by such Indemnified Party.

(d) If any claim or demand is asserted in writing with respect to a Tax indemnified hereunder, such Indemnified Party shall in good faith notify GAL of such claim or demand within 10 days of receipt thereof; provided, however, that failure to give such notification shall not affect such Indemnified Party’s entitlement to indemnification hereunder unless such failure shall materially and adversely prejudice the ability of GAL to defend itself or any Indemnified Party against any such action, claim, demand, proceeding or suit. If GAL shall so request within 30 days after receipt of such notice, such Indemnified Party shall in good faith at GAL’s expense contest the imposition of such Tax; provided, however, that such Indemnified Party may in its sole discretion select any applicable forum for such contest and determine whether any such contest shall be by (i) resisting payment of such Tax, (ii) paying such Tax under protest or (iii) paying such Tax and seeking a refund thereof; provided further, however, that at such Indemnified Party’s option such contest shall be conducted by GAL in the name of such Indemnified Party (subject to the preceding proviso) (it being understood that GAL shall not be permitted to contest the imposition of such Tax in the name of such Indemnified Party without the prior written consent of such Indemnified Party). In no event shall such Indemnified Party be required or GAL be permitted by such Indemnified Party to contest the imposition of any Tax for which GAL is obligated to indemnify pursuant to this Section 9.07 unless (i) such Indemnified Party shall have received from GAL (A) an indemnity reasonably satisfactory to such Indemnified Party for any liability, expense or loss arising out of or relating to such contest and (B) an opinion of tax counsel to GAL furnished at the expense of GAL to the effect that a reasonable basis exists for contesting such claim; (ii) GAL shall have agreed to pay such Indemnified Party on demand all reasonable costs and expenses that such Indemnified Party may incur in connection with contesting such claim (including all costs, expenses, losses, reasonable legal and accounting fees, disbursements, penalties, interest and additions to tax); (iii) GAL shall be in compliance with all of its payment obligations under this Agreement and shall have acknowledged, in a manner reasonably satisfactory to the Servicer, its liability hereunder to indemnify the Indemnified Parties in respect of such Tax; (iv) such Indemnified Party shall have determined that the action to be taken will not result in a material risk of sale, forfeiture or loss of, or the creation of any Lien (except if GAL shall have adequately bonded such Lien or otherwise made provision to protect the interests of such Indemnified Party in a manner reasonably satisfactory to such Indemnified Party) on any property or rights of such Indemnified Party, or any portion thereof or any interest therein; and (v) if such contest shall be conducted in a manner requiring the payment of the claim, shall have paid the amount required. Notwithstanding anything contained in this Section 9.07, an Indemnified Party shall not be required nor shall GAL be permitted by such Indemnified Party to contest or continue to contest in the name of an Indemnified Party the imposition of any Tax for which GAL is obligated to indemnify pursuant to this Section 9.07 if such an Indemnified Party shall waive in writing its rights to indemnification under this Section 9.07 with respect to such Tax.

32

(e) If any Indemnified Party shall obtain a refund of all or any part of any Tax paid by GAL such Indemnified Party shall, provided no Event of Default, or default by GAL in the payment of any amount due hereunder, has occurred and is continuing, pay GAL an amount equal to the amount of such refund, including interest received or credited and attributable thereto, plus any net Tax benefit (or minus any net Tax detriment) realized by such Indemnified Party as a result of a payment made pursuant to this sentence or as a result of the receipt or accrual of such refund, including interest received or credited and attributable thereto. If any Indemnified Party shall have paid GAL any refund of all or part of any Tax paid by GAL and it is subsequently determined that such Indemnified Party was not entitled to the refund, such determination shall be treated as the imposition of a Tax for which GAL is obligated to indemnify such Indemnified Party pursuant to the provisions of Section 9.07 hereof.

Section 9.08. Priority of Payments to Servicer. Any and all amounts due and owing to the Servicer or any of its Affiliates (including any amounts due and owing to the Servicer or any of its Affiliates with respect to indemnification) pursuant to this Agreement shall be obligations of GAL and all other Persons within the GAL Group and entitled to the highest level of payment and Lien priority available under the Credit Agreement, which priority GAL agrees not to amend or permit to be amended without the consent of the Servicer.

ARTICLE X

Term; Right to Terminate; Resignation;

Consequences of Expiration, Termination,

Resignation or Removal; Certain Tax Matters; Survival

Section 10.01. Term. This Agreement shall have a non-cancelable term commencing on the Closing Date and expiring on December 19, 2021. During the term, this Agreement shall not be terminable by either party except as expressly provided in this Article X or otherwise as the parties hereto may agree between themselves with, if applicable, the prior written consent of the Security Trustee acting at the written direction of the Administrative Agent (with neither party being under any obligation to negotiate in good faith or otherwise or agree on any early termination hereof).

Section 10.02. Right to Terminate. (a) (i) At any time during the term of this Agreement, the Servicer shall in accordance with Section 10.02(c) be entitled to terminate this Agreement if:

(A) GAL shall fail to pay in full when due (1) any Servicing Fees within five days after the receipt of written notice from the Servicer of such failure or (2) any other amount payable by GAL hereunder or under any other Operative Agreement within ten days after the receipt of written notice from the Servicer of such failure; or

(B) any Person within the GAL Group shall fail to perform or observe or shall violate in any material respect any material term, covenant, condition or agreement to be performed or observed by it in respect of this Agreement or any other Operative Agreement (other than with respect to payment obligations of GAL referred to in clause (a)(i)(A) of this Section 10.02); or

(C) any material representation or warranty by any Person within the GAL Group made in this Agreement or any other Operative Agreement or in any report, certificate, financial statement or other agreement, instrument or document at any time furnished by or on behalf of any Person within the GAL Group in connection therewith shall prove to have been false or misleading in any material respect when made or furnished and such representation or warranty shall remain false and misleading in any material respect and such misrepresentation or breach of

33

warranty is reasonably likely to have a Material Adverse Effect on the Servicer or a material adverse effect on the rights and obligations of the Servicer under this Agreement (including the Servicer’s compensation hereunder); or

(D) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking relief in respect of GAL or any Significant Subsidiary of GAL or of a substantial part of the property or assets of any of such Persons, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other U.S. Federal or state or non-U.S. bankruptcy, insolvency, receivership or similar law, and such proceeding or petition shall continue undismissed for 75 days or an order or decree approving or ordering any of the foregoing shall be entered or any such Persons within the GAL Group shall go into liquidation, suffer a receiver or mortgagee to take possession of all or substantially all of its assets or have an examiner appointed over it or if a petition or proceeding is presented for any of the foregoing and not discharged within 75 days; or

(E) GAL or any Significant Subsidiary of GAL shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other U.S. Federal or state or non-U.S. bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest the filing of, any petition described in clause (D) above, (iii) file an answer admitting the material allegations of a petition filed against it in any such proceeding, or (iv) make a general assignment for the benefit of its creditors; or

(F) other than during the period prior to the initial acquisition of an Aircraft Asset by GAL, there shall cease to be any Aircraft Assets owned (including, for the purposes of this provision, Aircraft Assets to which title is held by a Person outside the GAL Group in accordance with Section 7.04(a)(i)) by any Person within the GAL Group; or

(G) the Credit Agreement or Security Trust Agreement shall cease to be in full force and effect; or

(H) any Guarantee issued in favor of the Servicer shall cease to be a legal, valid and binding agreement of the relevant Person within the GAL Group, enforceable in accordance with its terms, and such cessation is not cured or remedied within thirty (30) days of the occurrence thereof; or

(I) Competitor Control exists with respect to GAL, Genesis or the Manager, and GAL and the Servicer have been unable, or GAL is unwilling, to restructure this Agreement and the Services provided hereunder, including the providing or use of information relating to the Aircraft Assets, in a manner that the Servicer in good faith but sole discretion deems acceptable;

provided, however, that if an event described in Section 10.02(a)(i)(D), (E) or (H) above occurs and if the Servicer shall have been provided with what in its reasonable judgment is adequate assurance (including assumption or ratification of this Agreement with such a priority for performance and with such cash flow and other assets of the GAL Group being available with respect to such priority so as to assure the GAL Group’s performance hereunder and the Administrative Agent’s agreement to perform the obligations of GAL hereunder, each in form and substance reasonably satisfactory to the Servicer, and, so long as the Administrative Agent’s creditworthiness is reasonably satisfactory to the Servicer and the Administrative Agent is not a Competitor) of the GAL Group’s future performance of all of its obligations hereunder, including the payment of fees as provided in Section 9.05, performance of indemnities provided herein, payment of Aircraft Asset Expenses and other Expenses payable by a GAL Group member hereunder,

34

making of determinations contemplated hereby and execution and delivery of documents contemplated hereby, the Servicer agrees solely for the benefit of the Administrative Agent so long as the Credit Agreement remains in effect that the Servicer shall not exercise its rights to terminate due to the occurrence of any such event.

(ii) Upon the occurrence of an event set forth in clause (i) of this Section 10.02(a), in addition to the right of the Servicer to terminate this Agreement in whole pursuant to Section 10.02(a)(i), the Servicer shall be entitled to terminate its obligations to provide the Services with respect to one or more specific Aircraft Assets (but less than all the Aircraft Assets) (any termination with respect to less than all the Aircraft Assets being a “Partial Termination”). If, upon any such Partial Termination, the Servicer shall elect to continue to provide Services with respect to any Aircraft Asset, the Servicer shall specify the Aircraft Assets in respect of which it intends to continue to provide Services in the Termination Notice with respect to the Partial Termination. All references to the expiration or termination of this Agreement shall mean the expiration or termination of this Agreement in whole and not a Partial Termination unless expressly otherwise stated.

(b) At any time during the term of this Agreement, GAL (with, if applicable, the prior written consent of the Security Trustee acting at the written direction of the Administrative Agent) shall be entitled to terminate this Agreement if:

(i) neither GE nor GE Capital shall own directly or indirectly at least 50.01% of the voting equity of, and economic interest in, the Servicer or any Servicer Delegate; or

(ii) the Servicer shall (A) fail in any material respect to perform any material Services in accordance with the Standard of Care or the Conflicts Standard and such failure shall have a Material Adverse Effect on the GAL Group taken as a whole or a Material Adverse Effect on the rights and obligations of the GAL Group taken as a whole under this Agreement; or (B) fail in any material respect to perform any material Services which failure results in liability of the Servicer under its Standard of Liability and such failure shall have a Material Adverse Effect on the GAL Group taken as a whole or a Material Adverse Effect on the rights and obligations of the GAL Group taken as a whole under this Agreement; or

(iii) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking relief in respect of GE, GE Capital or the Servicer or any Servicer Delegate, or of a substantial part of the property or assets of the Servicer, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other U.S. Federal or state or non-U.S. bankruptcy, insolvency, receivership or similar law, and such proceeding or petition shall continue undismissed for 75 days or an order or decree approving or ordering any of the foregoing shall be entered or the Servicer shall go into liquidation, suffer a receiver or mortgagee to take possession of all or substantially all of its assets or have an examiner appointed over it or if a petition or proceeding is presented for any of the foregoing and not discharged within 75 days; or

(iv) GE, GE Capital or the Servicer shall (A) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other U.S. Federal or state or non-U.S. bankruptcy, insolvency, receivership or similar law, (B) consent to the institution of, or fail to contest the filing of, any petition described in clause (iii) above, (C) file an answer admitting the material allegations of a petition filed against it in any such proceeding, or (D) make a general assignment for the benefit of its creditors; or

35

(v) there shall have occurred and be continuing an Event of Default under Section 12.1(a)(iv) of the Credit Agreement in respect of payment of interest on an Advance (as defined in the Credit Agreement) due to an insufficiency of funds in the Collection Account on the relevant date, which Event of Default shall have continued unremedied for 60 days; or

(vi) following the occurrence and during the continuance of an Event of Default (other than one referred to in clause (i) of Section 2.01(a)) under the Credit Agreement and, other than in respect of an Event of Default under Sections 12.1(d) of the Credit Agreement, the issuance of a default notice (pursuant to which the outstanding Advances (as defined in the Credit Agreement) and all accrued and unpaid interest thereon shall become due and payable) in accordance with the terms of the Credit Agreement, and provided that at the time of such Event of Default at least the greater of three (3) Aircraft Assets or 15% of the number of Aircraft Assets shall not be subject to Leases and each such Aircraft Asset shall have been off-lease and reasonably available for re-lease (which, for purposes of clarification, shall mean that such Aircraft Asset shall be in the possession or under the unfettered control of the Servicer, together with the related Aircraft Documents, shall be free of any legal prohibition on the re-leasing thereof, shall be free of Liens (other than Liens, if any, created pursuant to the Credit Documents or created by or at the instruction of the Servicer) and shall be in a condition reasonably acceptable to a potential lessee) during the three-month period ending after the date of such Event of Default;

(c) (i) Either party to this Agreement (the “Terminating Party”) may, at any time during the term of this Agreement, by written notice (the “Termination Notice”) to the other (the “Nonterminating Party”), set forth its determination to terminate this Agreement pursuant to clause (a) of this Section 10.02 (in the case of the Servicer) or Section 10.01 or clause (b) of this Section 10.02 (in the case of GAL) or to provide for a Partial Termination of this Agreement pursuant to clause (a)(ii) of this Section 10.02 (in the case of the Servicer); provided, however, that failure by the Terminating Party to provide such Termination Notice shall not affect such party’s rights under Section 10.02(a) or Section 10.01 or Section 10.02(b), as the case may be. Any Termination Notice shall set forth in reasonable detail the basis for such termination.

(ii) Unless the Termination Notice is provided by GAL pursuant to Section 10.02(b)(i), (b)(iii), (b)(iv), (b)(v) or (b)(vi), or by the Servicer pursuant to Section 10.02(a)(i)(A) (after the applicable period provided in such Section), (a)(i)(D), (a)(i)(E), (a)(i)(F), (a)(i)(G), (a)(i)(H), or (a)(i)(I) (each a “Non-Curable Termination Event”), no later than the fifth day following the effectiveness of the Termination Notice (the “Effectiveness Date”), the Nonterminating Party shall advise the Terminating Party in writing whether the Nonterminating Party (A) intends to cure the basis for such termination and, if so, the action it intends to take to effectuate such cure or (B) does not intend to cure the basis for such termination; provided, however, that the failure of the Nonterminating Party to deliver such notice by such day shall be deemed to constitute notice that it does not intend to cure the basis for termination. In the event that the Termination Notice is provided for a Non-Curable Termination Event or the Nonterminating Party notifies (or is deemed to have notified) the Terminating Party that the Nonterminating Party does not intend to cure the basis for such termination, then this Agreement shall terminate or the Partial Termination shall take effect, as the case may be, (x) immediately in the case of a termination due to Competitor Control where a Competitor holds control or beneficial ownership, directly or indirectly, of 50% or more of any class of securities of GAL (exclusive of securities excluded in the parenthetical of clause (a) of the definition of Competitor Control), (y) at the end of the cure period in the case of a termination pursuant to Section 10.02(a)(i)(A), and (z) in all other cases, two hundred seventy (270) days following the effectiveness of the Termination Notice (except that if a termination pursuant to Section 10.02(a)(i)(I) has occurred, and a tender for the securities of GAL occurs in connection therewith, then this Agreement shall terminate or the Partial Termination shall take effect on the earlier of one

36

hundred eighty (180) days following the effectiveness of the Termination Notice or the date such tender is consummated), or on such later date as the Terminating Party shall have indicated in the Termination Notice to the Nonterminating Party. Except in the case of a termination under Section 10.02(a)(i)(A) (in which case the cure period shall consist only of the period in such Section), in the event that the Nonterminating Party notifies the Terminating Party by such fifth day that it intends to cure the basis for such termination, then the Nonterminating Party shall (A) have 15 days from the Effectiveness Date to effectuate such cure to the reasonable satisfaction of the Terminating Party or (B) if such cure cannot reasonably be expected to be effectuated within such 15-day period and it is not a payment default, (1) demonstrate to the reasonable satisfaction of the Terminating Party that substantial progress is being made toward the effectuation of such cure and (2) effectuate such cure to the reasonable satisfaction of the Terminating Party no later than the thirtieth day following the Effectiveness Date. Upon the failure of the Nonterminating Party to effectuate a cure in accordance with the immediately preceding sentence, this Agreement shall terminate or the Partial Termination shall take effect, as the case may be, on the later of (A) the day immediately following the expiration of two hundred seventy (270) days after such 15- or 30-day period, and (B) such later date as shall be indicated in the Termination Notice.

Section 10.03. Resignation or Removal. (a) If the Servicer reasonably determines that (x) directions given by any Person to the Servicer in accordance with this Agreement are or would be if carried out or (y) Services required to be performed under this Agreement are or would be if carried out (i) unlawful under Applicable Law, (ii) in violation of any GE Policy, (iii) likely to lead to an investigation by any Governmental Authority, directly or indirectly, of or relating to the Servicer, any of its Affiliates or the Services, (iv) directions or Services that would expose the Servicer to any liabilities for which adequate bond or indemnity has not, in the Servicer’s good faith opinion, been provided or (v) directions or Services that would place the Servicer in a conflict of interest with respect to which, in the Servicer’s good faith opinion, the Servicer cannot continue to perform its obligations hereunder within the requirements set forth in Article III with respect to all Aircraft Assets or any affected Aircraft Assets, as the case may be, it may resign as the Servicer for all purposes under this Agreement in relation to all the Aircraft Assets or, at its election, any affected Aircraft Assets (but with respect to clause (v) above the Servicer may resign only with respect to the affected Aircraft) for the duration of this Agreement, such resignation to become effective on the two hundred seventieth (270th) day after the date of the Servicer’s notice to GAL of such resignation (it being understood that, notwithstanding any other provision herein to the contrary, the Servicer shall be under no obligation to follow such directions or perform such Services pending the effectiveness of such resignation).

(b) If GAL shall have received a notice from the Servicer pursuant to Section 3.02(d) hereof to the effect that the Servicer cannot continue to perform its obligations hereunder within the requirements set forth in Section 3.02 with respect to all Aircraft Assets or any affected Aircraft Assets, GAL may remove the Servicer for all purposes under this Agreement in relation to the affected Aircraft Assets or, in the event that the Servicer has notified GAL that the Servicer cannot continue to perform its obligations with respect to all Aircraft Assets, all the Aircraft Assets for the duration of this Agreement, such removal to become effective upon two hundred seventy (270) days notice thereof (it being understood that, notwithstanding any other provision herein to the contrary, the Servicer shall be under no obligation to perform Services with respect to the affected Aircraft Assets pending the effectiveness of such resignation).

(c) If any Taxes that are based on or measured by all or a portion of the revenues, rental income or assets of any Person within the GAL Group (other than (i) any Taxes payable by any such Person pursuant to the controlled foreign corporation provisions or the passive foreign investment company provisions of the Code or (ii) Taxes imposed as a result of the gross negligence or willful misconduct of any such Person) shall be imposed on or with respect to the Servicer or any Affiliate thereof, and if such Taxes are not indemnified by GAL then, provided that the Servicer shall have

37

undertaken reasonable efforts (that do not involve any material cost to the Servicer or any Affiliate thereof) to otherwise avoid the imposition of such Taxes, the Servicer may resign as the Servicer for all purposes under this Agreement in relation to all the Aircraft Assets or, at its election, any Aircraft Assets the resignation with respect to which would reduce or eliminate such Taxes for the duration of this Agreement, such resignation to become effective upon two hundred seventy (270) days notice thereof; provided, however, that pending the effectiveness of such resignation, GAL shall be required to post a bond, irrevocable letter of credit or other form of security reasonably acceptable to the Servicer to be drawn upon by the Servicer in the event that any such additional Taxes continue to be imposed on or with respect to the Servicer or any Affiliate thereof during such pendency.

Section 10.04. Consequences of Expiration, Termination, Resignation or Removal.

(a) Notices. (i) Upon the expiration or termination of this Agreement in accordance with this Article X, or upon the resignation by or removal of the Servicer with respect to the performance of the Services for any or all of the Aircraft Assets, the Servicer will promptly forward to GAL any notices, reports and communications received by it from any relevant Lessee during the one year immediately after expiration, termination, resignation or removal.

(ii) GAL will notify promptly each relevant Lessee and any relevant third party (with a copy to the Security Trustee under the Security Trust Agreement) of the expiration, termination, resignation or removal of the Servicer under this Agreement in relation to any of the Aircraft Assets and will request that all such notices, reports and communications thereafter be made or given directly to the Replacement Servicer and GAL.

(b) Accrued Rights. A termination, resignation or removal in relation to any or all the Aircraft Assets shall not affect the respective rights (including as to fees) and liabilities of either party accrued prior to such termination, resignation or removal in respect of any prior breaches hereof or otherwise.

(c) [Intentionally Left Blank].

(d) Payment of Fees and Expenses. (i) Upon the expiration or termination of this Agreement in accordance with this Article X, or upon the resignation or removal of the Servicer with respect to the performance of the Services for any Aircraft Asset, so long as the Servicer is continuing to perform any of the Services, GAL shall continue to pay Servicing Fees and reimbursable Aircraft Asset Expenses to the Servicer until the effectiveness of such termination, resignation or removal.

(ii) If an Aircraft Asset is sold by any Person within the GAL Group to a customer to whom the Servicer had been actively engaged in marketing such Aircraft Asset and with whom the Servicer had been engaged in substantive discussions at any time during the three month period prior to its resignation or the termination of this Agreement, the Servicer shall be paid Sales Fees in respect of such Aircraft Asset as if the Servicer had arranged for the sale of such Aircraft Asset. Following its resignation or the termination of this Agreement, the Servicer will, upon the request of GAL, provide GAL with a list of customers with respect to which the Servicer had been actively engaged in marketing such Aircraft Asset and with which the Servicer had been engaged in substantive discussions at any time during such three-month period. Such list shall be treated as confidential by GAL and shall not be disclosed to any Person other than, unless Competitor Control of the Manager exists, the Manager (including its officers, directors, employees and agents) or used for any purpose other than as a basis for determining any Sales Fees payable to the Servicer pursuant to the first sentence of this Section 10.04(d)(ii).

38

(e) Transition. Upon the expiration or termination of this Agreement in accordance with this Article X, or upon the resignation or removal of the Servicer with respect to the performance of the Services for any Aircraft Asset, the Servicer shall promptly return the originals (and all copies) within its possession of all Aircraft Assets Related Documents to GAL and shall provide GAL with such access to other nonconfidential, nonproprietary documentation and information (exclusive of internal correspondence, approval materials, internal evaluations or similar documentation or information) generated as part of the performance of the Services to any Person within the GAL Group (and, upon the request by GAL and to the extent practicable, copies thereof) within its possession as is reasonably necessary to the conduct of the business of any Person within the GAL Group.

Section 10.05 Survival. Notwithstanding any termination or the expiration of this Agreement, (a) the obligations of GAL, Genesis and the Security Trustee under Sections 2.03, 2.04, 2.05(a), 2.05(c), 2.05(d), 2.05(f), 2.05(g), 2.05(h), 3.03, 3.04, 6.06 and 7.03(f), Article IX, Sections 10.04 and 10.05, Article XI and Sections 13.01, 13.03 and 13.04 of this Agreement and Section 2.2(b) of Schedule 2.02(a) to this Agreement and the Servicer’s obligations under Section 10.04 and Article XI shall survive such termination or expiration, as the case may be, and (b) the representations and warranties contained in Article IV and in Section 2.02(g) shall survive and remain in full force and effect until the third anniversary of the date on which this Agreement shall have expired or terminated.

Section 10.06. Courtesy Copies of Notices. The Servicer shall use reasonable commercial efforts to give to the Security Trustee a courtesy copy of any notices given by the Servicer under Section 10.02(a)(i) (A) or (C) or Section 10.02(c);provided, that the Servicer’s failure to give any such notice shall have no effect whatsoever in respect of the action of which notice is given or otherwise or on any rights or obligations of either party hereto or subject the Servicer to any risk (including any risk of injunctive relief) or liability of any type whatsoever to or in favor of the Security Trustee, GAL or any other Person whatsoever.

ARTICLE XI

Indemnification

Section 11.01. Indemnity. (a) Notwithstanding anything to the contrary set forth herein (other than Section 2.03(m)) or in any other Operative Agreement, GAL does hereby assume liability for, and does hereby agree to indemnify and hold harmless on an After-Tax Basis each of the Indemnified Parties from, any and all Losses that may be imposed on, incurred by or asserted against any Indemnified Party, directly or indirectly, arising out of, in connection with or related to (i) the Servicer’s performance under this Agreement or from errors in judgment or omissions by the Servicer under this Agreement; provided, however, that such indemnity shall not apply to the extent that such Losses are finally adjudicated to have been directly caused by (x) the willful misconduct (including willful misconduct that constitutes fraud) or gross negligence of the Servicer in respect of its obligation to apply the Standard of Care or the Conflicts Standard in respect of its performance of the Services or (y) any representation or warranty by the Servicer set forth in Section 4.10 or 4.11 having proven to be false on the date hereof; (ii) any Indemnified Parties’ involvement (or alleged involvement) in connection with the structuring or implementation of any aspect of the transactions contemplated by the Credit Agreement or this Agreement; (iii) without limiting the provisions of clause (y) above, any Aircraft Assets and (iv) except as expressly provided to be the obligation of the Servicer in Section 2.03(m), the offering or sale of the securities of GAL or any other debt or equity securities or the obtaining of any loans or Advances (as

39

defined in the Credit Agreement) by GAL or any of its Affiliates, or any other Offerings including any Losses to which any Indemnified Party may become subject, under the Securities Act of 1933, the Securities Exchange Act of 1934 or other Federal or state or non-U.S. statutory law or regulation, at common law or otherwise, including any Loss that arises out of or is based upon: (A) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus or in any amendment thereof or supplement thereto or in any other document filed with the United States Securities and Exchange Commission, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b) Each Indemnified Party agrees to give GAL prompt notice of any action, claim, demand, discovery of fact, proceeding or suit for which the applicable Indemnified Party intends to assert a right to indemnification under this Agreement; provided, however, that failure to give such notification shall not affect such Indemnified Party’s entitlement to indemnification under this Section 11.01 unless and only to the extent such failure results in actual irreparable prejudice to GAL or any other Person within the GAL Group.

Section 11.02. Procedures for Defense of Claims. (a) If a Third Party Claim is made against any Indemnified Party, the applicable Indemnified Party shall promptly notify GAL in writing of such claim (which notice shall include all relevant information reasonably necessary for GAL to understand such claim which is in the possession or under the control of, or which can with reasonable commercial efforts be obtained by, such Indemnified Party at the time of such notice, subject to Applicable Laws and confidentiality obligations), and the Servicer or GAL (if so directed by the applicable Indemnified Party and if so accepted by GAL) will undertake the defense thereof. The failure to notify GAL promptly shall not relieve GAL of its obligations under this Article XI unless and only to the extent that such failure results in actual irreparable prejudice to GAL or any other Person within the GAL Group.

(b) If so directed by the applicable Indemnified Party and if accepted by GAL, GAL shall within 30 days, undertake the conduct and control, through counsel of its own choosing (subject to the consent of the applicable Indemnified Party, such consent not to be unreasonably withheld or delayed) and at GAL’s risk and expense, the good faith settlement or defense of such claim, and the applicable Indemnified Party shall cooperate fully with GAL in connection therewith; provided, however, that (i) at all times the applicable Indemnified Party shall be entitled to participate in such settlement or defense through counsel chosen by it, and the fees and expenses of such counsel shall be borne by the applicable Indemnified Party, and (ii) GAL shall not be entitled to settle such claims unless it shall have confirmed in writing its obligation to indemnify the applicable Indemnified Party for the liability asserted in such claim. GAL shall obtain the written consent of the applicable Indemnified Party prior to ceasing to defend, settling or otherwise disposing of such claim if as a result thereof such Indemnified Party would become subject to injunctive, declaratory or other equitable relief or the business of such Indemnified Party would be materially adversely affected in any manner.

(c) So long as GAL is reasonably contesting any such claim in good faith, the applicable Indemnified Party shall fully cooperate with GAL in the defense of such claim as is reasonably required by GAL. Such cooperation shall include the retention and the provision of records and information which are reasonably relevant to such Third Party Claim and making directors, officers and employees available on a mutually convenient basis to provide additional information. Neither the Servicer nor any Indemnified Party shall settle or compromise any claim without the written consent of GAL unless the Servicer or the applicable Indemnified Party agrees in writing to forego any and all claims for indemnification from GAL with respect to such claims.

40

(d) If GAL, within 10 days after notice of any such claim, does not agree to defend such Third Party Claim as directed by the applicable Indemnified Party, such Indemnified Party will have the right to undertake the defense, compromise or settlement of such Third Party Claim.

Section 11.03. Reimbursement of Costs. The costs and expenses, including fees and disbursements of counsel (except as provided in clause (i) of the proviso to the first sentence of Section 11.02(b)) and expenses of investigation, incurred by any Indemnified Party in connection with any Third Party Claim, shall be reimbursed on a quarterly basis by GAL upon the submission of evidence reasonably satisfactory to GAL that such expenses have been incurred, without prejudice to GAL’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event that GAL is ultimately held not to be obligated to indemnify the Indemnified Party.

Section 11.04. Waiver of Certain Claims; Special Indemnity. GAL does hereby (a) assume liability for and agree to indemnify and hold harmless on an After-Tax-Basis, in accordance with the provisions of this Article XI, each of the Indemnified Parties from any and all Losses that may be imposed on, incurred by or asserted against any Indemnified Party directly or indirectly arising out of, in connection with or related to any claims of shareholders or creditors of any Person within the GAL Group or of Genesis and any claims (“Shadow Director/Related Company Claims”) that may be made by or on behalf of any Person against any Indemnified Party which are based on any Indemnified Party being a shadow director of, or a related company to, any Person within the GAL Group under applicable Irish law or which are based on any similar concept under any other Applicable Law; (b) waive, and shall cause each other Person within the GAL Group and Genesis to waive, any and all Shadow Director/Related Company Claims that may be made by or on behalf of any Person within the GAL Group against any Indemnified Party, (c) agree not to sue, and to cause each other Person within the GAL Group and GAL not to sue, upon any such Shadow Director/Related Company Claims, and (d) agree that any amounts awarded to or received by any Person within the GAL Group or of Genesis arising out of or related to any such Shadow Director/Related Company Claims (whether such claims were made by or on behalf of any Person within the GAL Group or of Genesis or by a third party (including any liquidator)) shall be paid over to the applicable Indemnified Party.

Section 11.05. Waiver of Certain Accounting Claims; Special Indemnity. GAL does hereby (a) assume liability for and agree to indemnify and hold harmless on an After-Tax-Basis, in accordance with this Article XI, each of the Indemnified Parties from any and all Losses that may be imposed on, incurred by or asserted against any Indemnified Party directly or indirectly arising out of, in connection with or related to any claims of shareholders or creditors of any Person within the GAL Group or of Genesis or of any other Person arising out of, in connection with or related to, the compliance by GAL or any other Person within the GAL Group or Genesis of their respective obligations, including any of their respective reporting obligations (“Compliance Obligations”) under the Credit Agreement or to any holder of any Indebtedness or of any debt or equity securities issued by any Person within the GAL Group or any Governmental Authorities and for all instructions, discretion, judgments and assumptions related to such Compliance Obligations (collectively “Accounting Claims”); provided, however, that such indemnity shall not apply to the extent that such Losses are finally adjudicated to have been directly caused by the willful misconduct (including willful misconduct that constitutes fraud) or gross negligence of the Servicer in respect of its obligation to apply the Standard of Care in respect of its performance of such Services, waive, and shall cause each other Person within the GAL Group to waive, any and all Accounting Claims that may be made by or on behalf of GAL or any other Person within the GAL Group or of any holder of a beneficial interest in respect of the GAL Group against any Indemnified Party and (b) agree not to sue, and to cause each other Person within the GAL Group and Genesis not to sue, upon any such Accounting Claim.

41

Section 11.06. Continuing Liability under Other Agreements. The Servicer understands, acknowledges and agrees that the intent of the parties hereunder is that any limitation on the liability of the Servicer under this Agreement, whether under this Article XI, Article III or otherwise, is not intended to and shall not be construed to limit the liability of any Person selling any Aircraft Assets under the Asset Purchase Agreement, and that any such liability under such agreement shall not give rise to any claim for indemnification in favor of the Servicer or any of its Affiliates under this Agreement.

ARTICLE XII

Assignment and Delegation

Section 12.01. Assignment and Delegation. (a) No party to this Agreement shall assign or delegate this Agreement or all or any part of its rights or obligations hereunder to any Person without the prior written consent of the other party hereto; provided, however, that (i) the Servicer may delegate any portion of but not all its obligations to any Affiliate of the Servicer (a “Servicer Delegate”); (ii) the foregoing provisions on assignment and delegation shall not limit the ability of the Servicer to contract with any Person, including any of its Affiliates, for services in respect of Aircraft Assets; and (iii) GAL may assign its rights hereunder to a Security Trustee under the Security Trust Agreement and, without in any way releasing GAL from any of its duties or obligations hereunder, the Servicer consents to such assignment, it being understood that neither GAL’s assignment nor the Servicer’s consent to such assignment, nor any references or provisions relating to the Servicer or the Servicing Agreement contained in any of the Credit Documents, will affect the Servicer’s rights and obligations hereunder, subject the Servicer to any liability to which it would not otherwise be subject to hereunder nor modify in any respect the contract rights of the Servicer hereunder. In addition, as a result of such assignment the Security Trustee and each Person entitled to any direct or indirect benefit under the Security Trust Agreement shall be bound by the Standard of Care, the Conflicts Standard, the Standard of Liability and each other exculpation and limitation on the liability, duties or obligations of the Servicer under the Servicing Agreement. The Servicer agrees that, notwithstanding such assignment by GAL and the Servicer’s consent thereto, the Security Trustee shall not be liable to perform any of the obligations of GAL hereunder unless and until the rights of GAL hereunder are foreclosed upon or otherwise transferred to the Security Trustee pursuant to the Security Trustee’s exercise of remedies under the Credit Documents or applicable law and provided that in exercising any right of GAL under this Agreement the terms and conditions of this Agreement shall apply to and be binding upon the Security Trustee to the same extent as GAL. Subject to the Security Trustee’s compliance with the provisions of this Agreement in exercising any such rights, the Servicer and each member of the GAL Group agrees that all of the GAL Group’s rights, including the right of GAL or any agent on its behalf to give notices or instructions to the Servicer under this Agreement, hereunder may be exercised by the Security Trustee to the exclusion of any member of the GAL Group following notice to the Servicer by the Security Trustee of the occurrence and continuance of an Event of Default (whether or not other remedial action, such as the giving of a notice of an Event of Default, has been taken) and the Servicer’s performance to the Security Trustee shall constitute performance to GAL hereunder for all purposes hereof. Any assignment or delegation pursuant to this Section 12.01(a) shall not require any approval pursuant to Section 7.04 and no delegation or contract pursuant to clause (i) or (ii) above shall release the Servicer from any of its obligations hereunder.

(b) Without limiting the foregoing, any Person who shall become a successor by assignment or otherwise of GAL or the Servicer (or any of their respective successors) in accordance with this Section 12.01 shall be required as a condition to the effectiveness of any such assignment or other arrangement to become a party to this Agreement; provided, however, that a Security Trustee shall not be required to become a party to this Agreement solely by reason of the execution and delivery of the Security Trust Agreement.

42

ARTICLE XIII

Miscellaneous

Section 13.01. Documentary Conventions. The Documentary Conventions shall govern this Agreement.

Section 13.02. Power of Attorney. GAL shall and shall cause each other Person within the GAL Group, to appoint the Servicer and its successors, and its permitted designees and assigns, as their true and lawful attorney-in-fact pursuant to the form of Power of Attorney attached as Schedule 13.02 to this Agreement (with such modifications as are necessary under the laws of the jurisdictions in which such Persons are organized). All services to be performed and actions to be taken by the Servicer pursuant to this Agreement shall be performed for and on behalf of GAL. The Servicer shall be entitled to seek and obtain from GAL (and/or any other Person within the GAL Group as appropriate) a power of attorney in respect of the execution of any specific action as the Servicer deems appropriate.

Section 13.03. Reliance. The Servicer shall be entitled to rely on the provisions of this Agreement, including Schedule 2.02(a), any Approved Budget, any direction of, or certification by, GAL or its board of directors (or any duly appointed committee thereof) or the Manager, to the extent set forth in Section 2.02(c), and the Transaction Approval Requirements, and GAL hereby waives any rights to challenge any action taken by the Servicer that is consistent with the provisions of this Agreement (including the Standard of Care and the Conflicts Standard), including Schedule 2.02(a), any Approved Budget, any such direction or certification or the Transaction Approval Requirements, or any direction of the Manager, or which has been approved by the board of directors of GAL or a duly appointed committee thereof, or the Manager.

Section 13.04. Certain Information. The parties hereto agree (a) not to provide to each other competitively sensitive information, other than information required to be provided by GECAS or GAL, as the case may be, under contractual arrangements existing on the date hereof (or successor arrangements thereto), (b) that any party receiving such information shall take such action as shall be necessary to maintain the confidentiality thereof and (c) to establish appropriate procedures and protocols to ensure compliance with the agreements in clauses (a) and (b). Similarly, GAL’s board of directors and Genesis’ board of directors and Genesis itself on behalf of itself and its Representatives shall agree (x) not to provide competitively sensitive information which it may receive from GECAS pursuant to this Agreement to any third party and (y) not to use any such competitively sensitive information for any purpose other than its duties and responsibilities as a director, shareholder of GAL, director or employee of Genesis or Representative of GAL. In addition, to the extent that any director of GAL or Genesis or Representative of GAL is involved in any other business activities that are competitive with GECAS or any Affiliate, GAL must screen such Person from receipt of competitively sensitive information. GAL shall require any such director, shareholder of GAL or as an employee or Representative of GAL or Genesis to undertake in writing not to provide competitively sensitive information which it may receive pursuant to this Agreement to any third party and not to use any such competitively sensitive information for any purpose other than its duties and responsibilities as a director of GAL or Genesis or as a Representative of GAL. GAL agrees that it will cause the terms of this Section 13.04 to be included in any other servicing agreement entered into by any Person within the GAL Group or by Genesis of any of their Affiliates with any other entity pursuant to which such entity will provide services with respect to any Aircraft on behalf of any Person within the GAL Group or on behalf of Genesis or any of their Affiliates, and, in connection therewith, the relevant directors shall provide to the servicer under such other servicing agreement written undertakings substantially similar to those provided to the Servicer as contemplated by the immediately preceding sentence. Without limiting the foregoing, GAL shall, and shall cause each Person in the GAL Group, and Genesis and each of its Affiliates, and each of its and their

43

Representatives, including the Manager, to ensure that no competitively sensitive information is provided to a Competitor, even a Competitor that is a shareholder of Genesis or of any Person within the GAL Group. GAL and the Servicer shall separately agree on the Aircraft Asset information to be provided under the Credit Agreement, and GAL shall not provide Aircraft Asset information thereunder except as so agreed. By acceptance of the assignment to the Security Trustee referred to in Section 12.01, the Security Trustee and each party to the Credit Agreement, and their successors and assigns, shall be deemed to have agreed to be bound by this Section 13.04 to the same extent as GAL.

Section 13.05. [Intentionally Left Blank].

Section 13.06. Relationship to Master Servicing Agreement. For avoidance of doubt, notwithstanding the existence of the Master Servicing Agreement between Genesis and GECAS, this Servicing Agreement shall govern exclusively the rights and obligations of the parties hereto with respect to Aircraft Assets as defined hereunder and in the event of any conflict between such agreements, the provisions hereunder shall apply to the Aircraft Assets. Upon the expiration or termination of this Agreement, the Master Servicing Agreement shall, if and to the extent it is then in full force and effect, govern the rights and obligations of the parties hereto with respect to the Aircraft Assets covered by such terminated or expired Agreement, provided, however, that, notwithstanding the foregoing, the provisions hereof which are provided herein to survive the expiration or termination of this Agreement shall continue to survive and be in full force and effect.

Section 13.07. Limited Recourse. (a) In the event that the assets of the Persons in the GAL Group are insufficient, after payment of all other claims, if any, ranking in priority to the claims of the Servicer hereunder (it being agreed that there are no claims ranking in priority to those of the Servicer), to pay in full such claims of the Servicer in accordance with the Credit Agreement and the Security Trust Agreement then the Servicer shall have no further claim against the Persons in the GAL Group in respect of any such unpaid amounts.

(b) To the extent permitted by Applicable Law, no recourse under any obligation, covenant or agreement of any party contained in this Agreement shall be had against any shareholder, officer or director of the relevant party as such, by the enforcement of any assessment or by any proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is a corporate obligation of the relevant party and no personal liability shall attach to or be incurred by the shareholders, officers, agents or directors of the relevant party as such, or any of them under or by reason of any of the obligations, covenants or agreements of such relevant party contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by such party of any of such obligations, covenants or agreements, either at law or by statute or constitution, of every such shareholder, officer, agent or director is hereby expressly waived by the other parties as a condition of and consideration for the execution of this Agreement. For purposes of clarification, the foregoing applies only to Persons acting in their capacity as such shareholder, officer, agent or director and not in any other capacity and does not extend to the benefit of the Person for which such Person serves as shareholder, officer, agent or officer.

Section 13.08. GAL Group Members. Each Person in the GAL Group that joins as a party to this Agreement hereby agrees to be bound by and perform the obligations hereunder of a Person in the GAL Group, and if any such Person is a trust of which GAL or another Person in the GAL Group is the beneficiary, GAL or such other Person hereby instructs and authorizes such trust to execute this Agreement, and perform such obligations (and the Security Trustee by its acceptance of the assignment provided above, consents thereto to the extent applicable).

44

IN WITNESS WHEREOF, this Agreement has been duly executed on the date first written above.

GE COMMERCIAL AVIATION SERVICES LIMITED
By:	/s/ John Ludden
	Name:	John Ludden
	Title:	Director

GENESIS ACQUISITION LIMITED
By:
Name:
Title:

IN WITNESS WHEREOF, this Agreement has been duly executed on the date first written above.

GE COMMERCIAL AVIATION SERVICES LIMITED
By:
Name:
Title:

GENESIS ACQUISITION LIMITED
By:	/s/ Brian Marks
	Name:	Brian Marks
	Title:	Attorney-in-fact

SCHEDULE 2.02(a) TO
SERVICING AGREEMENT

Aircraft Assets Services

The provision of the Services set forth in this Schedule 2.02(a) will be subject in all cases to such approval as may be required or such limitations as may be imposed pursuant to Section 7.04(a) of the Servicing Agreement and the provisions of this Schedule 2.02(a) shall be deemed to be so qualified.

Unless otherwise defined herein, all capitalized terms used in this Schedule 2.02(a) have the meanings assigned to such terms in Appendix A to the Servicing Agreement. GAL shall provide to the Servicer any instructions the Servicer may require in the interpretation of provisions of this Servicing Agreement related to the Credit Documents, on which instructions the Servicer shall be entitled to rely in all respects.

SECTION 1. Lease Services.

SECTION 1.1. Collections and Disbursements. In connection with each Lease of an Aircraft Asset under which any Person within the GAL Group is the lessor, the Servicer will:

(a) invoice the Lessee or otherwise arrange, as the Servicer deems reasonably appropriate, on behalf of such Person within the GAL Group, for all payments due from the Lessee, including Rents, Deposits, Utilization Rent, Aircraft redelivery payments, late payment charges and any payments in respect of Taxes and other payments (including technical, engineering, insurance and other recharges) due under the relevant Lease, use reasonable commercial efforts to direct the Lessee, subject to the terms of the Lease, to make such payments to such account designated as the “Collections Account” in Schedule 4.03 to the Servicing Agreement (the relevant details of such Collections Account being set forth in such Schedule) or to such other accounts as specified in writing by the Manager and use reasonable commercial efforts to enforce the payment thereof in the event of a nonpayment by the relevant due date;

(b) review from time to time, as deemed necessary by the Servicer, the level of Rents, Deposits, Utilization Rent and other amounts that may be adjusted under a Lease (and to the extent they are provided to be adjusted pursuant to the provisions of such Lease) and shall propose to the relevant Lessee and/or make such adjustments to the Rents, Deposits, Utilization Rent and other amounts as are required or that the Servicer otherwise deems reasonably appropriate considering, among other things, the terms of the relevant Lease and practices that the Servicer believes are prevalent in the operating lease market;

(c) subject to the timely receipt by the Servicer of the information related to the receipt of all payments made pursuant to any Lease into any Bank Account, maintain appropriate records regarding payments under the Leases;

(d) subject to the terms of any applicable Aircraft Assets Related Document, take such commercially reasonable actions as are necessary to apply any payments of any type received from any Lessee, or to make any payments payable to a Lessee, on a basis consistent with the directions of such Lessee and, to the extent that any such payments are made to an account other than the account to which such payment should have been directed pursuant to such Lessee’s direction, to take such further commercially reasonable actions as are necessary to give effect to such directions; provided, however, that, in the event a Lessee is in default under a Lease or a Lessee is subject to a voluntary or involuntary bankruptcy, liquidation, receivership or other similar proceeding, the Servicer will advise GAL of how funds received from such Lessee were applied to the extent that such funds were applied to leases relating to both Aircraft Assets and Other Assets; and

SCHED 2.02(a)-1

(e) provide for the safekeeping and recording of any letters of credit, guarantees or other credit support (other than cash and cash equivalents) held as part of Deposits or Utilization Rent and the timely renewal or drawing on or disbursement thereof as provided under the applicable Lease or other Aircraft Assets Related Document or otherwise in accordance with Section 1.5 of this Schedule 2.02(a).

SECTION 1.2. Maintenance. Subject to the availability of adequate funding to comply with the obligations under this Schedule 2.02(a) and the Servicing Agreement, the Servicer will perform the following technical services relating to the maintenance of the Aircraft Assets:

(a) monitor the performance of maintenance obligations by Lessees under all Leases relating to the Aircraft Assets by including the Aircraft Assets in the Servicer’s technical audit program, which program entails, to the extent feasible in a reasonable commercial manner in the ordinary course under the terms of the applicable Lease, the review of a Lessee’s technical recordkeeping procedures, the collection of summary maintenance data on each Aircraft Asset and, to the extent the Servicer deems reasonably necessary or appropriate, physical inspection of the Aircraft Assets on a sampling basis consistent with procedures employed from time to time by GECAS and its Affiliates with respect to their own or other serviced Aircraft;

(b) confirm the air authority approval status of a Lessee’s proposed maintenance program and proposed maintenance performer under any new Lease of any Aircraft Assets under which any Person within the GAL Group is, or following the delivery of the related Aircraft Asset will be, the lessor;

(c) in connection with a termination or expiration of a Lease under which any Person within the GAL Group is, or following the delivery of the related Aircraft Asset will be, the lessor:

(i) arrange for the appropriate technical inspection of the Aircraft Asset for the purpose of determining if the re-delivery conditions under the Lease have been satisfied;

(ii) maintain a record of all material reports and other written materials (including any relevant reconciliation statements) received or generated by the Servicer in connection with such inspection and provide reasonable access to such reports and written materials to the relevant Persons within the GAL Group;

(iii) on the basis of the final inspection and available records, determine whether the Lessee has complied with all required airworthiness directives and mandatory modifications, and establish the status of compliance with Airframe and Engine manufacturer service bulletins and Lessee-originated modifications undertaken, in each case with respect to the Aircraft Asset and as required by the Lease;

(iv) (A) determine whether the Lessee has satisfied the re-delivery conditions applicable to the Aircraft Asset specified in the Lease and negotiate any modifications, repairs, refurbishments, inspections or overhauls to or compromises of such conditions that the Servicer deems reasonably necessary or appropriate, (B) determine the application of any available Deposits, Utilization Rent or other payments under the Lease and (C) maintain a record of the satisfaction of such conditions and accept re-delivery of the Aircraft Asset; and

SCHED 2.02(a)- 2

(v) determine the need for, procure and monitor (as provided in clause (a) above) the performance of any maintenance and refurbishment of the Aircraft Asset upon re-delivery, including compliance with applicable airworthiness directives, service bulletins and other modifications which the Servicer may deem reasonably necessary or appropriate for the marketing of the Aircraft Asset;

(d) consider and, to the extent the Servicer deems reasonably necessary or appropriate, approve any Lessee-originated modifications to any Aircraft Asset submitted by any Lessee for approval:

(i) to the extent authorized by the terms of the relevant Lease; or

(ii) which the Servicer reasonably determines would not result in a material diminution in value of the Aircraft Asset or the interests of any Person within the GAL Group; or

(iii) which are approved by GAL;

(e) determine the amount (if any) that the relevant Person within the GAL Group is obliged to contribute pursuant to the provisions of a Lease (taking into account where applicable the amount of Utilization Rent paid with respect to such Lease and the receivables position of the related Lessee) to the cost of complying with any modification requirements, maintenance contribution requirements, redelivery condition payment requirements, airworthiness directives and similar requirements; and

(f) arrange and supervise appropriate storage and any required on-going maintenance of any Aircraft Asset, at the expense of the relevant Person within the GAL Group, following termination of a Lease for any reason and re-delivery of the Aircraft Asset thereunder and prior to delivery of such Aircraft Asset to a new lessee or purchaser, on the most economic basis reasonably available and appropriate under the circumstances.

The Servicer shall generally provide the technical/maintenance services set forth in this Section 1.2 through the use of its own staff where it shall deem appropriate and shall utilize third parties to provide such technical/maintenance services where it shall deem appropriate.

SECTION 1.3. Insurance.

(a) The Servicer will provide the following insurance services:

(i) negotiate the insurance provisions of any proposed lease or other agreement affecting any of the Aircraft Assets, with such provisions to include such minimum coverage amounts with respect to hull and liability insurance as are set forth on Annex 1 to the Servicing Agreement, as the same may be amended from time to time at the direction of GAL (but in no event shall any amendment adversely affect the right of the Servicer to be insured under general and war risk liability policies acceptable to it with the minimum amounts specified herein); provided, however, that, if an agreement with respect to hull or liability insurance, if any, cannot be reached with any particular Lessee pursuant to which such Lessee will procure and pay the premiums for such insurance in amounts consistent with the foregoing, the Servicer may still cause the applicable Person in the GAL Group to enter into such proposed lease or other agreement, but in which case the Servicer shall arrange for any shortfall in the required

SCHED 2.02(a)- 3

amount of insurance to be covered, at the expense of GAL, pursuant to arrangements entered into pursuant to clauses (iii) and (v) of this Section 1.3(a);

(ii) monitor the performance of the obligations of Lessees relating to insurance under Leases of any Aircraft Assets and, where practicable, ensuring that appropriate evidence of insurance exists with respect to any Aircraft Assets maintenance providers;

(iii) source and arrange an aviation insurance program covering the Aircraft Assets (it being understood that such program may be arranged pursuant to a group policy covering both Aircraft Assets and Other Assets the premiums in respect of which are shared equitably based on the amount of insurance obtained and premium paid thereunder with respect to the covered Aircraft Assets, on the one hand, and the Other Assets, on the other hand; provided that the Servicer is not obligated to arrange such a group policy and that GAL acknowledges that (A) such group policy may not result in any savings; and (B) the Servicer’s current practice is to include the Other Assets serviced for other third parties under a different group policy than that for Other Assets serviced for GE Capital and its Affiliates), with such minimum coverage amounts with respect to hull and liability insurance as are set forth on Annex 1 to the Servicing Agreement, as the same may be amended from time to time at the direction of GAL;

(iv) procure such repossession insurance for Aircraft Assets registered in those countries listed on Annex 1 to the Servicing Agreement (which list has been established by GAL and may be modified from time to time by GAL) and with such minimum coverage amounts with respect to hull insurance as are set forth on Annex 1 to the Servicing Agreement, as the same may be amended from time to time at the direction of GAL; provided, however, that, if an agreement with respect to repossession insurance, if any, cannot be reached with any particular Lessee pursuant to which such Lessee will pay the premiums for such insurance in amounts consistent with the foregoing, the Servicer may still cause the applicable Person in the GAL Group to enter into such proposed lease or other agreement, but in which case the Servicer shall pay any premiums to the extent unpaid by the Lessee, at the expense of GAL; and

(v) if at any time any Aircraft Asset ceases to be insured or any Person within the GAL Group requires insurance coverage relating to an Aircraft Asset for any reason, including default by the Lessee or an Aircraft Asset not being leased upon termination of a Lease, the Servicer will procure, at the expense of the relevant Person within the GAL Group, alternative insurance coverage, with such minimum coverage amounts with respect to hull and liability insurance as are set forth on Annex 1 to the Servicing Agreement, as the same may be amended from time to time at the direction of GAL;

provided, however, that, in each case where insurance is to be obtained by the Servicer, such insurance is reasonably available in the relevant insurance market and the Servicer shall have used reasonable sourcing techniques prior to obtaining such insurance; provided, further, however, that the Servicer shall not obtain or shall terminate, as the case may be, any such insurance (except liability insurance and war risk liability insurance in favor of the Servicer and its Affiliates) with respect to which the Servicer has been so instructed by GAL because GAL has determined that the rates for such insurance are not commercially reasonable. The foregoing provisions shall apply, mutatis mutandis, to any arrangements in which Persons other than Lessees have possession of, or insurance responsibility for, an Aircraft Asset

SCHED 2.02(a)- 4

(including in the event that an Aircraft Asset has been sold pursuant to a mortgage, deferred payment agreement or any similar arrangement).

(b) The Servicer may engage, on behalf of, and for the benefit and at the expense of, any Person within the GAL Group, one or more Advisers and Brokers, each of whom:

(i) may also act in the same or similar capacities for the Servicer and its Affiliates;

(ii) shall take directions from the Servicer (as authorized by the Servicing Agreement) in respect of the Aircraft Assets; and

(iii) may act on behalf of any Person within the GAL Group in respect of any of their other insurance requirements, if requested to do so by any such Person within the GAL Group.

The Servicer shall be entitled to rely reasonably on the actions taken by or recommendations of any such Adviser and Broker, subject to the terms of the relevant Lease. The Servicer will obtain such advice from the relevant Adviser or Broker or both, as it deems appropriate, as to the reasonableness of any insurance arrangements proposed by a Lessee, and as to the levels and types of insurance to be provided by a Lessee or to be arranged by the Servicer, for any of the Aircraft Assets. Except to the extent the Servicer can effect more cost efficient coverage under fleet or group policies, the Servicer will use reasonable commercial efforts to maintain separate and distinct customer relationships with such Advisers or Brokers when acting on behalf of any Person within the GAL Group, on the one hand, and when acting on its own behalf or on behalf of other Persons not within the GAL Group whose aircraft assets it manages, on the other hand. Any such insurance obtained by the Servicer shall include as the named insured thereunder, such Persons as are required to be designated as named insureds pursuant to paragraph 6 of Annex 1 to the Servicing Agreement.

(c) The Servicer shall provide to GAL such periodic reports regarding insurance matters relating to the Aircraft Assets as GAL may reasonably request.

SECTION 1.4. Administration. The Servicer shall administer each Lease in accordance with its terms and as otherwise specifically addressed herein.

SECTION 1.5. Enforcement. The Servicer shall take commercially reasonable steps to enforce the obligations to the relevant Person within the GAL Group of the Lessee and any other parties under each Lease and under any ancillary agreements thereto delivered by GAL to the Servicer (including any guarantees of the obligations of the Lessee). Following any default by a Lessee under the applicable Lease, the Servicer will take all such commercially reasonable steps as it deems reasonably necessary or appropriate to preserve and enforce the rights of the relevant Person within the GAL Group under the applicable Lease, including entering into negotiations with such Lessee with respect to the restructuring of such Lease or declaration of an event of default under the applicable Lease, drawing on or making disbursement of any Deposits, Utilization Rent or any letters of credit, guarantees or other credit support thereunder, voluntary or involuntary termination of the Lease and repossession of the Aircraft Asset that is the subject of the Lease, and pursuing such legal action with respect thereto as the Servicer deems reasonably necessary or appropriate.

SECTION 1.6. Lease Modifications. (a) The Servicer shall be authorized to make such amendments and modifications to any Lease as it shall deem reasonably necessary or appropriate; provided, however, that such amendment or modification shall require the approval of GAL pursuant to

SCHED 2.02(a)- 5

Section 7.04(a) of the Servicing Agreement if the provisions of such amendment or modification, were they to be included in a new Lease to be entered into after the date hereof, would, on their own, cause the entering into of such new Lease to require the approval of GAL pursuant to Section 7.04(a)(ii) of the Servicing Agreement. Such amendments or modifications may be made without regard to whether there is a default by the Lessee or other party under or with respect to any such Lease.

(b) The Servicer may waive, in good faith but sole discretion, overdue interest due from any Lessee under any Lease on any default in payment of rent, Utilization Rent or other amount thereunder.

SECTION 1.7. Options and Other Rights. The Servicer shall be authorized to take such action as it shall deem reasonably necessary or appropriate with respect to:

(a) the exercise by any Lessee or other party of any option or right affecting the applicable Aircraft Asset or the applicable Lease, consistent with the terms of any such option or right; and

(b) the exercise on behalf of any Person within the GAL Group of any right or option that such Person may have with respect to any of the Aircraft Assets or the Leases.

SECTION 2. Compliance with Covenants; Security Interests.

SECTION 2.1. Compliance Generally. (a) Subject to the availability to the Servicer of adequate funding to comply with its obligations under this Schedule 2.02(a) and the Servicing Agreement, the Servicer shall take such commercially reasonable actions as it shall deem reasonably necessary or appropriate to keep GAL in compliance with its obligations and covenants under the Credit Agreement as and to the extent set forth on Schedule 2.02(a)(i), as amended from time to time, and solely to the extent that such obligations and covenants specifically and directly relate to the Services, excluding, in any case, (i) any reporting obligations in respect of any of the foregoing and (ii) any payment or monetary obligations; provided, however, that the foregoing shall only apply to (A) the Credit Agreement covenants that are set forth (or, in certain cases, appear as extracts) on Schedule 2.02(a)(i) to the Servicing Agreement, to the extent that each provision set forth (or extracted) on such Schedule includes the relevant section references for each such provision from the Credit Agreement, and which (together with the definitions for any capitalized terms used therein) are set forth in full in a copy of the Credit Agreement delivered by GAL to the Servicer, certified by GAL as a true and complete copy thereof (and GAL shall promptly provide the Servicer with all amendments, supplements and waivers thereto, so certified), and GAL shall provide to the Servicer any instructions the Servicer may require in the interpretation of the Credit Agreement, on which instructions the Servicer shall be entitled to rely in all respects and (B) the Credit Agreement covenants first coming into effect (including through amendments or modifications) after the date of the Servicing Agreement that are reasonably acceptable to the Servicer, or which GAL shall from time to time notify the Servicer in writing, in reasonably specific detail the Credit Agreement by amendment to such Schedule 2.02(a)(i) and that are reasonably acceptable to the Servicer.

(b) Nothing in this Schedule 2.02(a) or elsewhere in the Servicing Agreement shall be deemed to constitute or be construed as (i) a delegation or other transfer to, or an assumption by, the Servicer or any of its Affiliates of any obligations of any Person within the GAL Group to make any payment to any Lessee or other Person, or to comply with any other monetary obligation, under any Lease or other contract of any Person in the GAL Group or (ii) a transfer to the Servicer or any of its Affiliates of any right, title or interest in any Lease or related agreement or any Aircraft Asset covered thereby.

SECTION 2.2. Concentration Thresholds.

SCHED 2.02(a)-6

(a) Concentration Thresholds Generally. The Servicer shall use reasonable commercial efforts to comply with the covenants specifically relating to limitations on Lessee concentration set forth in the Credit Agreement in connection with entering into a Lease hereunder as and to the extent such limitations are attached in Annex 2 hereto and notified from time to time to the Servicer by GAL, or the Manager on behalf of GAL, as hereinafter provided (“Concentration Limits”).

(b) Present Concentration Limits. GAL hereby represents and warrants to the Servicer that set forth in Annex 2 to the Servicing Agreement are the Concentration Limits (including, following each provision set forth in such Annex, the relevant section references for each such provision from the Credit Agreement) presently imposed under the Credit Agreement, which Concentration Limits (together with the definitions for any capitalized terms used therein) are set forth in a full copy of the Credit Agreement delivered by GAL to the Servicer, and certified by GAL as a true and complete copy thereof (and GAL shall promptly provide the Servicer with all amendments, supplements and waivers thereto, so certified). GAL, or the Manager on its behalf, shall provide to the Servicer, within three (3) Business Days after the Servicer’s request, certification in reasonable detail of the Concentration Limits then in effect. The Servicer may rely without investigation on any such certification of the Concentration Limits, including in connection with its entering into any letter of intent or other similar preliminary document concerning a proposed Lease of an Aircraft Asset and such certification shall stay in effect and be applicable to the Lease that is the subject of such preliminary document notwithstanding any change in the Concentration Limits thereafter unless the Lease that is the subject of such letter of intent or other preliminary document is not entered into within twelve (12) months of the date of such certification. GAL, or the Manager on its behalf, shall also provide any instructions the Servicer may require in the interpretation of such Concentration Limits, on which instructions the Servicer shall be entitled to rely in all respects.

(c) Directions to Servicer. The Servicer shall not enter into any Lease transaction until or unless GAL has provided a written certification to the Servicer to the effect that such transaction as initially proposed in the preliminary document therefor (or if there is no such preliminary document the Lease itself) will not result in any violation of the Concentration Limits, and the Servicer shall be entitled to rely upon such certification for all purposes of the Servicing Agreement and this Schedule 2.02(a), as provided and for the time period set forth in Section 2.2(b) above.

SECTION 2.3. Security Interests and International Interests. (a) Security Interests. In connection with the obligation of any Person within the GAL Group under the Security Trust Agreement to perfect any security interest granted by it in its right, title and interest in and to any Lease pursuant to the Security Trust Agreement (an “Assigned Lease”), the Servicer’s sole responsibility in respect thereof shall be to take the following actions with respect to each Assigned Lease: (1) seek advice from local counsel in the jurisdiction where the related Aircraft Asset is registered as to what actions would be customarily taken in such jurisdiction to perfect the security interest created in such Assigned Lease pursuant to the Security Trust Agreement and to use commercially reasonable efforts to implement such advice, (2) create an original chattel paper copy of such Assigned Lease by adding the following language to the cover of such Assigned Lease: “To the extent, if any, that this [Lease Agreement] or any [Lease Supplement] hereunder constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this [Lease Agreement] or such [Lease Supplement] may be created through the transfer or possession of any counterpart other than the original executed counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Security Trustee under and as defined in the Security Trust Agreement dated as of April 5, 2007 between GAL, Deutsche Bank Trust Company Americas, as Security Trustee, and the various

SCHED 2.02(a)-7

other parties identified on the signature pages thereof”, and (3) no later than ten days after the execution of such Assigned Lease by all the parties thereto, deliver such original chattel paper copy (which, by way of clarification, shall not include the signature or the receipt therefor of the Security Trustee) to a courier service for delivery to the Security Trustee at Deutsche Bank Trust Company Americas, Attention: Structured Finance Services / Trust & Agency Services, 60 Wall Street, New York, New York 10005, (4) notify the Lessee in writing of the security assignment of such Assigned Lease to the Security Trustee pursuant to the Security Trust Agreement (which notice may be contained in such Assigned Lease), (5) obtain from the Lessee a written acknowledgment addressed to, or for the benefit of, the Security Trustee (A) acknowledging receipt of notification of such security assignment and (B) containing the agreement of the Lessee to continue to make all payments required to be made to the lessor under such Assigned Lease to the account specified in such Assigned Lease unless and until the Security Trustee otherwise directs (it being understood that the account specified in such Assigned Lease will be the account specified by the Manager to the Servicer as contemplated by Section 1.1(a) of this Schedule 2.02(a)) and (6) take such other action as GAL shall have reasonably requested and described in reasonable detail in a written notice to the Servicer. Notwithstanding the foregoing, the Servicer shall have no obligation to take any action specified in the prior sentence of this Section 2.3(a) with respect to any Assigned Lease or any supplement or amendment thereto that was executed before the related Aircraft became an Aircraft Asset (it being the expectation of the parties hereto that such action will be taken by the seller of any Aircraft Asset related to such Assigned Lease to any Person within the GAL Group). In connection with any Assigned Lease, GAL will cooperate with the Servicer in obtaining a letter of quiet enjoyment with respect to such Assigned Lease referred to in the final sentence of Section 2.08(b) of the Security Trust Agreement.

(b) International Interests. In connection with the obligation of any Person within the GAL Group under the Security Trust Agreement to register at the International Registry any International Interest constituted by under any Assigned Lease, the Servicer’s sole responsibility in respect thereof shall be to direct the International Registry administrator of the Person within the GAL Group that is lessor under such Assigned Lease to register such International Interest with the International Registry and seek the consent of the Lessee to such registration. In connection with the obligation of any Person within the GAL Group under the Security Trust Agreement to register the assignment to the Security Trustee of any International Interest constituted by any Assigned Lease of an Aircraft, the Servicer’s sole responsibility in respect thereof shall be to, upon request by the Security Trustee, direct the International Registry administrator of the Person within the GAL Group that is lessor under such Lease to consent to the registration of the assignment in favor of the Security Trustee of any International Interest that has been registered with the International Registry in respect of such Assigned Lease and is then held by a Person with the GAL Group, and request the consent of the lessee under such Assigned Lease to such assignment (which consent may be set forth in the Assigned Lease). In connection with the obligation of any Person within the GAL Group under the Security Trust Agreement to register any contract of sale with respect to an Aircraft Asset, the Servicer’s sole responsibility in respect thereof shall be to direct the International Registry administrator of the Person within the GAL Group that is a party to such contract of sale to register such contract of sale with the International Registry and seek the consent of the other party to such contract of sale to such registration. In connection with the obligation of any Person within the GAL Group under the Security Trust Agreement to register any contract of sale with respect to an Aircraft Asset, the Servicer’s sole responsibility in respect thereof shall be to, upon request by the Security Trustee, direct the International Registry administrator of the Person within the GAL Group that is owner of such Aircraft Asset to consent to the registration in favor of the Security Trustee of such contract of sale with the International Registry.

SCHED 2.02(a)-8

SECTION 3. Lease Marketing.

(a) The Servicer shall provide and perform lease marketing services with respect to the Aircraft Assets and in connection therewith is authorized:

(i) to negotiate and enter into any commitment for a lease of an Aircraft Asset in the name of the relevant Person within the GAL Group; and

(ii) to include within any commitment for a Lease of an Aircraft Asset and/or effect any intermediate Lease or Leases through any Person within the GAL Group that the Servicer deems reasonably necessary or appropriate.

(b) The Servicer shall commence the negotiation of any commitment for a Lease or Leases of Aircraft Assets in a manner consistent with the practices employed by the Servicer with respect to its aircraft operating leasing services business generally and shall commence the drafting of, and negotiation with respect to, any Leases for Aircraft Assets on the following basis:

(i) in the case of any proposed Lessee that is not and has not been a lessee of an aircraft managed or serviced by the Servicer, the Servicer shall commence the drafting of, and negotiation with respect to, a Lease for Aircraft Assets based on the form of lease agreement or agreements then used by the Servicer in connection with its aircraft operating leasing services business generally, which form shall comply with the Core Lease Provisions (as such form of lease shall be amended from time to time by the Servicer, the “GAL Pro Forma Lease”); and

(ii) in the case of any proposed Lessee that is or was a lessee of an aircraft managed or serviced by the Servicer, the Servicer may commence the drafting of, and negotiation with respect to, a Lease for Aircraft Assets based on a form of lease substantially similar to the lease previously used with respect to such Lessee (the “Precedent Lease”).

Provided that the Servicer commences the negotiation of a Lease of any Aircraft Asset in accordance with clauses (b)(i) and (b)(ii) above, the terms of any executed Lease may vary from the terms of the GAL Pro Forma Lease or the Precedent Lease employed by the Servicer in accordance with such clauses. Section 3(b) shall not be applicable to the negotiation with respect to, or execution of, any Lease for Aircraft Assets in which negotiations commenced on or prior to the Closing Date. The Servicer is authorized to execute and deliver binding leases and related agreements on behalf of the relevant Person within the GAL Group based on the foregoing procedures.

(c) Upon ten Business Days’ prior written notice from GAL requesting a copy of the then current GAL Pro Forma Lease (the “Annual Review”), the Servicer shall provide GAL with a copy of its then current GAL Pro Forma Lease, together with a copy thereof marked (with such marking to be accomplished only if, and to the extent, possible with the then current word processing software employed by the Servicer and, for the avoidance of doubt, not manually) to reflect changes from the version of the GAL Pro Forma Lease utilized previously or as of the Closing Date (a copy of which shall have been delivered to GAL on or before the Closing Date) in the case of the first such Annual Review.

(d) The Servicer shall take such reasonable commercial actions as shall be reasonably necessary or appropriate to deliver any Aircraft Asset pursuant to the terms of the

SCHED 2.02(a)-9

documentation of the Lease or Leases of such Aircraft Asset, including upon an extension of such Leases.

(e) The Servicer shall generally provide the marketing services set forth in this Section 3 through the use of its own marketing staff where it shall deem appropriate and shall utilize third parties to provide such marketing services where it shall deem appropriate, provided, that no such utilization shall release the Servicer from any of its obligations under the Servicing Agreement.

SECTION 4. Sales of Aircraft and Engines.

(a) The Servicer shall provide and perform sales services with respect to the Aircraft Assets at, and on a basis consistent with, the direction from time to time of GAL, and, in connection therewith, is authorized:

(i) to enter into any commitment for a sale of an Aircraft Asset on behalf and (through a power of attorney) in the name of the relevant Person within the GAL Group; and

(ii) to include within any sale and effect any intermediate Lease or Leases through any Person within the GAL Group that the Servicer deems reasonably necessary or appropriate;

provided, however, that, except as otherwise required in accordance with the terms of a Lease, the Servicer shall not enter into any sale of any Aircraft Asset or agreement to sell any Aircraft Assets without obtaining the approval of GAL pursuant to Section 7.04(a) of the Servicing Agreement.

(b) The Servicer shall negotiate documentation of any sale and, subject to Section 4(a) of this Schedule 2.02(a), is authorized to execute and deliver binding agreements on behalf and (through a power of attorney) in the name of the relevant Person within the GAL Group.

(c) The Servicer shall take such reasonable commercial actions as shall be reasonably necessary or appropriate to deliver any Aircraft Asset pursuant to the terms of the documentation of the sale.

(d) In the event that GAL directs the Servicer to sell or arrange for the sale of any Aircraft Asset, the Servicer will not be required to take any such action until GAL shall provide the Servicer with an Officer’s Certificate, substantially in the form attached as Schedule 2.02(a)(ii) to the Servicing Agreement, certifying that such sale complies with the terms of the Credit Agreement and that the Servicer is entitled to rely upon such certification for all purposes of the Servicing Agreement and this Schedule 2.02(a).

(e) Notwithstanding any other provision in Section 7.04 of the Servicing Agreement to the contrary, the Servicer shall be permitted to purchase, sell or exchange any Engine relating to an Aircraft or any part or components thereof or spare parts or ancillary equipment or devices furnished with an Aircraft at such times and on such terms and conditions as the Servicer deems reasonably necessary or appropriate in connection with its performance of the Services; provided, however, the Servicer shall not be permitted to purchase, or enter any order to purchase, Engines or spare parts (y) in a quantity in excess of that quantity deemed by the Servicer as appropriate in connection with the operation, leasing or sale of such the Aircraft Assets without obtaining the

SCHED 2.02(a)-10

prior written consent of GAL, or (z) if the net (after credit for any exchanges, replacements or similar items) cash out-of-pocket purchase price of such Engine exceeds $3,000,000.

SECTION 5. Aircraft Acquisitions.

SECTION 5.1. Acquisitions. For purposes of clarification, while GAL shall in its sole discretion be entitled to acquire any Additional Aircraft, the Servicer shall have no obligations under this Agreement with respect to the acquisition of any Aircraft except to the extent expressly set forth in Section 5.2 and subject to the conditions in Sections 2.02(h) and 2.03(g) of the Servicing Agreement.

SECTION 5.2. Other Acquisition Activities. Except as otherwise provided in Section 2.03(g) of the Servicing Agreement, the Servicer shall not be required to assist in the solicitation of, or otherwise take any action to obtain, any acquisition of any Aircraft, Engine or other property or any lessee consents and/or novations in connection with the acquisition of any Aircraft Assets or the issuance of Indebtedness or equity (it being the expectation of the parties hereto that the obtaining of any lessee consents and/or novations with respect to any Aircraft Asset shall be the responsibility of the seller of such Aircraft Asset to any Person within the GAL Group). The parties hereto acknowledge that Section 2.03 of the Servicing Agreement deals with, among other things, the Servicer’s involvement in the issuance of additional Indebtedness or equity.

SECTION 6. [Intentionally Left Blank].

SECTION 7. Aircraft Asset Cash Services.

SECTION 7.1. Accounts and Account Information.

(a) Existing Accounts. In the event that the Manager desires to modify any of the arrangements relating to any of the bank accounts set forth on Schedule 4.03 to the Servicing Agreement (the “Existing Accounts”) in accordance with Section 2.03 of the Management Agreement, GAL shall cause the Manager to (i) deliver a certificate to the Servicer specifying in reasonable detail the modifications to be made with respect to any such Existing Accounts and certifying that any such modifications are in accordance with the applicable provisions of the applicable Credit Document and the Management Agreement and (ii) transmit instructions to the relevant banking institution to effect such modifications and shall take such other actions as are incidental thereto in order to give effect to the foregoing.

(b) New Accounts. The Servicer shall notify the Manager in the event that any new bank accounts need to be established on behalf of any Person within the GAL Group in connection with a Lease and shall set forth in reasonable detail the (i) identity of the Lessee, (ii) Aircraft Assets subject to such Lease and (iii) jurisdiction of the Lessee and in which such Aircraft Assets are to be registered. Following receipt of such notice from the Servicer, GAL shall cause the Manager promptly to (i) deliver a certificate to the Servicer specifying (v) the name and location of the bank at which such account will be established, (w) the name(s) in which such account will be established, (x) the names of the beneficiaries of such account, (y) the names of the Persons authorized to make withdrawals from such account and (z) such other information (including with respect to any security arrangements) as the Manager deems appropriate and certifying that the establishment of such account is in accordance with the applicable provisions of the applicable Credit Document and the Management Agreement and (ii) transmit instructions to the relevant banking institution to effect the establishment of such account and shall take such other actions as are incidental thereto in order to give effect to the foregoing (the “New Accounts”; and, together with the Existing Accounts, the “Bank Accounts”).

SCHED 2.02(a)-11

SECTION 7.2. Cash Transfers. (a) In the event that funds are required to be transferred from any Bank Account to the account of another Person (other than any Person within the GAL Group) in order to give effect to the directions of any Lessee in accordance with Section 1.1(d) of this Schedule 2.02(a), the Servicer shall provide the Manager with written notice setting forth the (i) name of the transferor, (ii) name of the transferee, (iii) accounts from and to which funds are to be transferred, (iv) amounts to be transferred, (v) amount of the initial payment from or to the Lessee and (vi) anticipated date of transfer. No later than the next following Business Day, GAL shall cause the Manager to notify the Servicer in writing whether the proposed transfer will be made on such anticipated date of transfer or on another stated date. GAL shall instruct the Manager to cause such transfer to be made on such date in accordance with the terms of the written notice provided by the Servicer.

(b) It is understood and agreed that (i) all decisions as to any transfers contemplated by Section 7.2(a) shall be the decisions and responsibility of the Manager, as the case may be, and not the decisions and responsibility of the Servicer (and the Servicer shall not be subject to any other responsibilities not specified in this Section 7 or any liability whatsoever for any such transfers or any decisions of the Manager, as the case may be, related thereto) and (ii) the Servicer shall have no responsibility as to the actions taken (or omitted) by any banking institution upon receipt of any payment instruction from the Manager, as the case may be, in accordance with the procedures set forth in this Section 7.

SECTION 7.3 Payments.

(a) Anticipated Payments. For purposes of the calculation of Borrower Expenses amounts by the Manager pursuant to Section 2.03 of the Management Agreement, not less than two Business Days after each Calculation Date, the Servicer shall deliver to the Manager a written projection of payment obligations (including projected expenditures (including maintenance contribution payments, airworthiness directive payments and redelivery condition payments), or return to Lessees of security deposits in accordance with the terms of any Lease) reasonably anticipated by the Servicer to be necessary to be paid in connection with the Servicer’s performance of the Services under the Servicing Agreement during the period extending from the Payment Date immediately following such Calculation Date through to the next succeeding Payment Date (the “Monthly Payment Period”). Not later than two Business Days prior to the date of each cash payment, the Servicer shall deliver to the Manager a written notice of such payment (whether or not such cash payment was reflected in the projection referred to in this Section 7.3(a)), and shall state (i) the anticipated date of such payment, (ii) the payee, (iii) the amount of such payment and (iv) the obligation in respect of which such payment is to be made (the “Stated Services Obligation”), with an appropriate notation if, and to what extent, if any, such payment should be made from the Security Deposit Account or the Supplemental Rent Account. No later than the Business Day prior to such anticipated date of payment, GAL shall instruct the Manager to notify the Servicer in writing whether the proposed payment will be made on such anticipated date or on another stated date. GAL shall instruct the Manager to pay or cause such payment to be made on such date to the payee for the Stated Services Obligation from the funds then available in the Collections Account and/or the Security Deposit Account and/or the Supplemental Rent Account or otherwise, as the case may be.

(b) Unanticipated Payments. During any Monthly Payment Period the Servicer may request in writing the Manager’s approval for the Manager to pay or cause to be paid expenses that had not been reasonably anticipated by the Servicer at the time the projection required to be provided to the Manager pursuant to Section 7.3(a) with respect to such Monthly Payment Period was delivered to the Manager. Any such request shall specify for each such payment obligation

SCHED 2.02(a)-12

(i) the anticipated date of such payment, (ii) the payee, (iii) the amount of such payment and (iv) the Stated Services Obligation, with an appropriate notation if, and to what extent, such payment should be made from the Security Deposit Account or the Supplemental Rent Account. No later than the Business Day next following such request by the Servicer, GAL shall instruct the Manager to notify the Servicer in writing whether such payment will be made on such anticipated date of payment or on another stated date. GAL shall instruct the Manager to pay or cause such payment to be made on such date to the payee for the Stated Services Obligation from the funds then available in the Collection Account and/or the Security Deposit Account and/or the Supplemental Rent Account or otherwise, as the case may be. In the event that the funds then available in the applicable account are insufficient to make any such payment, pursuant to Section 2.03 of the Management Agreement, GAL shall cause the Manager to take such actions as are necessary to cause funds sufficient to make any such payments to be transferred as soon as practicable to the applicable account, as the case may be. Following the transfer of such funds to the applicable account, GAL shall cause the Manager to pay or cause such payments to made in accordance with the foregoing provisions.

(c) Limitation on Payments. It is understood and agreed that (i) all decisions as to the payment of funds from any Bank Account (including the timing, amount and payee thereof) shall be the decisions and responsibility of the Manager and not the decisions or responsibility of the Servicer (and the Servicer shall not be subject to any other responsibilities not specified in this Section 7 or any liability whatsoever for any such payments or any decisions of the Manager related thereto) and (ii) the Servicer shall have no responsibility as to the action taken (or omitted) by any banking institution upon receipt of any payment instructions from the Manager in accordance with the procedures set forth in this Section 7 or as to the application by any payee of any amounts paid to it from any Bank Account in accordance with the procedures set forth in this Section 7, including no responsibility as to whether such payee applies such payment toward the Stated Services Obligation for which such payment was made.

SECTION 8. Professional and Other Services.

SECTION 8.1. Legal Services. The Servicer shall provide or procure legal services, in all relevant jurisdictions, on behalf of the relevant Persons within the GAL Group with respect to the lease, sale or financing of the Aircraft Assets, any amendment or modification of any Lease, the enforcement of the rights of any Person within the GAL Group under any Lease, any disputes that arise with respect to the Aircraft Assets or for any other purpose that the Servicer reasonably determines is necessary in connection with the performance of the Services. The Servicer shall provide such legal services (which services shall not, in any case, be deemed to include (i) services or transactions relating to taxation matters, the laws of foreign jurisdictions, capital markets transactions or novel or unique transactions or (ii) a high level of services at fiscal year end or other times of peak activity relative to the level of services at other times) by using its in-house legal staff where it shall deem appropriate and shall authorize outside counsel to provide such legal services where it shall deem appropriate. The Servicer anticipates that it will use outside counsel to perform some or all the Services set forth in Section 2.3 of this Schedule 2.02(a). GAL recognizes, and shall cause each other Person within the GAL Group to recognize, that from time to time the Servicer will retain legal counsel to provide legal services on behalf of Persons within the GAL Group and, in the event that a dispute arises between any Person within the GAL Group and the Servicer, GAL agrees, and shall cause each other Person within the GAL Group, to waive any conflict of interest any such counsel may have with respect to any such dispute or otherwise to enable the Servicer to retain such counsel on its own behalf (it being understood that notwithstanding any such waiver of a conflict of interest, any such Persons within the GAL Group do not waive any rights to retain any such counsel on its own behalf if such counsel is so agreeable).

SCHED 2.02(a)-13

SECTION 8.2. Tax Services. The Servicer shall arrange for such tax services and advice (which may be provided by the Servicer’s internal staff, to the extent available) as shall be reasonably necessary or appropriate in connection with the structuring of lease or sale transactions with respect to the Aircraft Assets or for any other purpose that the Servicer reasonably determines is necessary in connection with the performance of the Services; provided, however, that the Servicer shall not be responsible for arranging for any tax services with respect to the preparation of any tax returns or the acquisition of any Additional Aircraft or in connection with any Offering or other financing.

SECTION 9. Reports; Custody.

SECTION 9.1. Monthly Reports. On the second (2nd) Business Day after each Calculation Date (or, to the extent impracticable, promptly thereafter), the Servicer shall provide to GAL and the Manager a written report substantially in the form attached as Exhibit A covering the period from the end of the last such report, if any, through and including such Calculation Date; provided, however, notwithstanding any other provision of this Agreement, in no event shall GAL, the Manager or any other Person acting on its behalf provide information under or pursuant to the Credit Documents, or to any party thereto or their successors or assigns, regarding the specific amounts of Rent, Utilization Rent, letters of credit, deposits or other sums payable by a Lessee or any other Person under a Lease, or a proposed Lease to be, entered into pursuant to this Agreement.

SECTION 9.2. Quarterly Reports. The Servicer shall provide written reports to GAL within thirty days after the end of each calendar quarter substantially in the form of Exhibit B with respect to such calendar quarter; provided, however, notwithstanding any other provision of this Agreement, in no event shall GAL, the Manager or any other Person acting on its behalf provide information under or pursuant to the Credit Documents, or to any party thereto or their successors or assigns, regarding the specific amounts of Rent, Utilization Rent, letters of credit, deposits or other sums payable by a Lessee or any other Person under a Lease, or a proposed Lease to be, entered into pursuant to this Agreement.

SECTION 9.3. Other Information.

(a) To the extent the Servicer is in possession of the relevant information, the Servicer shall prepare and submit to GAL the following information with respect to each Person within the GAL Group:

(i) upon request by GAL, information with respect to transactions relating to Aircraft Assets necessary for each Person within the GAL Group or Genesis to prepare value added tax and other tax returns;

(ii) promptly after the occurrence thereof, notification to GAL of any accident or incident of which the Servicer has notice involving any Aircraft Asset where (A) the potential loss in connection therewith exceeds the higher of the damage notification threshold under the relevant Lease, if any, and $2,000,000 or (B) the potential liability in connection therewith exceeds $2,000,000; and

(iii) advise GAL of any settlement offers received by the Servicer with respect to any claim of damage or loss in excess of $10,000,000 with respect to an Aircraft Asset, and, upon request by GAL, provide GAL with copies of all relevant documentation related thereto and such other additional information and advice as GAL may reasonably request and, upon direction from GAL that any such settlement offer related thereto is acceptable, prepare the appropriate documentation, including releases and any indemnities required in connection with such releases, to give effect to such

SCHED 2.02(a)-14

settlement offer and procure the execution of such documentation by GAL (it being understood that settlement offers with respect to any such claims up to and including $10,000,000 may be settled by the Servicer independently).

(b) Upon request by GAL, the Servicer shall provide to GAL copies of any financial statements received by the Servicer from any Lessee under and in accordance with the provisions of its Lease of an Aircraft Asset.

(c) Upon request by GAL, the Servicer shall provide to GAL such factual non-proprietary and non-confidential information and data about the Aircraft Assets that the Servicer has created to provide the Services (exclusive of internal correspondence, approval materials, internal evaluations and similar information and data) or obtained from Lessees which may reasonably be requested by GAL; provided, however, that the Servicer shall not be required to provide any valuations, interpretations, comparisons, evaluations, opinions, forecasts, predictions or analytical analysis.

SECTION 9.4. Ratings Information. Upon request by GAL, and subject to the rating agency’s handling of such information and data pursuant to its confidentiality policies, the Servicer shall provide to GAL such information and data about the Aircraft Assets that the Servicer has created to provide the Services or obtained from Lessees and other commercially reasonable assistance relating to the Aircraft Assets as GAL shall deem reasonably necessary or appropriate in connection with providing information to the ratings agencies for GAL’s debt ratings.

SECTION 9.5. Custody of Documents. The Servicer agrees to hold all original documents of any Person within the GAL Group that relate to the Aircraft Assets in the possession of the Servicer in safe custody and according to the commercially reasonable instructions of GAL.

SECTION 9.6. Reporting Obligations Generally. Notwithstanding anything herein to the contrary, GAL acknowledges and agrees that it shall be responsible for, and the Servicer shall not have any responsibility for, (a) any Compliance Obligations to any holders of outstanding Indebtedness, any holders of any other securities issued by any Person within the GAL Group or by Genesis or any of its Affiliates or any Governmental Authorities, (b) any instructions, discretion, judgments and assumptions related to such Compliance Obligations, and GAL agrees to indemnify the Servicer and its Affiliates in respect of the foregoing as further provided in Section 11.05 of the Servicing Agreement, and (c) the completeness or accuracy of any information or data provided hereunder (except to the extent the Servicer is liable therefor pursuant to the proviso in Section 11.05).

SECTION 9.7. Aircraft Assets Related Documents. The Servicer shall provide to the Security Trustee a copy of each fully executed Aircraft Assets Related Document received by the Servicer no later than ten Business Days after the receipt thereof by the Servicer. For purposes of this Section 9.7, the term “Aircraft Assets Related Documents” does not include letters of intent, memoranda of understanding or similar documents.

SECTION 9.8. Quarterly Meeting Directions. At each quarterly meeting contemplated by Section 5.01 of the Servicing Agreement, the Servicer will be advised by GAL if there are Aircraft Assets which GAL instructs the Servicer to sell pursuant to Section 4 of this Schedule 2.02(a) of the Servicing Agreement, and, with respect to any Aircraft Asset with a Lease expiring within the next twelve (12) months of the end of the preceding calendar quarter, whether such Aircraft Asset is not to be remarketed for lease or an extension of a Lease because such Aircraft Asset is to be converted to a freighter aircraft (and is to be remarketed for lease after giving effect to such conversion) or is to be free and clear of a Lease (it being agreed that in the absence of an instruction not to remarket an Aircraft Asset for lease,

SCHED 2.02(a)-15

such Aircraft Asset shall be remarketed for lease and in any event an Aircraft Asset shall continue to be remarketed for lease (or an extension of an existing Lease), and notwithstanding any contrary instructions, may be leased if the Servicer has entered into any preliminary agreements (such as a letter of intent) with respect thereto or has entered into a lease or lease extension with respect thereto.

SECTION 9.9. Public Filing Information. The Servicer shall provide to GAL such information and data about the Aircraft Assets that the Servicer has created to provide the Services or obtained from Lessees as GAL may reasonably request to comply with its public statutory and filing obligations.

SCHED 2.02(a)-16

SCHEDULE 2.02(a)(i)

TO THE SERVICING AGREEMENT

Applicable Credit Agreement Covenants

Section 9.4(a) – Other Liens or Interests

Section 9.6 – Maintain Properties

Section 9.7(a) (except payment of any amounts) through (c) (but no other subsections) – Ownership, Operation and Leasing of Financed Aircraft

Section 9.9(a) and (c) (but no other subsections)- Extension, Amendment and Replacement of Leases

Section 9.13 – Compliance with Laws

Section 9.34(a) (but no other subsections) – Insurance

SCHED 2.02(a)(i) - 1

SCHEDULE 2.02(a)(ii)

TO THE SERVICING AGREEMENT

[Form of Officer’s Certificate for GAL]

The undersigned, representing Genesis Acquisition Limited, a Bermuda limited liability company, in accordance with Section 4(d) of Schedule 2.02(a) to the Servicing Agreement dated as of April 5, 2007, (the “Servicing Agreement”) between GAL and GE Commercial Aviation Services Limited (the “Servicer”), hereby certifies as follows:

(a) the sale of the [insert description of asset(s) to be sold], which GAL has directed the Servicer to arrange pursuant to Section 4 of Schedule 2.02(a) to the Servicing Agreement (the “Sale”), complies in all respects with the terms of the ___________ dated as of ________, between GAL and _____________________;

(b) the Sale has been approved by the board of directors of GAL in accordance with Section 7.04(a) of the Servicing Agreement;

(c) in connection with such Sale, the Servicer is entitled to rely upon this certification for all purposes of the Servicing Agreement and Schedule 2.02(a) thereto; and

(d) the undersigned is a duly appointed, qualified and acting officer of GAL and the signature appearing below after his/her name is a genuine signature.

IN WITNESS WHEREOF, I have hereunto set my hand on and as of this [ ] day of [	], [	].

By:
Name:
Title:

SCHED 2.02(a)(ii) - 1

SCHEDULE 4.01 TO

THE SERVICING AGREEMENT

Aircraft Assets

SERIAL #	MODEL	OWNER

[To be provided and supplemented by GAL prior to its acquisition of each Aircraft Asset]

SCHED 4.01 - 1

SCHEDULE 4.02

TO THE SERVICING AGREEMENT

Aircraft Assets Related Documents

[To be provided and supplemented by GAL prior to its acquisition of each Aircraft Asset]

SCHED 4.02 - 1

SCHEDULE 4.03

TO THE SERVICING AGREEMENT

Bank Accounts

ACCOUNT NAME	ACCOUNT NUMBER
COLLECTION ACCOUNT	58368
SECURITY DEPOSIT ACCOUNT	58421
SUPPLEMENTAL RENT ACCOUNT	58369

* Deutsche Bank Trust Company Americas – NY

ABA #: 021-001-033

Chips Bank: 0103

Book Transfer Swift: BKTRUS33

Account #: 01475059

Account Name:	DEUTSCHE BANK TRUST COMPANY AMERICAS AS SECURITY TRUSTEE FOR GENESIS ACQUISITION LTD RENTAL ACCOUNT

SCHED 4.03 - 1

SCHEDULE 4.04(a) TO
THE SERVICING AGREEMENT

List of Persons within the GAL

Group and Jurisdictions

[To be provided and supplemented by GAL concurrently with the formation of any Subsidiary of GAL]

GAL Non-Corporate Entities

GAL Corporate Entities

SCHED 4.04(a) - 1

SCHEDULE 7.01 TO
SERVICING AGREEMENT

Responsibilities of GAL Group

A.	With respect to Aircraft Assets, each Person within the GAL Group shall retain such responsibilities as are expressly set forth in Article VII of the Servicing Agreement.
B.

Each of GAL and each other Person within the GAL Group shall be responsible for, and the Servicer shall have no responsibilities in respect of, assets which do not constitute Aircraft Assets and for any or all GAL Group Liabilities.

C.

Each of GAL and each other Person within the GAL Group shall be responsible for, and the Servicer shall have no responsibilities in respect of, all finance functions which are not expressly the responsibility of the Servicer under the Servicing Agreement. Such responsibilities of the GAL Group shall include:

(i)	all matters relating to the arrangement and procurement of any financings of any type or nature for the GAL Group;
(ii)

all matters relating to the management of borrowings and payments under such financings and the management of the respective borrowers’ or issuers’, as the case may be, compliance with the terms of such financings, including compliance with the reporting requirements thereunder and any computations required in connection with such reporting;

(iii)	all matters relating to the arrangement and procurement of refinancings of any type or nature of any outstanding indebtedness of the GAL Group;
(iv)	all matters relating to the restructuring of any type or nature of any indebtedness of the GAL Group; and
(v)	all communications with creditors (other than trade creditors and Lessees) of any type or nature of the GAL Group.

It is expressly understood by the parties that while the Servicer will, to the extent expressly provided in Schedule 2.02(a) to the Servicing Agreement, provide GAL with assistance and information required to assist in its compliance with its obligations and covenants under the Credit Agreement to the extent such compliance specifically relates to the Services, the Servicer shall not deal directly with any creditors of any Person within the GAL Group, except to the extent such dealings with trade creditors are incidental to the Servicer’s provision of the Services under the Servicing Agreement.

D.

Each of GAL and each other Person within the GAL Group shall be responsible for, and the Servicer shall have no responsibilities in respect of, all treasury functions of the GAL Group that are not expressly the responsibility of the Servicer under the Servicing Agreement, including:

(i)	cash management;
(ii)	currency and interest rate risk management (including the establishment of related policies and the arrangement and procurement of appropriate swap programs); and
(iii)	reconciliation of all Bank Account-related information.

SCHED 7.01 - 1

E.

Each of GAL and each other Person within the GAL Group shall be responsible for, and the Servicer shall have no responsibilities in respect of, all accounting functions not expressly the responsibility of the Servicer under the Servicing Agreement, including:

(i)	the monitoring of cash receipts and disbursements and accounts payable and accounts receivable of the GAL Group;
(ii)

the promulgation, maintenance, interpretation, amending and supplementing of accounting policies for the GAL Group, and the review and approval of any potential exceptions to the accounting policies established by the GAL Group;

(iii)

maintaining the accounting ledgers, preparing balance sheets, statements of changes in shareholders’ equity and statements of income and cash flows and arranging for financial audits, as required, and for the preparation of audited financial reports for the GAL Group;

(iv)	the provision of overhead services to the GAL Group; and
(v)	preparing annual Lease Operating Budgets and Aircraft Asset Expenses Budgets, preparing and analyzing actual results to budget and performing profitability analysis.
F.

Each of GAL and each other Person within the GAL Group shall be responsible for, and the Servicer shall have no responsibilities in respect of, all corporate secretarial activities and other matters related to the existence of any Person within the GAL Group.

G.

Each of GAL and each other Person within the GAL Group shall be responsible for, and the Servicer shall have no responsibilities in respect of, all matters relating to the holders of the share capital or membership interests of any Person within the GAL Group.

H.

Each of GAL and each other Person within the GAL Group shall be responsible for, and the Servicer shall have no responsibilities in respect of, all legal and regulatory matters which are not expressly the responsibility of the Servicer under the Servicing Agreement, including:

(i)	the preparation and filing of reports required to be filed with the U.S. Securities and Exchange Commission, any securities exchange or any other Governmental Authority;
(ii)

all legal services (including the negotiation of documents) not constituting the provision of Services relating to all matters described herein for which any Person within the GAL Group has responsibility;

(iii)	the preparation and filing of corporate and tax returns of each Person within the GAL Group with any Governmental Authority; and
(iv)	the preparation of business plans, forecasts or other similar activities.
I.

Each of GAL and each other Person within the GAL Group shall be responsible for, and the Servicer shall have no responsibilities in respect of, any and all litigation or other legal proceedings against or brought by any Person within the GAL Group, other than enforcement actions relating to any Aircraft Assets (including any counterclaim arising from any such action to the extent any such counterclaim relates to the Aircraft Assets) brought by GAL or any other Person within the GAL Group commencing after the date of the Servicing Agreement.

SCHED 7.01 - 2

J.

Each of GAL and each other Person within the GAL Group shall be responsible for, and the Servicer shall have no responsibilities in respect of, the arrangement and procurement of all insurance other than insurance related to the Aircraft Assets which the Servicer is to arrange and procure (at the expense of the GAL Group) under the Servicing Agreement.

K.	Each of GAL and each other Person within the GAL Group shall be responsible for, and the Servicer shall have no responsibilities in respect of, employees of any Person within the GAL Group.
L.

Each of GAL and each other Person within the GAL Group shall be responsible for, and the Servicer shall have no responsibilities in respect of purchases, purchase orders and options to purchase Aircraft, except to the extent the same constitute the provision of Services, or in respect of the decision to sell an Aircraft Asset.

M.

Except to the extent expressly provided for in Section 2.3 of Schedule 2.02(a) to the Servicing Agreement, each of GAL and each other Person within the GAL Group shall be responsible for, and the Servicer shall have no responsibilities in respect of, keeping GAL in compliance with their obligations and covenants under the Credit Agreement.

Notwithstanding anything contained herein to the contrary, GAL acknowledges and agrees that it shall be responsible for, and the Servicer shall not have any responsibility for, (a) any Compliance Obligations to Genesis, any holders of outstanding Advances, any holders of any other securities issued by any Person within the GAL Group or any Governmental Authorities and (b) all instructions, discretion, judgments and assumptions related to such Compliance Obligations, and GAL agrees to indemnify the Servicer and its Affiliates in respect of the foregoing as further provided in Section 11.05 of the Servicing Agreement.

SCHED 7.01 - 3

SCHEDULE 7.04 TO
THE SERVICING AGREEMENT

Liabilities Incurred in Ordinary Course of Business

1.	Acquisitions, dispositions or replacements of Aircraft, Engines or Parts (including BFE and IFE) including, without limitation, by leasing in.
2.	Modifications, maintenance, overhauls, repairs, upgrades or other technical expenditures.
3.	Dry Leases and wet Leases (including extensions, renewals, amendments and terminations thereof).
4.	Repossessions.
5.	Registrations and Deregistrations.
6.	Governmental approvals, certifications, permits, licenses, consents, filings and authorizations.
7.	Third party professional services including, without limitation, legal, tax advisory and insurance.
8.	Taxes.
9.	Aircraft operator transition costs (including, without limitation, flight operations, storage and maintenance, technical consultants costs, and purchase, storage and scrapping of spare Parts).
10.	Lessee Liens.
11.	Insurance.

SCHED 7.04 - 1

SCHEDULE 8.01 TO
THE SERVICING AGREEMENT

Conditions to Execution*

1. Each Person within the GAL Group (other than GAL) as to which a request therefor has been made shall have executed and delivered a GAL Group Guarantee in favor of the Servicer substantially in the form attached to the Servicing Agreement as Appendix B.

2. Each appendix, annex, exhibit or schedule to the Servicing Agreement and each GAL Group Guarantee shall have been completed to the reasonable satisfaction of the Servicer and delivered with the Servicing Agreement and the GAL Group Guarantees on the Closing Date.

3. The Aircraft Assets Related Documents shall have been delivered to the Servicer, pursuant to Sections 2.02(f) and 4.02 of the Servicing Agreement, at the Servicer’s offices in Shannon, Ireland, on or prior to the Closing Date.

4. Each person within the GAL Group shall have executed and delivered to the Servicer the acknowledged power of attorney contemplated by Section 13.02 of the Servicing Agreement.

5. GAL shall have delivered to the Servicer a copy of each relevant Credit Document, certified by GAL as a true and complete copy thereof.

6. GAL and each other Person within the GAL Group shall have delivered to the Servicer satisfactory evidence, in the reasonable judgment of the Servicer, as to the appointment of agents for service of process as required by the Documentary Conventions set forth in Appendix A to the Servicing Agreement.

7. GAL and each other Person within the GAL Group shall have delivered to the Servicer, in form and substance reasonably satisfactory to the Servicer:

(A) a certificate dated the Closing Date of the secretary, any assistant secretary or other appropriate officer of each such Person certifying as to:

(1) the attached corporate charter, by-laws and other constituent documents of such Person, recently certified, in the case of any such document filed with the secretary of state or similar Governmental Authority of the jurisdiction in which such Person is organized by such Governmental Authority;

(2) the absence of amendments to any constituent document since the date of the last amendment (a) shown on the official evidence as to filed constituent documents furnished pursuant to (B) below if such official evidence is available and in any event (b) reflected in the constituent documents furnished pursuant to (1) above;

(3) resolutions or other written evidence of corporate action of the board of directors (or appropriate committee thereof) and, if applicable, the shareholders of such Person duly authorizing or ratifying the execution, delivery and performance by such Person of the Servicing Agreement and the GAL Group Guarantee, as applicable, to which it is or is to be party and the absence of any modification, amendment or revocation thereof or any other resolutions relating thereto;

______________

*	Items which relate to Aircraft Assets shall be deliverable when they become applicable.

SCHED 8.01 - 1

(4) the absence of proceedings for the dissolution, liquidation, receivership or similar proceedings with respect to such Person;

(5) if applicable, its corporate seal; and

(6) the incumbency and signatures of the individuals authorized to execute and deliver documents on such Person’s behalf; and

(B) to the extent available from appropriate Governmental Authorities, recent official evidence from appropriate Governmental Authorities of appropriate jurisdictions as to constituent documents on file, good standing, payment of franchise taxes and qualification to do business in the jurisdiction in which such Person is organized.

8. GAL and each other Person within the GAL Group shall have delivered to the Servicer an Officer’s Certificate dated the Closing Date, in form and substance reasonably satisfactory to the Servicer, stating that:

(A) each representation and warranty of such Person contained in the Servicing Agreement and GAL Group Guarantee, as applicable, is true and correct as of the Closing Date;

(B) such Person has duly performed and complied in all material respects with all covenants, agreements and conditions contained in the Servicing Agreement and GAL Group Guarantee, as applicable, required to be performed or complied with by it on or before the Closing Date;

(C) no event has occurred and is continuing or condition exists or would result from the consummation of any transaction contemplated by the Servicing Agreement or GAL Group Guarantee, as applicable, to which such Person is a party that constitutes, or with the giving of notice or lapse of time or both would constitute, a default in any material respect under the Servicing Agreement or GAL Group Guarantee, as applicable, or a breach thereof or would give any party thereto the right to terminate, or not to perform any material obligation under, any thereof; and

(D) the Servicing Agreement and GAL Group Guarantee, as applicable, to which it is a party is in full force and effect with respect to it, has not been amended, modified or terminated and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms (subject to bankruptcy and similar laws applicable to creditors’ rights generally and to general equitable principles).

9. The Servicer (and such Affiliates of the Servicer that the Servicer designates as addressees) shall have received legal opinions dated as of the Closing Date, which shall cover the following matters and shall also cover such other matters as the Servicer and its counsel may reasonably request:

(A) Each of GAL and each other Person within the GAL Group has been duly organized and is validly existing as a trust, a corporation or a limited liability company in good standing under the laws of its jurisdiction or organization, incorporation or formation, respectively.

(B) Neither the execution and delivery of the Servicing Agreement and GAL Group Guarantee, as applicable, nor the consummation of the transactions contemplated thereby nor the performance by GAL or any other Person within the GAL Group of any of their obligations

SCHED 8.01 - 2

thereunder in accordance with the terms thereof will (i) violate any order, writ, injunction, judgment or decree in effect as of the date hereof of any [insert appropriate courts] to which GAL or any other Person within the GAL Group, or any of their respective Affiliates, is a party or by which any of their respective properties or assets are bound, (ii) violate in any material respect any applicable law of [insert applicable law] in effect as of the date hereof or (iii) result in any conflict with, breach of or default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, warrant or other similar instrument or any license, permit material agreement or other material obligation to which any such Person is a party or by which any such Person’s properties or assets may be bound.

(C) Upon execution and delivery thereof, the Servicing Agreement and the GAL Group Guarantee, as applicable, to which GAL and each other Person within the GAL Group is a party shall be valid and legally binding on and enforceable against such party in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law.

(D) No action, consent or approval by, or filing with, any [insert appropriate Governmental Authorities] or other third party is required in connection with the execution, delivery or performance by GAL or any other Person within the GAL Group of the Servicing Agreement and the GAL Group Guarantee, as applicable, to which it is a party or the consummation by GAL or any other Person within the GAL Group of the transactions contemplated thereby.

10. The Servicer shall have delivered to GAL, in form and substance reasonably satisfactory to GAL:

(A) a certificate dated the Closing Date of the secretary, any assistant secretary or other appropriate officer of the Servicer certifying as to:

(1) the attached corporate charter, by-laws and other constituent documents of the Servicer, recently certified, in the case of any such document filed with the secretary of state or similar Governmental Authority of the jurisdiction in which the Servicer is organized by such Governmental Authority;

(2) the absence of amendments to any constituent document since the date of the last amendment (a) shown on the official evidence as to filed constituent documents furnished pursuant to (B) below if such official evidence is available and in any event (b) reflected in the constituent documents furnished pursuant to (1) above;

(3) resolutions or other written evidence of corporate action of the board of directors (or appropriate committee thereof) and, if applicable, the shareholders of the Servicer duly authorizing or ratifying the execution, delivery and performance by the Servicer of the Servicing Agreement and the absence of any modification, amendment or revocation thereof or any other resolutions relating thereto;

(4) the absence of proceedings for the dissolution, liquidation, receivership or similar proceedings with respect to the Servicer;

(5) if applicable, its corporate seal; and

SCHED 8.01 - 3

(6) the incumbency and signatures of the individuals authorized to execute and deliver documents on the Servicer’s behalf; and

(B) to the extent available from appropriate Governmental Authorities, recent official evidence from appropriate Governmental Authorities of appropriate jurisdictions as to constituent documents on file, payment of franchise taxes and qualification to do business in the jurisdiction in which the Servicer is organized.

11. The Servicer shall have delivered to GAL an Officer’s Certificate dated the Closing Date, in form and substance reasonably satisfactory to GAL, stating that:

(A) each representation and warranty of the Servicer contained in the Servicing Agreement is true and correct as of the Closing Date;

(B) the Servicer has duly performed and complied in all material respects with all covenants, agreements and conditions contained in the Servicing Agreement required to be performed or complied with by it on or before the Closing Date;

(C) no event has occurred and is continuing or condition exists or would result from the consummation of any transaction contemplated by the Servicing Agreement that constitutes, or with the giving of notice or lapse of time or both would constitute, a default in any material respect under the Servicing Agreement or a breach thereof or would give any party thereto the right to terminate, or not to perform any material obligation under, the Servicing Agreement; and

(D) the Servicing Agreement is in full force and effect with respect to it, has not been amended, modified or terminated and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms.

12. GAL shall have received legal opinions dated as of the Closing Date substantially consistent with the opinions to be given by GAL as provided in Section 9 above.

SCHED 8.01 - 4

SCHEDULE 9.06(a) TO
THE SERVICING AGREEMENT

Overhead Expenses

1.	Salary, bonuses, company cars and benefits of Servicer’s employees.
2.	Travel and entertainment expenses of Servicer’s employees.
3.	Office, office equipment and rental expenses of the Servicer.
4.	Telecommunications expenses of the Servicer.
5.	Advertising and promotional expenses of the Servicer.
6.	Taxes on the income, receipts, profits, gains, net worth or franchise of the Servicer and payroll, employment and social security Taxes for employees of the Servicer.

SCHED 9.06(a) - 1

SCHEDULE 9.06(b) TO
THE SERVICING AGREEMENT

Categories of Aircraft Asset Expenses

1.

Storage, maintenance, repossession (whether or not successful), reconfiguration, refurbishment, delivery, redelivery, and repair expenses relating to Aircraft Assets, including all expenses incurred by the Servicer relating to compliance with airworthiness directives and service bulletins, which include the fees and expenses of independent technicians and other experts retained for any of the foregoing purposes.

2.	Insurance expense related to Aircraft Assets, including all fees and expenses of insurance advisors and brokers.
3.	Expenses incurred in connection with the effectuation or acceptance of delivery of any Aircraft Asset, whether being sold or leased by any Person within the GAL Group.
4.

Special studies expenses related to Aircraft Assets authorized by any Person within the GAL Group and fees and expenses of independent advisors retained for providing valuation and appraisal services and general financial advice such as structuring leases and sales and financing transactions.

5.

Outside legal counsel, advisory fees and expenses and other professional fees and expenses related to Aircraft Assets (including in connection with the purchase, sale, delivery, redelivery, lease, re-lease, lease extension or repossession of Aircraft Assets or any enforcement actions relating to any lease).

6.

Subject to Section 7.04 of the Servicing Agreement, extraordinary fees and expenses not incurred in the ordinary course of business which the Servicer reasonably determines appropriate in rendering the Services.

7.	Taxes reimbursable to Servicer pursuant to Section 9.07.
8.

Any other expenses relating to or associated with Aircraft Assets other than Overhead Expenses of the Servicer that are expressly the responsibility of the Servicer under Section 9.06(a) of the Servicing Agreement and expenses specifically prohibited to be incurred by the Servicer under Section 7.04(a)(iv),(vi), (vii) or (viii) of the Servicing Agreement without the approval of GAL unless such approval is obtained.

SCHED 9.06(b) - 1

SCHEDULE 13.02 TO THE
SERVICING AGREEMENT

MANAGEMENT SERVICES

POWER OF ATTORNEY

OF

[GRANTOR]

WHEREAS [GRANTOR], having its [registered] office at [insert address] desires to appoint GE COMMERCIAL AVIATION SERVICES LIMITED having its registered office at 1 Earlsfort Centre, Hatch Street, Dublin 2, Ireland (“the Attorney”) as the true and lawful attorney of the Grantor for and in the name of and on behalf of the Grantor in such Attorney’s absolute discretion to execute each and every Requisite Document and Requisite Act each as defined below and do all or any of the acts or things hereinafter mentioned.

KNOW ALL MEN BY THESE PRESENTS that in consideration for the mutual promises and benefits set forth in the Servicing Agreement (defined below) the Grantor does hereby make, constitute and irrevocably and unconditionally appoint for the period (the “Term”) as and from the date hereof until termination or expiry of the Servicing Agreement between ________________ and GE Commercial Aviation Services Limited dated as of ________ (“the Servicing Agreement”), in accordance with its terms, the Attorney as a true and lawful attorney of the Grantor for and in the name of and on behalf of the Grantor with absolute discretion to exercise, do, execute and/or deliver all or any of the acts, documents and things hereinafter mentioned, that is to say:

1.

To negotiate, approve, settle the terms of, agree, make, sign, execute (whether under hand or seal) and deliver all deeds, agreements, documents, commitments, arrangements, instruments, applications, oaths, affidavits, declarations, notices, confirmations, certificates, approvals, acceptances, deliveries and to do all other acts, matters and things whatsoever which are in each case necessary or desirable for the Attorney to do for and on behalf of the Grantor in respect of the provision of the Services (as defined in and contemplated by the Servicing Agreement) (each such document a “Requisite Document” and each such act a “Requisite Act”).

2.

To make such amendments, modifications and variations to the Requisite Documents and to enter into ancillary documentation in respect thereof, all on such terms as any such Attorney may, in its sole discretion, determine from time to time for and on behalf of the Grantor; and to make, give, sign, execute and do all things including, without limitation, any material acts which may be necessary in order to effect the terms of such Requisite Documents or in connection with the making, signature, executions and delivery of the Requisite Documents or any other documents required to be executed by the Grantor in connection therewith or the performance of any acts, matters and things contemplated thereby or by the Requisite Acts as may be necessary in accordance with the provision of the Services.

3.	To nominate and appoint one or more substitutes as attorney or attorneys under it for all and any of the purposes aforesaid and the appointment of same with liberty to revoke.
4.

To acknowledge this Power of Attorney as the act and deed of the Grantor and generally to do all other acts which may be necessary and desirable for carrying the purpose of this Power of Attorney into effect.

SCHED 13.02 - 1

IT IS HEREBY DECLARED THAT:-

(A)

The Grantor hereby ratifies and confirms and agrees to ratify and confirm whatsoever any Attorney shall do or cause to be done in, or by virtue of this Power of Attorney as long as such act is not inconsistent with the terms of the Servicing Agreement or this Power of Attorney or in violation of Applicable Law.

(B)

This Power of Attorney shall be irrevocable for the Term and at all times both before and after the Term shall be conclusive and binding upon the Grantor and no person or corporation having dealings with any Attorney under this Power of Attorney shall be under any obligation to make any inquiries as to whether or not this Power of Attorney has been revoked and all acts hereunder shall be valid and binding on the Grantor unless express notice of its revocation shall have been received by such person or corporation.

(C)

Subject to the provisions of the Servicing Agreement the Grantor unconditionally undertakes to indemnify and keep indemnified each Attorney and his agents, and their respective successors and estates, against all actions, proceedings, claims, costs, expenses and liabilities of whatsoever nature arising from the exercise or purported exercise in good faith of any of the powers conferred on each Attorney by this Power of Attorney.

(D)

Subject to the provisions of the Servicing Agreement any Attorney or other person, making or doing any payment or act, in good faith, in pursuance of this Power of Attorney shall not be liable in respect of the payment or act by reason that before the payment or act the Grantor was insolvent or had revoked this power if the fact of such insolvency or revocation was not at the time of payment or act known to the Attorney or other person making or doing same.

(E)	The particular powers enumerated above shall be given the widest interpretation.
(F)	THIS POWER OF ATTORNEY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF [THE STATE OF NEW YORK] [IRELAND].

IN WITNESS WHEREOF the Grantor has caused this Power of Attorney duly executed by the Grantor this day of [    ], [    ].

SIGNED BY:
For and on behalf of
[GRANTOR]
in the presence of:

SCHED 13.02 - 2

ANNEX 1 TO THE
SERVICING AGREEMENT

INSURANCE GUIDELINES

1.

Hull and Repossession Insurance: With respect to any Aircraft Asset, hull and repossession insurance, when applicable, shall be maintained in an amount equal to the greater of (a) the appraised value for such Aircraft (as such appraised value is set forth on Schedule 1(a) attached hereto, as the same shall be amended in writing from time to time by GAL, which amendment GAL shall provide to Servicer promptly after any change in any such appraised value), or (b) 110% of the net book value of such Aircraft (as such net book value is set forth on Schedule 1(b) attached hereto, as the same shall be amended in writing from time to time by GAL, which amendment GAL shall provide to Servicer promptly after any change in such net book value), and (c) such other amounts as may be directed in writing by GAL from time to time. Spare engines and parts, if any, shall be insured on the basis of their “replacement cost”.

2.

Liability Insurance: Liability insurance shall be maintained for each Aircraft Asset and occurrence in an amount not less than the amount set forth on Schedule 2 attached hereto, as the same shall be amended in writing from time to time by GAL. Liability insurance shall be maintained for each non-passenger Aircraft Asset and occurrence in an amount not less than 75% of the amounts set forth on Schedule 2. The amounts of liability insurance applicable to an Aircraft Asset that is in storage or otherwise grounded may be reduced in a manner consistent with paragraph 5 below.

3.	Insurance Deductibles:
(a)	Deductibles and self-insurance for Aircraft Assets subject to a Lease may be maintained in an amount, which is substantially consistent with the customary practices of the Servicer.
(b)

Deductibles for Aircraft Assets off-lease shall be maintained in respect of any one occurrence in respect of such Aircraft Assets in an amount equal to $200,000 or such other higher amount as GAL may direct in writing from time to time.

4.

Repossession Insurance: Subject to prior confirmation from GAL on a case by case basis, repossession insurance shall be maintained for Aircraft Assets subject to a Lease that are or will be registered in any jurisdiction listed on Schedule 4 attached hereto, as the same may be amended in writing from time to time by GAL.

5.

Other Insurance Matters: Apart from the matters set forth above, the coverage and terms of any insurance with respect to any Aircraft Assets (a) subject to a Lease, shall be negotiated on a basis consistent with Sections 3(b) and (c) of Schedule 2.02(a) to the Servicing Agreement and (b) not subject to a Lease, shall be substantially consistent with the customary practices of the Servicer regarding similar equipment.

6.

Named Insureds: Any insurance arrangements entered into with respect to any Aircraft Assets shall include as named insureds such Persons as are set forth on Schedule 6 attached hereto, as the same shall be amended in writing from time to time by GAL. The Servicer shall use commercially reasonable efforts to cause Lessees to include the Persons set forth in such clauses as named insureds in connection with liability insurance; provided, however, that to the extent that a Lessee is not willing to include such Persons, the Servicer will, subject to the provisions of the Servicing Agreement and at the expense of GAL, arrange for alternative liability insurance coverage with respect to such Persons. GECAS shall, and such of its Affiliates as it determines

ANNEX 1 - 1

appropriate may, in GECAS’ sole discretion, be named as additional insureds in connection with any such liability insurance arrangements.

7.

Currencies: Any insurance requirement stated in U.S. dollar terms shall be interpreted to include the foreign currency equivalent thereto from time to time if any such insurance related thereto is denominated in a currency other than U.S. dollars.

8.

Availability: The insurance guidelines set forth herein are subject in all cases to such insurance being generally available in the relevant insurance market or under applicable governmental programs, from time to time.

9.

Revisions to Required Amounts of Insurance: GAL shall use commercially reasonable efforts to provide to the Servicer amendments to Schedules 1(a) and 1(c) attached hereto, on a quarterly basis, and Schedule 1(b) attached hereto, on an annual basis, promptly (and in any event within seven Business Days) following receipt or calculation by GAL of the relevant information that would form the basis of any such amendment. With respect to each proposed amendment to any schedule to this Annex 1, GAL shall provide the Servicer with (x) a signed hard copy thereof and (y) an e-mailed Excel version thereof. The Servicer shall not be required to implement any change in the amount of insurance required to be maintained with respect to any Aircraft Asset pursuant to Section 1.3 of Schedule 2.02(a) to the Servicing Agreement and this Annex 1 as a result of the receipt by the Servicer from GAL of any written notice, direction, amendment or similar communication pursuant to this Annex 1 until the seventh Business Day following receipt thereof (including, with respect to the immediately preceding sentence, receipt of the items listed in both clauses (x) and (y) thereof).

10.

War Risk Insurance. Unless otherwise agreed between GAL and the Servicer, war risk hull and liability insurance in respect of the Aircraft Assets shall be maintained in a manner which is substantially consistent with the customary practices of the Servicer.

ANNEX 1 - 2

SCHEDULE 1(a) TO ANNEX 1

TO THE SERVICING AGREEMENT

Appraised Values

Type	Serial Number	Appraised Value

[To be provided and supplemented by GAL prior to its acquisition of each Aircraft Asset]

SCHEDULE 1(a) - 1

SCHEDULE 1(b) TO ANNEX 1

TO THE SERVICING AGREEMENT

Net Book Value

Type	Serial Number	Net Book Value	110% of Net Book Value

[To be provided and supplemented by GAL prior to its acquisition of each Aircraft Asset]

SCHEDULE 1(b) - 1

SCHEDULE 2 TO

ANNEX 1 TO THE

SERVICING AGREEMENT

Liability Insurance

Model	Minimum Limit
RJs	US $250 million

B737/A320/A319/B757	US $500 million ($300 million for North American air carriers)

A330/A340/MD11/B767/B777/B787	US $600 million

B747/A380	US $750 million

Notwithstanding the foregoing, with respect to any liability insurance maintained by any Person within the GAL Group for the benefit of the Persons listed in clause 2(h) of Schedule 6 to Annex 1, such amount of insurance shall be not less than US$750 million for wide-body Aircraft, US$500 million for narrow-body Aircraft and US$350 million for regional jet Aircraft.

SCHED 2 - 1

SCHEDULE 4 TO ANNEX 1

TO THE SERVICING AGREEMENT

Repossession Insurance

Country

Angola

Belarus

Bhutan

Kazakhstan

Mongolia

SCHED 4 - 1

SCHEDULE 6 TO ANNEX 1
TO THE SERVICING AGREEMENT

Named Insureds

1.	Hull and Repossession Insurance

with respect to each Aircraft Asset, owner (and head lessor, if applicable) and/or lessor and intermediate lessor(s), if any, of Aircraft and/or the Security Trustee.

2.	Liability Insurance

(a) owner (and head lessor, if applicable) of Aircraft (Person within GAL Group)

(b) intermediate lessor(s), if any, of Aircraft (Person(s) within GAL Group)

(c) GECAS, the Servicer

(d) the Manager

(e) the Security Trustee and, in any Lease entered into after the Closing Date pursuant to this Agreement, the Administrative Agent

(f) GAL

(g) following the delivery of an Aircraft Asset, any holder of a Beneficial Interest in GAL from time to time1

(h) with respect to each Aircraft Asset acquired on or after the date hereof, the relevant “Seller Indemnitees” (as defined in the applicable asset purchase agreement) during the period commencing on the date of delivery of such Aircraft Asset and ending on the earlier of (i) the second anniversary of such date of delivery and (ii) the date of completion of the next major check in respect of such Aircraft Asset.

______________

[1]

This requirement shall be deemed to be satisfied in the event that “Named Insured” for liability insurance includes Genesis (in each case, as substantially defined in Annex A, in pertinent part) or a reference to the shareholders of GAL.

SCHED 6 - 1

ANNEX 2 TO THE
SERVICING AGREEMENT

[Intentionally Left Blank]

ANNEX 2 - 1

APPENDIX A TO THE
SERVICING AGREEMENT

CONSTRUCTION AND USAGE; DEFINITIONS

Construction and Usage

The terms defined below have the meanings set forth below for all purposes. “Include”, “includes” and “including” shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing, lithography or other means of reproducing words in a visible form (including electronic mail). Any agreement or instrument or any law, rule or regulation of any Governmental Authority defined or referred to below means such agreement or instrument or such law, rule or regulation as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of such law, rule or regulation) by succession of any comparable successor law, rule or regulation and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. Any term defined below by reference to any agreement or instrument or any law, rule or regulation of any Governmental Authority has such meaning whether or not such agreement, instrument or law, rule or regulation is in effect. “Agreement”, “hereof”, “herein”, “hereunder” and comparable terms refer to the agreement in which such term appears (including all exhibits and schedules hereto) and not to any particular article, section, clause or other subdivision thereof or attachment thereto. References to any gender include, unless the context otherwise requires, references to all genders, and references to the singular include, unless the context otherwise requires, references to the plural and vice versa. “Shall” and “will” have equal force and effect. References to “Article”, “Section”, “Clause” or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section, clause or subdivision of or attachment to such agreement.

Definitions

“Accounting Claims” has the meaning assigned to such term in Section 11.05 of the Servicing Agreement.

“Additional Aircraft” means any Aircraft that is not then an Aircraft Asset proposed to be acquired by a Person in the GAL Group in accordance with the provisions of the Servicing Agreement.

“Administrative Agent” means the Administrative Agent under the Credit Agreement.

“Adviser” means an insurance adviser engaged by the Servicer in accordance with Section 1.3(b) of Schedule 2.02(a) to the Servicing Agreement.

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified, including a trust of which the Person specified or any of its Affiliates is a beneficiary; provided, however, that GAL and its respective Subsidiaries, on the one part, and GE and its Subsidiaries, on the other part, shall not be considered to be Affiliates of each other.

“After-Tax Basis” means on a basis such that any payment received, deemed to have been received or receivable by any Person shall, if necessary, be supplemented by a further payment to that Person so that the sum of the two payments shall, after deduction of all Taxes resulting from the receipt (actual or constructive) or accrual of such payments (after taking into account any current deduction to which such Person shall be entitled with respect to the amount that gave rise to the underlying payment), be equal to the payment received, deemed to have been received or receivable.

APPENDIX A - 1

“Aggregate Gross Proceeds” has the meaning assigned to such term in Section 9.04(b) of the Servicing Agreement.

“Aircraft” means any airframe together with (i) any Engine installed on such airframe (or any Engine substituted therefor), (ii) parts or components thereof, (iii) spare parts or ancillary equipment or devices furnished therewith and (iv) the Aircraft Documents with respect thereto.

“Aircraft Asset Expenses” has the meaning assigned to such term in Section 9.06(b)(i) of the Servicing Agreement.

“Aircraft Asset Expenses Budget” has the meaning assigned to such term in Section 7.03(a) of the Servicing Agreement.

“Aircraft Assets” means all Aircraft owned or leased-in by any Person within the GAL Group as of the Closing Date or at any time or from time to time thereafter (taking into account any acquisitions or dispositions made in accordance with this Agreement); provided, however, that Aircraft Assets shall not include (x) any Aircraft Asset that shall have ceased to be an Aircraft Asset in accordance with the provisions of Sections 2.04(b) or 3.02(d) of the Servicing Agreement, but shall include any Former Aircraft Asset that shall have become an Aircraft Asset pursuant to Section 6.07 of the Servicing Agreement or (y) any Aircraft Asset in respect of which the obligation of the Servicer to provide Services shall have been terminated in accordance with Article X of the Servicing Agreement.

“Aircraft Assets Related Documents” means all Leases and other contracts and agreements of Persons within the GAL Group the terms of which relate to or affect any of the Aircraft Assets.

“Aircraft Documents” means, in relation to an Aircraft, all records, logs, technical data, manuals and other documents relating to the maintenance and operation of such Aircraft.

“Annex 1” means Annex 1 to the Servicing Agreement.

“Annual Review” has the meaning assigned to such term in Section 3(c)(i) of Schedule 2.02(a) to the Servicing Agreement.

“Anti-Terrorism Laws” means the USA Patriot Act and the Executive Order.

“Applicable Law” with respect to any Person means any law, statute, ordinance, rule or regulation or code of conduct or practice of any U.S. Federal, state or local Governmental Authority, the EU or any Irish or other foreign or international Governmental Authority that applies to such Person or any of its properties or assets.

“Appraised Value” means with respect to any Aircraft, the average of the most recent appraisals by each of the Appraisers of the Base Value (and described in such Appraisals) of such Aircraft or, if Credit Documents are then in effect, the Appraisal Value applicable thereunder.

“Appraiser” means at least three independent appraisers that are members of the International Society of Transport Aircraft Trading or any similar organization.

“Approved Budget” has the meaning assigned to such term in Section 7.03(d) of the Servicing Agreement.

APPENDIX A - 2

“Bank Accounts” has the meaning assigned to such term in Section 7.1(b) of Schedule 2.02(a) to the Servicing Agreement.

“Beneficial Interest” means shares issued by GAL.

“Borrower Expense” has the meaning assigned to such term in the Credit Agreement.

“Broker” means an insurance broker engaged by Servicer in accordance with Section 1.3(b) of Schedule 2.02(a) to the Servicing Agreement.

“Business Day” means a day on which U.S. dollar deposits may be traded on the London inter-bank market and commercial banks and foreign exchange markets are open in New York, New York and London, England.

“Business Opportunities Agreement” means the Business Opportunities Agreement dated as of December 19, 2006 between Genesis and the Servicer.

“Calculation Date” means the fourth (4th) Business Day immediately preceding each Payment Date.

“Cape Town Convention” means the Convention on International Interests in Mobile Equipment and its Protocol on Matters Specific to Aircraft Equipment, concluded in Cape Town on 16 November 2001.

“Changed Circumstance” means the occurrence and continuation of any material event, circumstance or condition that is reasonably likely to result in the current cash flow projections in any Year being materially less favorable than the forecast that is the most current at the time that the Approved Budget is finalized for that Year in accordance with Section 7.03 of the Servicing Agreement.

“Closing” means the effectiveness of the Credit Agreement pursuant to Section 6.1 thereof.

“Closing Date” means April 5, 2007.

“Code” has the meaning assigned to such term in Section 9.07(c) of the Servicing Agreement.

“Collection Account” has the meaning assigned to such term in the Credit Agreement.

“Competitor” means any of the following Persons:

(i) any Person (other than GE Capital and its Affiliates) engaged in, or which has an Affiliate engaged in, the business of manufacturing aircraft or aircraft engines, which business had consolidated revenues attributable to such business for such Person’s and/or its Affiliates’, as the case may be, most recently completed fiscal year in excess of $200 million; or

(ii) any of the following Persons (or any of their respective Affiliates) and their respective successors and assigns:

(a)	International Lease Finance Corporation;
(b)	Aviation Capital Group;
(c)	AWAS;

APPENDIX A - 3

(d)	ORIX;
(e)	CIT Group Inc.;
(f)	Babcock & Brown Limited;
(g)	AerCap B.V.;
(h)	RBS Aviation Capital;
(i)	Fortress Investments/Aircastle Advisor LLC;
(j)	Cerberus Capital Management;
(k)	Terra Firma Capital Partners;
(l)	Singapore Aircraft Leasing Enterprise;
(m)	Boeing Capital;
(n)	GATX Air; and
(o)	Pegasus Aviation; or

(iii) any other Person (or any Affiliate thereof) (other than GE and its Affiliates) which engages in a business as an operating lessor of Aircraft Assets in competition with any Person within the GAL Group either (x) in succession to any of the Persons specified in clause (ii) above or (y) which has consolidated aircraft leasing-related revenues (excluding revenues from sales of aircraft) attributable to such business for its most recently completed fiscal year in excess of $200 million.

“Competitor Control” means, with respect to any Person, a Competitor’s (a) control or beneficial ownership, directly or indirectly, of 10% or more of any class of securities (other than promissory notes or loan certificates or pass-through certificates in respect of promissory notes or loan certificates that have no rights to vote on the governance of such entity), directly or indirectly, of such Person, or (b) ability to elect or election of a director, member trustee or similar Person of such Person.

“Compliance Obligations” has the meaning assigned to such term in Section 11.05 of the Servicing Agreement.

“Conflicts Standard” has the meaning assigned to such term in Section 3.02(b) of the Servicing Agreement.

“control” (including, with its correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Credit Agreement” means the Credit Agreement dated as of April 5, 2007 among GAL, Genesis, the financial institutions set forth therein, Citigroup Global Markets Inc., as Administrative Agent and Deutsche Bank Trust Company Americas, as Security Trustee and Account Bank.

APPENDIX A - 4

“Credit Documents” has the meaning assigned to such term in the Credit Agreement.

“Deposits” means the deposits required under a Lease.

“Disposition” has the meaning assigned to such term in Section 9.04(b) of the Servicing Agreement.

“Documentary Conventions” with respect to any agreement, instrument or other document that states it is governed thereby, means that, except as otherwise expressly provided therein:

(a) No Partnership. The parties thereto expressly recognize and acknowledge that such agreement, instrument or other document is not intended to create a partnership, joint venture or other similar arrangement between or among any of the parties thereto or their respective Affiliates.

(b) Notices. Subject to paragraph (d) below, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by such agreement, instrument or other document to be given to any Person shall be in writing, and any such notice shall become effective five Business Days after being deposited in the mails, certified or registered, return receipt requested, with appropriate postage prepaid for first class mail or, if delivered by hand or courier service or in the form of a facsimile, when received (and, in the case of a facsimile, receipt of such facsimile is electronically or otherwise confirmed to the sender), and shall be directed to the address or facsimile number of such Person set forth in Appendix C to the Servicing Agreement. From time to time any party to such agreement, instrument or other document may designate a new address or number for purposes of notice thereunder by notice to each of the other parties thereto.

(c) Governing Law. SUCH AGREEMENT, INSTRUMENT OR OTHER DOCUMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(d) Jurisdiction; Court Proceedings; Waiver of Jury Trial. Any suit, action or proceeding against any party to such agreement, instrument or other document arising out of or relating to such agreement, instrument or other document, any transaction contemplated thereby or any judgment entered by any court in respect of any thereof may be brought in any New York State court located in the County of New York or Federal court sitting in the Second Circuit, and each such party hereby submits to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. To the extent that service of process by mail is permitted by applicable law, each party thereto irrevocably consents to the service of process in any such suit, action or proceeding in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for above. Each party to such agreement, instrument or other document irrevocably agrees not to assert any objection which it may ever have to the laying of venue of any such suit, action or proceeding in any New York State court located in the County of New York or Federal court sitting in the Second Circuit, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. To the fullest extent permitted by Applicable Law, each party to such agreement, instrument or other document waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with such agreement, instrument or other document. GAL agrees, and it shall cause each other Person within the GAL Group, not to bring any action, suit or proceeding against GE Capital, the Servicer or any of their respective Affiliates or any of GE Capital’s, the Servicer’s or their respective Affiliates’

APPENDIX A - 5

Representatives arising out of, in connection with or related to any such agreement, instrument or other document or any transaction contemplated thereby except in a New York State court located in the County of New York or Federal court sitting in the Second Circuit.

(e) Agent. GAL and each other Person within the GAL Group hereby appoints CT Corporation System (the “Agent”), 111 Eighth Avenue, New York, New York, U.S.A. 10011, as its nonexclusive agent for service of process in connection with each Operative Agreement. The parties may use any other legally available means of service of process. GAL will promptly notify the Servicer and GE Capital of any change in the address of the Agent; provided, however, that GAL will at all times maintain an agent located within New York State for service of process in connection with each Operative Agreement.

The Servicer hereby appoints GE Capital (the “Servicer’s Agent”), 335 Madison Ave., 12th Floor, New York, N.Y. 10017, U.S.A., as its nonexclusive agent for service of process in connection with each Operative Agreement. The parties may use any other legally available means of service of process. The Servicer will promptly notify GAL of any change in the address of the Servicer’s Agent; provided, however, that the Servicer will at all times maintain an agent located within New York State for service of process in connection with each Operative Agreement.

(f) Consequential Damages. In no event will any party to such agreement, instrument or other document be liable to any other for lost profits, income tax consequences, lost savings or any other consequential damages, even if such party has been advised of the possibility of such damages, or for punitive damages, resulting from the breach of any obligation under such agreement, instrument or other document.

(g) Counterparts. Each such agreement, instrument or other document may be executed by the parties thereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same agreement, instrument or other document. All signatures need not be on the same counterpart.

(h) Entire Agreement; Amendment and Waiver. Such agreement, instrument or other document, together with the other Operative Agreements, shall constitute the entire agreement of the parties thereto with respect to the subject matter thereof and supersedes all prior written and oral agreements and understandings with respect to such subject matter. Neither any such agreement, instrument or other document nor any of the Appendix A to the Servicing Agreement terms thereof may be terminated, amended, supplemented, waived or modified, except by an instrument in writing signed by GAL and the Servicer. No failure or delay of any party to any such agreement, instrument or other document, in exercising any power or right thereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

(i) Table of Contents; Headings. The table of contents and headings of the various articles, sections and other subdivisions of such agreement, instrument or other document are for convenience of reference only and shall not modify, define or limit any of the terms or provisions of such agreement, instrument or other document.

(j) Parties in Interest; Limitation on Rights of Others. The terms of such agreement, instrument or other document shall be binding upon, and inure to the benefit of, the parties thereto and their permitted successors and assigns and, to the extent applicable, their respective Affiliates

APPENDIX A - 6

and Representatives. Except as expressly set forth in any such agreement, instrument or other document with respect to Affiliates and Representatives of the parties thereto, nothing in such agreement, instrument or other document, whether express or implied, shall be construed to give any Person (including any past, present or future employee of any Person within the GAL Group) (other than the parties thereto and their permitted successors and assigns (including, in the case of GAL, the Security Trustee, the extent provided in Section 12.01 of the Servicing Agreement) and, with respect to Section 2.01(a) of the Servicing Agreement and Section 9.3 of Schedule 2.02 to the Servicing Agreement, Genesis) any legal or equitable right, remedy or claim under or in respect of such agreement, instrument or other document or any covenants, conditions or provisions contained therein.

(k) Method of Payment. Except as otherwise agreed, all amounts required to be paid by any party to such agreement, instrument or other document to any other party thereunder (including in respect of any judgment or settlement entered in respect of such agreement, instrument or other document) shall be paid in dollars, by wire transfer, or other acceptable method of payment, of same day funds to a dollar account located in the United States as such party may specify by notice to the other party.

(l) Payment on Business Days. If any payment under such agreement, instrument or other document is required to be made on a day other than a Business Day, the date of payment shall be extended to the next Business Day.

(m) Past Due Payments. Any amount payable to any party or any of its Representatives under any such agreement, instrument or other document shall be paid on the date therein specified for payment of such amounts. To the extent that all or a portion of such amount is not paid on such date, such amount (or the unpaid portion thereof) shall bear interest at the Stipulated Interest Rate from such date until and through the date that such amount has been paid in full.

(n) Severability. Any provision of such agreement, instrument or other document that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Applicable Law, each of GAL and the Servicer waives any provision of law that renders any provision of any agreement, instrument or other document prohibited or unenforceable in any respect.

“Dollar” or “$” means the lawful money of the United States of America.

“Due Date” has the meaning assigned to such term in Section 9.07(a) of the Servicing Agreement.

“Effectiveness Date” has the meaning assigned to such term in Section 10.02(c)(ii) of the Servicing Agreement.

“Engine” means owned or leased-in aircraft engines or, with respect to any Original Aircraft, any aircraft engine required to be delivered together with such Original Aircraft pursuant to the terms of the Asset Purchase Agreement.

“EU” means the European Union.

APPENDIX A - 7

“Event of Default” has the meaning assigned to such term in the Credit Agreement.

“Executive Order” means US Executive Order No. 13224 on Blocking Property and Prohibiting Transaction with Persons who Commit, Threaten to Commit, or Support Terrorism, which came into effect on September 23, 2001.

“Existing Accounts” has the meaning assigned to such term in Section 7.1(a) of Schedule 2.02(a) to the Servicing Agreement.

“Fee Period” has the meaning assigned to such term in Section 9.03(a)(i) of the Servicing Agreement.

“Former Aircraft Asset” has the meaning assigned to such term in Section 2.04(b) of the Servicing Agreement.

“GAL” means Genesis Acquisition Limited, a limited liability company incorporated under the laws of Bermuda.

“GAL Group” has the meaning assigned to such term in Section 2.01(a) of the Servicing Agreement.

“GAL Group Guarantees” means each Guarantee, in the form set forth as Appendix B to the Servicing Agreement, issued by each Person within the GAL Group (other than GAL) pursuant to Section 6.13 of the Servicing Agreement.

“GAL Group Liabilities” means any obligations or liabilities of any Person within the GAL Group (whether accrued, absolute, contingent, unasserted, known or unknown or otherwise).

“GAL Pro Forma Lease” has the meaning assigned to such term in Section 3(b)(iii) of Schedule 2.02(a) to the Servicing Agreement.

“GE” means General Electric Company, a New York corporation.

“GE Capital” means General Electric Capital Corporation, a Delaware corporation.

“GECAS” means GE Commercial Aviation Services Limited, a company incorporated under the laws of Ireland.

“GE Policy” has the meaning assigned to such term in Section 2.04(a) of the Servicing Agreement.

“Genesis” means Genesis Lease Limited, a limited liability company organized under the laws of Bermuda.

“Governmental Authority” means any court, administrative agency or commission or other governmental agency or instrumentality (or any officer or representative thereof) domestic, foreign or international, of competent jurisdiction including the EU.

“Gross Proceeds” has the meaning assigned to such term in Section 9.04(b) of the Servicing Agreement.

APPENDIX A - 8

“GFL” means Genesis Funding Limited, a limited liability company organized under the laws of Bermuda.

“GFL Servicing Agreement” means the Servicing Agreement dated December 19, 2006 among GFL, GECAS and the “Policy Provider” named therein.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term Guarantee shall not include (x) endorsements for collection or deposit, in either case in the ordinary course of business, (y) any guarantee by any Person within the GAL Group of the obligations of another Person within the GAL Group in respect of such Person’s obligations in connection with any Aircraft Assets, whether as lessor, seller or otherwise, or (z) the delivery of a bond or similar instrument by or on behalf of any Person within the GAL Group in connection with the detention or repossession of any Aircraft Assets or enforcement of a Lease or removal of an encumbrance.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication), (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (d) all the obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of purchasing such property or service or taking delivery and title thereto or the completion of such services, and payment deferrals arranged primarily as a method of raising finance or financing the acquisition of such property or service, (e) all obligations of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under U.S. GAAP, (f) all Indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, and (g) all Indebtedness of other Persons Guaranteed by such Person.

“Indemnified Parties” means the Servicer and its respective Affiliates and each of the Servicer’s and its respective Affiliates’ Representatives.

“Independent Representative” has the meaning assigned to such term in Section 3.02(c) of the Servicing Agreement.

“International Interest” has the meaning given such term in the Cape Town Convention.

“International Registry” has the meaning given such term in the Cape Town Convention.

“Lease” means any lease or other agreement or arrangement pursuant to which any Person (other than a Person within the GAL Group) has the right to possession and use of any Aircraft Asset.

“Lease Operating Budget” has the meaning assigned to such term in Section 7.03(a) of the Servicing Agreement.

“Lessee” means the lessee (or equivalent Person) in respect of a Lease.

APPENDIX A - 9

“Lessee Contact” has the meaning assigned to such term in Section 2.01(a) of the Servicing Agreement.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge International Interest, Prospective International Interest or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Losses” means any and all liabilities (including liabilities arising out of the doctrine of strict liability), obligations, losses, damages, penalties, Taxes, actions, suits, judgments, costs, fees, expenses (including reasonable legal fees, expenses and related charges and costs of investigation, including in connection with the enforcement of any indemnity) and disbursements, of whatsoever kind and nature; provided, however, the term “Losses” shall not include any Indemnified Party’s management time or overhead expenses.

“Manager” means Genesis acting through any one of its chief executive officer or its chief financial officer under the Management Agreement.

“Management Agreement” means the Management Agreement dated as of April 5, 2007 between Genesis and GAL.

“Master Servicing Agreement” means the Master Servicing Agreement dated as of December 19, 2006 between Genesis and GECAS.

“Material Adverse Effect” means an event, condition, matter, change or effect that impacts or, insofar as reasonably can be foreseen, in the future is likely to impact, in a material adverse manner, (a) with respect to any Person other than the Servicer, the condition (financial or otherwise), properties, assets, liabilities, earnings, capitalization, shareholders’ equity, licenses or franchises, businesses, operation or prospects of such Person or the ability of such Person to perform fully any of its obligations under any of the Operative Agreements, and (b) with respect to the Servicer, the Servicer’s liabilities, obligations, rights or benefits under the Servicing Agreement or the Servicer’s ability to perform fully any of the Services.

“Monthly Base Fee” has the meaning assigned to such term in Section 9.01(a) of the Servicing Agreement.

“Monthly Payment Period” has the meaning assigned to such term in Section 7.3(a) of Schedule 2.02(a) to the Servicing Agreement.

“New Accounts” has the meaning assigned to such term in Section 7.1(b) of Schedule 2.02(a) to the Servicing Agreement.

“Non-Curable Termination Event” has the meaning assigned to such term in Section 10.02(c)(ii) of the Servicing Agreement.

“Nonterminating Party” has the meaning assigned to such term in Section 10.02(c)(i) of the Servicing Agreement.

“Notice of Termination” means a Termination Notice.

APPENDIX A - 10

“OFAC Designated Person” means a Person: (a) listed in the annex to, or otherwise subject to the provisions of, the Executive Order; (b) named as a specially designated national and blocked Person” on the most current list published by the Office of Foreign Asset Control of the United States Department of the Treasury; or (c) owned or controlled by, or acting for on behalf of, any Person referred to in clause (a) or (b) above.

“Offering” has the meaning assigned to such term in Section 2.03(a)(i) of the Servicing Agreement

“Officer’s Certificate” means, as to any Person, a certificate of the President, any Vice President or Assistant Vice President, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary, or any Director.

“Operative Agreements” means the Servicing Agreement, the GAL Group Guarantees and all other agreements, instruments or other documents which are required by the terms of any thereof to be delivered in connection with any of the foregoing documents (it being acknowledged that the Credit Agreement however is not an Operative Agreement).

“Other Assets” has the meaning assigned to such term in Section 3.02(a) of the Servicing Agreement.

“Overhead Expenses” has the meaning assigned to such term in Section 9.06(a) of the Servicing Agreement.

“Partial Termination” has the meaning assigned to such term in Section 10.02(a)(ii) of the Servicing Agreement.

“Payment Date” means the 19th day of each month, commencing on April 19, 2007; provided, however, that, if any Payment Date would otherwise fall on a day that is not a Business Day, the relevant Payment Date shall be the first following day which is a Business Day.

“Permitted Lien” has the meaning assigned to such term in the Credit Agreement as in effect on the date hereof.

“Person” means any individual, firm, corporation, limited liability company, partnership, trust, body of persons, joint venture, governmental authority or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Precedent Lease” has the meaning assigned to such term in Section 3(b) of Schedule 2.02(a) to the Servicing Agreement.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Deutsche Bank Trust Company Americas as its prime rate in effect at its principal office in New York City; each change in the “Prime Rate” shall be effective on the date such change is announced.

“Prospective International Interest” has the meaning given to such term in the Cape Town Convention.

“Prospectus” has the meaning assigned to such term in Section 2.03(a)(i) of the Servicing Agreement.

APPENDIX A - 11

“Rating Agencies” means each of Standard & Poor’s Ratings Group, a division of the McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc. and any successors to either of the foregoing.

“Ratings” means the then current rating assigned by a Rating Agency in respect of the Advances (as defined in the Credit Agreement).

“Rent Collected Fee” has the meaning assigned to such term in Section 9.03(a)(ii) of the Servicing Agreement.

“Rent Fees” has the meaning assigned to such term in Section 9.01 of the Servicing Agreement.

“Rent Payable Fee” has the meaning assigned to such term in Section 9.03(a)(i) of the Servicing Agreement.

“Rents” means the basic rent payable pursuant to a Lease, and in the event that the agreement or arrangement pursuant to which possession of any Aircraft Asset is given is other than as a lease, amounts equivalent to any basic rent, and, in the event that there is a negotiated or non-consensual termination of a Lease prior to the scheduled expiry date of the term thereof or the exercise of a termination right by the Lessee under a Lease, all amounts payable by the Lessee in connection therewith other than amounts that are expressly denominated as payable in connection with the condition of the Aircraft under the Lease.

“Replacement Servicer” means a replacement servicer to perform some or all of the Services under the Servicing Agreement formerly performed by the Servicer.

“Representatives” with respect to any Person means the officers, directors, employees, advisors and agents of such Person.

“Required Expenses Amount” has the meaning assigned to such term in the applicable Credit Documents.

“Restricted Lessee Contact” has the meaning assigned to such term in Section 2.01 of the Servicing Agreement.

“Sales Fee” has the meaning assigned to such term in Section 9.04 of the Servicing Agreement.

“Security Trust Agreement” means the Security Trust Agreement dated as of April 5, 2007 among GFL, Deutsche Bank Trust Company Americas, as Security Trustee and the operating bank, and the other parties thereto.

“Security Trustee” means Deutsche Bank Trust Company Americas, a New York banking corporation, in its capacity as security trustee pursuant to the Security Trust Agreement.

“Securitization Prospectus” has the meaning assigned to such term in Section 2.03(a)(ii) of the Servicing Agreement.

“Servicer” means GECAS.

“Servicer Delegate” has the meaning assigned to such term in Section 12.01 of the Servicing Agreement.

APPENDIX A - 12

“Servicer Disclosure” has the meaning assigned to such term in Section 2.03(a)(i) of the Servicing Agreement.

“Servicer Information” has the meaning assigned to such term in Section 2.03(m) of the Servicing Agreement.

“Services” has the meaning assigned to such term in Section 2.02(a) of the Servicing Agreement.

“Servicing Agreement” or “Agreement” means the Servicing Agreement dated as of April 5, 2007, between GAL and the Servicer.

“Servicing Fees” means the Monthly Base Fee, the Sales Fee and the Rent Fees and any other fees payable to the Servicer under the Servicing Agreement.

“Shadow Director/Related Company Claims” has the meaning assigned to such term in Section 11.04 of the Servicing Agreement.

“Significant Subsidiary” means any Person within the GAL Group that has title to, or any other indicia of ownership in, any Aircraft Assets.

“Standard of Care” has the meaning assigned to such term in Section 3.01 of the Servicing Agreement.

“Standard of Liability” has the meaning assigned to such term in Section 3.03 of the Servicing Agreement.

“Stated Services Obligation” has the meaning assigned to such term in Section 7.3(a) of Schedule 2.02(a) to the Servicing Agreement.

“Stipulated Interest Rate” means, for any period, a rate per annum equal to the Prime Rate in effect during such period plus 2 percent per annum.

“Subsidiary” of any Person means a corporation, company, common law or statutory trust or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right to make decisions for such other entity is, now or hereafter owned or controlled, directly or indirectly, by such Person, but such corporation, company, common law or statutory trust or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

“Tax” or “Taxes” means all fees (including documentation, license and registration fees), taxes, assessments, levies, impositions, duties, withholdings and other charges of any nature whatsoever (including taxes based upon or measured by gross receipts, income, profits, sales, use or occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, social security, employment, excise, documentary, stamp, corporation, corporation profits, advance corporation, capital duty, capital gains, capital acquisitions, wealth, vehicle registration, social insurance, and property taxes) asserted or imposed by any Governmental Authority, together with all interest, fines, penalties and additions imposed with respect to such amounts.

APPENDIX A - 13

“Taxpayer” means any Person within the GAL Group or any predecessor of any Person within the GAL Group, or any successor to any Person within the GAL Group or Genesis and its Subsidiaries (but not including the Servicer or any of its Affiliates).

“Terminating Party” has the meaning assigned to such term in Section 10.02(c)(i) of the Servicing Agreement.

“Termination Notice” has the meaning assigned to such term in Section 10.02(c)(i) of the Servicing Agreement.

“Third Party Claim” means a claim by a third party arising out of a matter for which an Indemnified Party is entitled to be indemnified pursuant to the indemnity provisions of the Servicing Agreement.

“Transaction Approval Requirements” has the meaning assigned to such term in Section 7.04(c) of the Servicing Agreement.

“U.S.” means the United States of America.

“U.S. GAAP” means generally accepted accounting principles in the United States.

“Utilization Rent” means the utilization rent, supplemental rent, and other similar payments (including payments analogous to or consisting of maintenance reserves) under each of the Leases.

“Year” means each fiscal year ending December 31.

APPENDIX A - 14

APPENDIX B TO THE
SERVICING AGREEMENT

GUARANTEE dated as of [insert date]

made by [insert name] (“Guarantor”) in favor of GE COMMERCIAL AVIATION SERVICES LIMITED (the “Servicer”) and its Affiliates relating to the Servicing Agreement dated as of _________ __, 20__ (the “Agreement”), between the Servicer and _________________(“GAL”).

WHEREAS pursuant to the Agreement, the Servicer has agreed to provide Services to each Person within the GAL Group in accordance with and to the extent set forth in the Agreement;

WHEREAS the Obligor is a party to the Agreement and is liable for any and all amounts due and owing to the Servicer and any of its Affiliates under the Agreement; and

WHEREAS each Person within the GAL Group is a direct or indirect beneficiary of the Services performed by the Servicer pursuant to the Agreement.

NOW, THEREFORE, in consideration of the premises and to induce the Servicer to enter in the Agreement and to perform the Services thereunder, Guarantor hereby agrees, for the benefit of the Servicer and its Affiliates, as follows:

1. Guarantor unconditionally and irrevocably guarantees to the Servicer and its Affiliates (a) the due and punctual payment of all amounts due to the Servicer and its Affiliates from the Obligor under the Agreement, whether now existing or hereafter incurred, and (b) the due and punctual performance of all other obligations of the Obligor to the Servicer and its Affiliates under the Agreement (all the foregoing being hereinafter collectively called the “Obligations”) and any and all fees and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Servicer and its Affiliates in enforcing any rights under this Guarantee, all without regard to any counterclaim, set-off, deduction or defense of any kind which the Obligor or Guarantor may have or assert, and without abatement, suspension, deferment or diminution on account of any event or condition whatsoever. In case of failure of the Obligor punctually to pay any of the amounts referred to in clause (a) above, Guarantor hereby agrees to cause such amounts to be paid punctually when and as the same shall become due and payable as if such payment were made by the Obligor. Guarantor further agrees that this Guarantee constitutes a guarantee of payment when due and not of collection.

2. The liability of the undersigned under this Guarantee shall, to the fullest extent permitted by Applicable Law, be unconditional irrespective of (i) any lack of enforceability against the Obligor of any Obligation, (ii) any change of the time, manner or place of payment, or any other term, of any Obligation, (iii) any exchange, release or nonperfection of any collateral securing payment of any Obligation or any other guarantee in respect thereof, (iv) any law, regulation or order of any jurisdiction affecting any term of any Obligation or the Servicer’s or any of its Affiliates’ rights with respect thereto and (v) any other circumstance which might vary the risk of or otherwise constitute a defense available to, or a discharge of, the Obligor, Guarantor or any surety. The Guarantor waives, to the fullest extent permitted by Applicable Law, promptness, diligence and notices with respect to any Obligation and this Guarantee and any requirement that the Servicer or any of its Affiliates exhaust any right or take any action against the Obligor, any collateral security or any other guarantor.

3. In the event that the Guarantor is required by any applicable law to make any deduction or withholding for or on account of Taxes from any payment to be made by it hereunder, then it shall (i) pay over to the government or taxing authority imposing such Tax the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from the additional amounts required to be paid pursuant to clause (ii) below), (ii) pay to the Servicer or its Affiliates, as the case may be, together with such payment such additional amounts as may be necessary in order that the net amount received by the Servicer or its Affiliates, as the

APPENDIX B - 15

case may be, will be not less than the full amount of such payment which would otherwise have been receivable had no such deduction or withholding been required and (iii) forward to the Servicer as soon as possible such tax receipts or other official documentation with respect to the payment of the Taxes so deducted or withheld as may be issued from time to time by such government or taxing authority.

4. Guarantor further agrees that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation or interest thereon is rescinded or must otherwise be restored by the Servicer upon the bankruptcy or reorganization of the Obligor, Guarantor or otherwise.

5. Upon payment by Guarantor of any sums to the Servicer or its Affiliates under this Guarantee, all rights of Guarantor against the Obligor arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of all the obligations of the Obligor under the Agreement.

6. The Guarantor represents and warrants as of the date hereof to the Servicer and its Affiliates that:

(a) the Guarantor is a [corporation or business trust duly organized and validly existing and, if relevant, in good standing under the laws of the jurisdiction in which it is legally organized], [national banking association duly organized and validly existing in good standing under the laws of the United States] and has full power, authority and legal right to execute and deliver, and to perform its obligations under, this Guarantee;

(b) the Guarantor has taken all necessary corporate and legal action to authorize the guarantee hereunder on the terms and conditions of this Guarantee and to authorize its execution, delivery and performance;

(c) this Guarantee has been duly executed and delivered by a duly authorized officer or Representative of the Guarantor, and constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms;

(d) the execution, delivery and performance of this Guarantee will not constitute a default under or violate any provision of any law or regulation, or any judgment or order of any court, arbitrator or governmental authority, in each case applicable to the Guarantor, constituent documents of the Guarantor, or any agreement to which the Guarantor is a party; and

(e) no consent of any other Person, and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any Governmental Authority, is required in connection with the execution delivery, performance, validity or enforceability with respect to the Guarantor of this Guarantee.

7. This Guarantee shall remain in full force and effect and be binding in accordance with its terms upon the Guarantor and shall inure to the benefit of the Servicer and its Affiliates until all the Obligations and the obligations of the Guarantor under this Guarantee shall have been satisfied by indefeasible payment in full.

8. The obligations of Guarantor under this Guarantee may not be assigned or delegated without the prior written consent of the Servicer.

APPENDIX B - 16

9. [The liability of the Guarantor under this Guarantee is limited to the maximum amount that will result in the obligations of the Guarantor not constituting a fraudulent conveyance or fraudulent transfer under Applicable Law.

10. ]This Guarantee shall be governed by the Documentary Conventions, and all capitalized terms used but not defined herein have the meanings assigned to such terms in Appendix A to the Agreement. The construction and usage set forth in such Appendix A are incorporated herein by reference.

[11. All of the statements, representations, covenants and agreements made by Guarantor contained in this Guarantee are made and intended only for the purpose of binding the Trust Estate (as such expression is defined in the Trust Agreement) and establishing the existence of rights and remedies which can be exercised and enforced against the Trust Estate. Therefore, anything contained in this Guarantee to the contrary notwithstanding, no recourse shall be had with respect to this Guarantee against Guarantor in its individual capacity or against any institution or person which becomes a successor trustee or co-trustee or any officer, director, trustee, servant or direct or indirect parent or controlling person or persons of any of them; provided, however, that this Section 11 shall not be construed to prohibit any action or proceeding against any party hereto for its own willful misconduct or grossly negligent conduct for which it would otherwise be liable; and provided, further, that nothing contained in this Section 11 shall be construed to limit the exercise and enforcement in accordance with the terms of this Guarantee or such other agreements of rights and remedies against the Trust Estate.]

IN WITNESS WHEREOF, Guarantor has executed this Guarantee as of the date first above written.

[Insert Name of Guarantor]
By:
Name:
Title:

APPENDIX B - 17

APPENDIX C TO THE
SERVICING AGREEMENT

Notices

If to the Servicer:

GE Commercial Aviation Services Limited

Aviation House

Shannon, County Clare

Ireland

Attention: Company Secretary

Fax: (353) 61-360888

Telephone: (353) 61-706500

with a copy to:

GE Commercial Aviation Services LLC

201 High Ridge Road (Ground Floor)

Stamford, Connecticut 06927

Attention: General Counsel

Fax: (203) 921-0029

Telephone: (203) 961-2985

If to GAL:

Genesis Acquisition Limited

c/o AIB International Financial Services Limited

AIB International Centre

International Financial Services Centre

Dublin 1, Ireland

Attention:  John McCormack

Fax: 353 1 874 3050

If to the Manager:

Genesis Lease Limited

Roselawn House

University Business Complex

National Technology Park

Limerick, Ireland

Attention: Chief Financial Officer

Telephone: +353 61 633 333

Fax: +353 61 633 334

APPENDIX C

EXHIBIT A TO THE
SERVICING AGREEMENT

MONTHLY REPORT TO GAL FOR AIRCRAFT ASSETS

Genesis Acquisition Limited

Servicer’s Report for Aircraft Assets for the Period

[________________]

EXHIBIT A

Summary of commercial activity

All of the Company’s [ # ] aircraft are currently on lease, to [ # ] customers in [ # ] countries.

•	On [___________] an LOI was signed with [ ________ ] for the lease of MSN [ # ], a __________, for [ # ] months at [ $ _____ ] per month. This aircraft will be redelivering from [___________].

Cash disbursements expected [_________________________].

Serial Number	Description of Cost	Amount

Material cash disbursements anticipated from [____________ not included in the ______ Budget].

Events of Loss

No Event of Loss was reported during the Reporting Period.

Notices of Default

No event of default was issued in the previous month.

Lease Receivables and Arrears

The total outstanding is [ $ ______ ] compared to [ $ ______ ] at the end of [ previous reporting period ].

EXHIBIT A

Appendix - 1

Genesis Acquisition Limited

Cash Receipts during the Reporting Period – [_____________________]

Lessee	Serial No.	Total	Rent	Maintenance	Interest	Other

		0	0	0	0	0

EXHIBIT A

Appendix 2 Arrears as at [_________________]

Lessee	Serial No.	Rent	Maintenance	Interest	Other	Total

		0	0	0	0	0

EXHIBIT A

EXHIBIT B TO

THE SERVICING AGREEMENT

QUARTERLY REPORT TO GAL FOR THE AIRCRAFT ASSETS

Genesis Acquisition Limited

Servicer’s Quarterly Report for Aircraft Assets

[Month] 1st – [Month] [___]the, [_______]

EXHIBIT B

(a)	Portfolio Information.

See Appendix 1 for details.

[(b)	Concentration of Aircraft (based on [_______________] )]

Lessee Concentration Limits

(c)	Pending and potential litigation involving any Aircraft Assets or Leases of which the Servicer has written notice.
(d)	Claims being made with respect of any of the Aircraft Assets, of which the Servicer is aware, with an actual or potential liability in excess of $10,000,000.
(e)	Option Information
(f)	Leases expiring during the following two quarters ending

EXHIBIT B

QUARTERLY REPORT TO GENESIS ACQUISITION LIMITED FOR THE AIRCRAFT ASSETS

GAL Group

Cash Receipts - Reporting Period - _____________________

				Analysis Of Receipt
Lessee	Receipt Date	Serial No.	Total	Lease Rent	Supplemental Rents	Security Deposit	Late Payment Interest	Other Receipts	Commentary
			$	$	$	$	$	$
			0.00	0.00	0.00	0.00	0.00	0.00
			0.00	0.00	0.00	0.00	0.00	0.00
			0.00	0.00	0.00	0.00	0.00	0.00
			0.00	0.00	0.00	0.00	0.00	0.00
			0.00	0.00	0.00	0.00	0.00	0.00
			0.00	0.00	0.00	0.00	0.00	0.00
			0.00	0.00	0.00	0.00	0.00	0.00
			0.00	0.00	0.00	0.00	0.00	0.00
			0.00	0.00	0.00	0.00	0.00	0.00
			0.00	0.00	0.00	0.00	0.00	0.00
			0.00	0.00	0.00	0.00	0.00	0.00
			0.00	0.00	0.00	0.00	0.00	0.00
			0.00	0.00	0.00	0.00	0.00	0.00
			0.00	0.00	0.00	0.00	0.00	0.00
			0.00	0.00	0.00	0.00	0.00	0.00
			0.00	0.00	0.00	0.00	0.00	0.00
			0.00	0.00	0.00	0.00	0.00	0.00
			0.00	0.00	0.00	0.00	0.00	0.00
			0.00	0.00	0.00	0.00	0.00	0.00
			0.00	0.00	0.00	0.00	0.00	0.00
			0.00	0.00	0.00	0.00	0.00	0.00
			0.00	0.00	0.00	0.00	0.00	0.00
			0.00	0.00	0.00	0.00	0.00	0.00
			0.00	0.00	0.00	0.00	0.00	0.00
			0.00	0.00	0.00	0.00	0.00	0.00
			0.00	0.00	0.00	0.00	0.00	0.00
			0.00	0.00	0.00	0.00	0.00	0.00
			0.00	0.00	0.00	0.00	0.00	0.00
			0.00	0.00	0.00	0.00	0.00	0.00
			0.00	0.00	0.00	0.00	0.00	0.00
			0.00	0.00	0.00	0.00	0.00	0.00
			0.00	0.00	0.00	0.00	0.00	0.00
			0.00	0.00	0.00	0.00	0.00	0.00
			0.00	0.00	0.00	0.00	0.00	0.00

EXHIBIT B